  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1996

                                                 REGISTRATION NO. 333-4603
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT

                                  NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                               ----------------

                        NEXTLINK COMMUNICATIONS, L.L.C.

                            NEXTLINK CAPITAL, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTER)

       WASHINGTON                    4813                    91-1678465
       WASHINGTON                    4813                    91-1716062
(STATE OR OTHER          INDUSTRY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
JURISDICTION OF           CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
INCORPORATION OR
  ORGANIZATION)




                               ----------------

 155 108TH AVENUE N.E., 8TH FLOOR, BELLEVUE, WASHINGTON 98004, (206) 519-8900 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,INCLUDING AREA CODE, OF THE
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          R. BRUCE EASTER JR., ESQ.
                       155 108TH AVENUE N.E., 8TH FLOOR
                  BELLEVUE, WASHINGTON 98004 (206) 519-8900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                             BRUCE R. KRAUS, ESQ.
                           WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                             153 EAST 53RD STREET
                    NEW YORK, NEW YORK 10022(212) 821-8000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                        NEXTLINK COMMUNICATIONS, L.L.C.
                             NEXTLINK CAPITAL, INC.

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

       FORM S-4 ITEM NUMBER                    LOCATION IN PROSPECTUS
       --------------------                    ----------------------
 1. Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus......  Forepart of the Registration Statement and
                                     Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back
    Cover Pages of Prospectus.....  Inside Front and Outside Back Cover Pages
                                     of Prospectus
 3. Risk Factors, Ratio of Earn-
    ings to Fixed Charges and
    Other Information.............  Summary; Business Selected Consolidated Fi-
                                     nancial and Operating Data; Risk Factors
 4. Terms of the Transaction......  Summary; Risk Factors; The Exchange Offer;
                                     Description of the Notes; Plan of Distri-
                                     bution
 5. Pro Forma Financial Informa-
    tion..........................  Summary; Selected Consolidated Financial
                                     and Operating Data
 6. Material Contracts with the
    Company Being Acquired........  Not Applicable
 7. Additional Information
    Required for Reoccurring by
    Persons and Parties Deemed to
    be Underwriters...............  Not Applicable
 8. Interests of Named Experts and
    Counsel.......................  Not Applicable
 9. Disclosure of Commission Posi-
    tion on Indemnification for
    Securities Act Liabilities....  Not Applicable
10. Information with Respect to S-
    3 Registrants.................  Not Applicable
11. Incorporation of Certain
    Information by Reference......  Not Applicable
12. Information with Respect to S-
    2 or S-3 Registrants..........  Not Applicable
13. Incorporation of Certain
    Information by Reference......  Not Applicable
14. Information with Respect to
    Registrants Other than S-3 or
    S-2 Registrants...............  Summary; Risk Factors; Use of Proceeds;
                                     Business; Capitalization; Selected Consol-
                                     idated Financial and Operating Data; Man-
                                     agement's Discussion and Analysis of Fi-
                                     nancial Condiition and results of Opera-
15. Information with Respect to S-   tions
    3 Companies...................  Not Applicable
16. Information with Respect to S-
    2 or S-3 Companies............  Not Applicable
17. Information with Respect to
    Companies Other Than S-3 or S-
    2 Companies...................  Not Applicable
18. Information if Proxies, Con-
    sents or Authorizations are to
    be Solicited..................  Not Applicable
19. Information if Proxies, Con-
    sents or Authorizations are
    not to be Solicited or in an    Summary; Management; Certain Relationships
    Exchange Offer................   and Related Transactions; Security Owner-
                                     ship of Certain Beneficial Owners and Man-
                                     agement

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 16, 1996

PROSPECTUS

NEXTLINK COMMUNICATIONS, L.L.C.
NEXTLINK CAPITAL INC.

OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 12 1/2% SENIOR NOTES DUE APRIL 15, 2006 FOR EACH $1,000 IN PRINCIPAL AMOUNT OF OUTSTANDING 12 1/2% SENIOR NOTES DUE APRIL 15, 2006 THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEXTLINK Communications, L.L.C., a Washington limited liability company (the "Company" or "NEXTLINK"), and NEXTLINK Capital, Inc., a Washington corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), hereby offer to exchange (the "Exchange Offer") $350,000,000 in aggregate principal amount of their 12 1/2% Senior Notes Due April 15, 2006 (the "Exchange Notes") for $350,000,000 in aggregate principal amount of their outstanding 12 1/2% Senior Notes Due April 15, 2006 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes" and, together with the Exchange Notes, the "Notes"). There will be no cash proceeds to the Issuers from the Exchange Offer.

The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity and ranking) as the terms of the Senior Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Senior Notes and will not be entitled to registration rights. The Exchange Notes will be issued under the indenture governing the Senior Notes. The Exchange Notes will be, and the Senior Notes are, senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior obligations of the Issuers and will rank senior in right of payment to any future subordinated obligations of the Issuers. Holders of secured obligations of the Issuers will, however, have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such secured obligations. The Notes will be effectively subordinated to all existing and future indebtedness of the Issuers' subsidiaries. As of March 31, 1996, after giving pro forma effect to the issuance of the Senior Notes and the application of the net proceeds from that issuance, (i) the total amount of outstanding consolidated liabilities of the Issuers, including trade payables, would have been approximately $379.1 million, $7.1 million of which would have been secured obligations and (ii) the total amount of outstanding liabilities of the Issuers' subsidiaries, including trade payables, would have been $25.2 million, $7.1 million of which would have been secured obligations. As of March 31, 1996, however, there is no material indebtedness to which the notes are senior. For a complete description of the terms of the Exchange Notes, see "Description of the Notes".

The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Senior Notes are accepted for exchange will receive accrued interest thereon to, but not

                                            (Cover continued on following page.)

SEE "RISK FACTORS" ON P. 13 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is    , 1996.

including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Senior Notes accrued after the issuance of the Exchange Notes.

The Senior Notes were originally issued and sold on April 25, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of, and Rule 144A and Regulation S under, the Securities Act (the "Offering"). Accordingly, the Senior Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon their view of interpretations provided to third parties by the Staff of the Securities and Exchange Commission (the "Commission"), the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Senior Notes directly from the Issuers or (iii) a broker-dealer who acquired Senior Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer who receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Senior Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuers have agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of the 90th day after the Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement, defined below). Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The Senior Notes and the Exchange Notes constitute new issues of securities with no established public trading market. The Senior Notes, however, have traded on the National Association of Securities Dealers, Inc.'s PORTAL Market. Any Senior Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Senior Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Senior Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Senior Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuers will have no further obligation to such holders to provide for the registration under the Securities Act of the Senior Notes except under certain limited circumstances. See "Description of the Notes--Registration Covenant; Exchange Offer". No assurance can be given as to the liquidity of the trading market for either the Senior Notes or the Exchange Notes.

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Notes being tendered or accepted for exchange. The Exchange
Offer will expire at 5:00 p.m., New York City time, on       , 1996, unless
extended (the "Expiration Date"). The date of acceptance for exchange of the Senior Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Senior Notes. Senior Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                             AVAILABLE INFORMATION

  The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement", which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are necessarily summaries of those documents, and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

  Upon consummation of the Exchange Offer, the Issuers will become subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Periodic reports, proxy statements and other information filed by the Issuers with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Company upon request. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

  The Issuers are required by the terms of the indenture dated as of April 25, 1996 by and among the Issuers and United States Trust Company of New York, as trustee (the "Trustee"), under which the Senior Notes were issued, and under which the Exchange Notes are to be issued (the "Indenture"), to furnish the Trustee with annual reports containing consolidated financial statements audited by their independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                    NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SUMMARY..................................................................   1
RISK FACTORS.............................................................  13
  Consequences of Exchange and Failure to Exchange.......................  13
  Negative Cash Flow and Operating Losses; Limited History of Opera-
   tions.................................................................  13
  Significant Future Capital Requirements; Substantial Indebtedness......  14
  Holding Company Structure; Effective Subordination of the Notes........  14
  Risk Associated with Implementation of Growth Strategy.................  15
  Need to Obtain and Maintain Permits and Rights-of-Way..................  15
  Competition............................................................  16
  Regulation.............................................................  16
  Dependence on Large Customers..........................................  17
  Rapid Technological Changes............................................  17
  Dependence on Key Personnel............................................  17
  Variability of Quarterly Operating Results.............................  17
  Control by Mr. Craig O. McCaw; Potential Conflicts of Interests........  17
  Absence of a Public Market for the Notes; Possible Volatility of Note
   Price.................................................................  18
USE OF PROCEEDS..........................................................  18
THE EXCHANGE OFFER.......................................................  19
  Purpose of the Exchange Offer..........................................  19
  Terms of the Exchange..................................................  19
  Expiration Date; Extensions; Termination; Amendments...................  20
  How to Tender..........................................................  20
  Terms and Conditions of the Letter of Transmittal......................  22
  Withdrawal Rights......................................................  23
  Acceptance of Senior Notes for Exchange; Delivery of Exchange Notes....  23
  Conditions to the Exchange Offer.......................................  23
  Exchange Agent.........................................................  24
  Solicitation of Tenders; Expenses......................................  24
  Appraisal Rights.......................................................  25
  Federal Income Tax Consequences........................................  25
  Other..................................................................  25
CAPITALIZATION...........................................................  25
SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA.......................  27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  29
BUSINESS.................................................................  35
MANAGEMENT...............................................................  51
  Summary Compensation Table.............................................  55
  Option Grants in Last Fiscal Year......................................  56
  Employment Agreement...................................................  57
  Equity Option Plan.....................................................  57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........  59

DESCRIPTION OF THE NOTES...................................................  61
  General..................................................................  61
  Ranking..................................................................  62
  Form, Denomination, Book-Entry Procedures and Transfer...................  62
  Optional Redemption......................................................  65
  Mandatory Redemption; Sinking Fund.......................................  65
  Security.................................................................  65
  Registration Covenant; Exchange Offer....................................  66
  Covenants................................................................  68
  Mergers, Consolidations and Certain Sales of Assets......................  77
  Certain Definitions......................................................  78
  Events of Default........................................................  89
  Satisfaction and Discharge of the Indenture..............................  90
  Defeasance...............................................................  91
  Modification and Waiver..................................................  91
  No Personal Liability of Members, Managers, Officers, Employees and
   Stockholders............................................................  92
  Governing Law............................................................  92
  The Trustee..............................................................  92
PLAN OF DISTRIBUTION.......................................................  92
LEGAL MATTERS..............................................................  93
EXPERTS....................................................................  94
GLOSSARY................................................................... A-1
INDEX TO FINANCIAL STATEMENTS.............................................. F-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information, including the Company's Consolidated Financial Statements and notes thereto, contained herein. Unless the context otherwise requires, references to "NEXTLINK" or the "Company" are to NEXTLINK Communications, L.L.C., a Washington limited liability company and its consolidated subsidiaries. As used in this Prospectus, "Offering" refers to the offering of the Senior Notes, which closed on April 25, 1996. Capitalized terms used in this Prospectus, which are not otherwise defined herein, have the respective meanings ascribed to them in the Glossary included as Annex A hereto.

  NEXTLINK was founded in 1994 by Mr. Craig O. McCaw, its Chief Executive Officer and principal equity owner, to be a premier provider of local facilities-based telecommunications services, focused on serving commercial customers. NEXTLINK's goal is to become the principal competitor to the incumbent local exchange carrier ("ILEC") for commercial customers in each of the metropolitan areas served by the Company. The Company intends to achieve this goal by initially targeting small and medium sized businesses and by offering a single source for local, long distance and enhanced communications services.

  Since the Company's inception, Mr. McCaw has invested approximately $55 million of equity capital to fund the development of NEXTLINK's business. The Company currently has operations in 10 metropolitan areas, and provides commercial customers with dedicated transmission services in seven of these areas. To date, the Company has installed approximately 500 route miles of high capacity fiber-optic cable in its networks. In addition, in April 1996, the Company became a 40% member in a joint venture that currently provides competitive access services in Las Vegas, Nevada, over a 200 mile fiber-optic network. NEXTLINK also offers enhanced voice communications services, including a series of interactive voice response ("IVR") products and a virtual communications center for mobile professionals and workgroups. By July 1996, the Company intends to begin providing switched local, long distance and enhanced communications services to end-users in six of its markets, and to provide those services in its five remaining markets by early 1997. In addition, the Company expects to expand to other metropolitan areas by "clustering" future growth in areas close to those it currently serves, as well as by entering attractive markets in other regions.

  To date, NEXTLINK has built and acquired networks in mid-sized markets. The Company designs and builds its networks to encompass the principal downtown and suburban concentrations of businesses in each area it serves, focusing on direct connections to end-user locations and ILEC central offices. The Company constructs its networks utilizing high capacity fiber-optic cable, with a backbone density generally ranging from 72 to 240 fibers, and self-healing SONET transmission equipment. In addition, the Company has developed a uniform technology platform that it is implementing in each of its networks that is based on the Northern Telecom Limited ("Nortel") DMS-500 local and long distance switching system.

  The Company currently markets a number of enhanced communications services, which utilize either an IVR platform or a virtual communications center. The IVR platform supports a variety of customer service, marketing and database applications for clients such as NIKE, Inc., PepsiCo, Inc. and The GAP, Inc., as well as businesses in the areas where the Company has networks. The virtual communications center provides mobile professionals and workgroups with a variety of ubiquitous communications services including enhanced call forwarding, voice messaging, paging, facsimile and teleconferencing, through a personal telephone number. The Company believes that its enhanced communications services will accelerate the addition of commercial customers in the areas served by its networks.

MARKET OPPORTUNITY

  Industry sources estimate that in 1994, total revenues from local and long distance telecommunications services were approximately $164 billion, of which approximately $97 billion was represented by local exchange services and approximately $67 billion was represented by long distance services. Although the market for the provision of long distance service has been open to competition since 1984, the market for local exchange services has until recently been virtually closed to competition. The Company believes that the recently enacted Telecommunications Act of 1996 (the "Telecom Act") will result in a fundamental change in the competitive structure of the local exchange market, greatly accelerating changes that have been under way for several years as a result of FCC policy initiatives and ongoing deregulatory trends at the state level. The Company believes that these developments will result in significant opportunities for new entrants offering local exchange services.

  Efforts to open the local exchange market began in the late 1980s on a state-by-state basis when Competitive Access Providers ("CAPs") began offering dedicated private line transmission and access services. These types of services together account for less than 10% of the total local exchange market. CAPs were restricted from providing the other, more frequently used services such as basic dial tone and switched services, which account for approximately 90% of local exchange revenues. As a result of the Telecom Act and continuing deregulatory trends at the state level, the Company has, or will soon have, the right to offer the full range of local and long distance services in any U.S. market it elects to enter.

  NEXTLINK believes that the provisions of the Telecom Act requiring the ILECs to cooperate on a technical level with competitors are as significant as the provisions eliminating legal barriers to competition. Under the Telecom Act, the FCC and state regulators are required to ensure that ILECs implement:

  . Interconnection--provides competitors with the right to connect to the ILEC's networks at any technically feasible point as well as obtain access to its rights-of-way, thereby enabling the Company to provide seamless local exchange service;

  . Unbundling of the Local Loop--allows competitors to access components of the ILEC's network selectively, thereby potentially reducing capital and operating costs, and permitting the Company to choose between expanding its own network or utilizing a portion of the ILEC's network to serve a particular area;

  . Reciprocal Compensation--establishes a framework for determining pricing to be charged by competing local exchange carriers for the use of one another's networks; and

  . Number Portability--allows ILEC customers to become customers of NEXTLINK without changing their current telephone numbers, thereby removing a significant source of resistance for customers to change local service providers.

  In addition, the Telecom Act provides that ILECs that are subsidiaries of Regional Bell Operating Companies cannot combine long distance services with the local services they offer until they have demonstrated that (i) they face facilities-based local exchange competition in their markets and (ii) they have satisfied a 14-element checklist designed to ensure that the ILEC is offering access and interconnection to all local exchange carriers on competitive terms. The Company believes it will have an opportunity to gain significant market share by combining local and long distance services in a single offering to its customers before the ILEC is permitted to do so.

BUSINESS STRATEGY

  The Company has built a locally oriented, customer-focused organization dedicated to providing a broad range of products and services at competitive prices, with the objective of becoming a major participant in the telecommunications services business. The key components of the Company's strategy to achieve this objective are the following:

    High Capacity Networks with Broad Market Coverage. NEXTLINK approaches network design with a long-term view, and focuses on three key elements. First, the Company designs and builds its networks to provide extensive coverage of principal business concentrations in its metropolitan areas, featuring direct physical connection with a high percentage of the businesses in these markets. This broad coverage will result in a higher proportion of traffic that is both originated and terminated on the Company's networks, which should provide higher long-term operating margins. Second, the Company constructs high capacity networks that utilize large fiber bundles capable of carrying very high volumes of voice, data, video and Internet traffic as well as other high bandwidth services. This should prevent significant "overbuild" costs and provide added network flexibility. It also positions the Company as a backbone provider for wireless and long distance carriers. Third, the Company is implementing a uniform technology platform based on Nortel DMS-500 switches and ancillary transmission technologies enabling the Company to quickly deploy features and functions in all of its networks and expand switching capacity in a cost effective manner.

    Focus on Small and Medium Sized Businesses. The Company will initially focus its marketing efforts on small and medium sized businesses in the metropolitan areas that it serves. The Company's market research indicates that these customers would prefer a single source and single bill for all of their telecommunications services. In addition, the Company believes that the gross margins on services provided to small and medium sized businesses are generally higher than for larger businesses, where the ILEC is more competitive. The Company expects to attract small and medium sized business customers by offering: (i) bundled local and long distance services, as well as the Company's enhanced communications services; (ii) a 10% to 15% discount to comparable pricing by the ILEC, depending on the individual market; and (iii) customer service and support provided on a local level.

    Rapid Market Entry. The Company intends to be early to market providing competitive local services in all of its markets. The Company is installing four Nortel DMS-500 switches which will serve six markets where the Company plans to provide local and long distance services by July 1996, and intends to install Nortel DMS-500 switches and provide these services in its other markets by early 1997. To complement its efforts to attract local exchange customers, the Company plans to gain visibility and develop customer relationships through the marketing of its enhanced communications services.

    Market Expansion. The Company currently operates or is constructing networks in 11 metropolitan areas in six states. These areas, in the aggregate, have approximately 1.5 million addressable business lines, which represent the current market potential for the Company. By the end of 1997, the Company's goal is to increase the number of areas it serves in order to expand its market potential to approximately 2.3 million addressable business lines. NEXTLINK believes that there are substantial advantages to operating its networks in clusters, including economies of scale in management, marketing, sales and network operations. Clustering networks will also enable the Company to capture a greater percentage of regional traffic and to develop regional pricing plans, because the Company believes that a significant level of traffic terminates within 300 miles of its origination. The Company may also expand into new geographic areas as opportunities arise either through building new networks or acquiring existing networks.

    Enhanced Communications Services Offering. NEXTLINK offers customers value-added services beyond the transmission of telephone traffic. Its IVR services provide an interface between NEXTLINK's clients and their customers for a variety of applications. NEXTLINK's virtual communications center allows mobile professionals and workgroups access to a suite of commonly used communications services from any telephone in the public switched network. Since these services are not dependent on the Company's local facilities, the Company can offer these services in a market and thereby establish a customer base in advance of the Company constructing network facilities in that market. The Company plans to focus the marketing of its enhanced communications services in all of its facilities-based markets, as well as in areas of planned network expansion. This will increase the Company's visibility, develop customer relationships and assist the Company in attracting local exchange customers when it operates networks in these markets.

    Direct Sales Force and Customer Care. NEXTLINK is building a highly motivated and experienced direct sales force and customer service organization. The Company recruits salespeople with experience in selling competitive telecommunications services in the markets where they will be based. Salespeople are incentivized through a commission structure with a target of 50% of a salesperson's compensation to be based on performance. To ensure customer satisfaction, each customer will have a single point of contact for customer care who will be responsible for solving problems and responding to customer inquiries. Management believes that the quality of its growing sales force and customer care organization will provide a competitive advantage in competing with the ILEC in the local exchange market.

  A critical factor in the successful implementation of the Company's strategy is the quality of its management team and their extensive experience in the telecommunications industry. The Company has built a management team that it believes is well suited to challenge the dominance of the ILECs in the local exchange market. Mr. Craig O. McCaw, the Company's Chief Executive Officer, and Mr. James F. Voelker, the Company's President, each has in excess of 17 years experience in leading companies in competitive segments of the telecommunications industry. In addition, each of the presidents of the Company's operating subsidiaries has had extensive experience in building and leading telecommunications companies. Many of the Company's mid-level and senior managers were associated with Mr. McCaw during the early years at McCaw Cellular Communications, Inc. (now known as AT&T Wireless Services, Inc.), where the organizational themes included an unyielding focus on the customer, developing a first class differentiated product offering, decentralized management decision-making and building a high capacity system. In addition, the Company has hired a number of mid-level and senior managers, including Mr. Voelker, who were previously associated with U.S. Signal, one of the first companies to compete directly with an ILEC for the provision of local exchange services, and also from the highly competitive long distance industry. Mid-level and senior managers are incentivized through a compensation structure that provides for a target of 40% of a manager's compensation to be payable upon both the individual manager and the Company achieving certain identified performance goals.

                               THE EXCHANGE OFFER

Issuers.....................  NEXTLINK Communications, L.L.C. and NEXTLINK
                              Capital, Inc. ("Capital"). The Notes (as defined herein) are the joint and several obligations of the Issuers. In serving as co-issuer, Capital is acting as an agent of NEXTLINK. Capital has nominal assets, does not conduct any operations and will not provide additional security for the Notes. The principal offices of the Issuers are located at 155 108th Avenue, N.E., 8th Floor, Bellevue, Washington 98004, and their telephone number at that address is (206) 519-8900.

The Exchange Offer..........  The Issuers are offering to exchange up to
                              $350,000,000 aggregate principal amount of 12 1/2% Senior Notes Due April 15, 2006 (the "Exchange Notes") for up to $350,000,000 aggregate principal amount of their outstanding 12 1/2% Senior Notes Due April 15, 2006 that were issued and sold on April 25, 1996 in a transaction (the "Offering") exempt from registration under the Securities Act (the "Senior Notes" and, collectively with the Exchange Notes, the "Notes"). The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Senior Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer except as provided herein (see "The Exchange Offer--Terms of the Exchange" and "--Terms and Conditions of the Letter of Transmittal") and will not be entitled to registration rights.

                              Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Issuers,
                              (ii) a broker-dealer who acquired Senior Notes directly from the Issuers or (iii) broker-dealers who acquired Senior Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition...........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior
                              Notes being tendered for exchange.

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on       , 1996 unless extended
                              (the "Expiration Date").

Exchange Date...............  The first date of acceptance for exchange for the
                              Senior Notes will be the first business day following the Expiration Date.

Conditions to the Exchange
Offer.......................  The obligation of the Issuers to consummate the
                              Exchange Offer is subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer". The Issuers reserve the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights...........  Tenders may be withdrawn at any time prior to the
                              Expiration Date. Any Senior Notes not accepted for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
 Senior Notes...............  See "The Exchange Offer--How to Tender".

Federal Income Tax
 Consequences...............  The exchange of Senior Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "The Exchange Offer--Federal Income Tax Consequences".

Effect on Holders of Senior
Notes.......................  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Senior Notes pursuant to the terms of this Exchange Offer, the Issuers will have fulfilled a covenant contained in the terms of the Exchange and Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 25, 1996 among the Company, Capital, and Goldman, Sachs & Co., Bear Stearns & Co. Inc., Salomon Brothers Inc and Toronto Dominion Securities (USA) Inc. (collectively, the "Purchasers") and, accordingly, the holders of the Senior Notes will have no further registration or other rights under the Registration Rights Agreement, except that under certain limited circumstances, the Issuers shall file with the Commission a shelf registration statement on an appropriate form under Rule 415 under the Securities Act (the "Shelf Registration Statement"). See "Description of the Notes-- Registration Covenant; Exchange Offer". Holders of the Senior Notes who do not tender their Senior Notes in the

                              Exchange Offer will continue to hold such Senior Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Senior Notes will continue to be subject to the restrictions on transfer provided for in the Senior Notes and the Indenture. To the extent that Senior Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Senior Notes could be adversely affected. See "Risk Factors-- Consequences of Failure to Exchange".

                               TERMS OF THE NOTES

  The Exchange Offer applies to $350,000,000 aggregate principal amount of the Senior Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Senior Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Senior Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes".

Notes Offered...............  $350,000,000 principal amount of 12 1/2% Senior
                              Notes due April 15, 2006.

Maturity....................  April 15, 2006.

Interest....................  The Notes accrue interest at the rate of 12 1/2%
                              per annum from April 25, 1996, payable semi-annually in arrears on October 15 and April 15, commencing October 15, 1996.

Ranking.....................
                              The Senior Notes are, and the Exchange Notes will be, senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior obligations of the Issuers and will rank senior in right of payment to any future subordinated obligations of the Issuers. Holders of secured obligations of the Issuers will, however, have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such obligations. The Notes are effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables) of the Issuers' subsidiaries. As of March 31, 1996, on a pro forma basis (giving effect to the Offering and the application of the net proceeds thereof),
                              (i) the total amount of outstanding consolidated liabilities of the Issuers, including trade payables, would have been approximately $379.1 million, $7.1 million of which would have been secured obligations and (ii) the total amount of outstanding liabilities of the Issuers' subsidiaries, including trade payables, would have been $25.2 million, $7.1 million of which would have been secured obligations. As of March 31, 1996, however, there is no material indebtedness to which the Notes are senior. See "Covenants" below.

Security....................  At the closing of the Offering, the Company used
                              $117.7 million of the net proceeds to purchase a portfolio of securities, initially consisting of U.S. government securities (including any securities substituted in respect thereof, the "Pledged Securities"), to pledge as security for payment of interest on the Notes through April 15, 1999 and, under certain circumstances, as security for repayment of the principal of the Notes. Proceeds from the Pledged Securities may be used by the Company to make interest payments on the Notes through April 15, 1999. The Pledged Securities are being held by the Trustee under the Pledge Agreement (as defined herein) pending disbursement. See "Description of the Notes-- Security."

Optional Redemption.........  The Notes are redeemable at the option of the
                              Company, in whole or in part, at any time on or after April 15, 2001 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In the event that, on or before April 15, 1999, the Company receives net proceeds from a sale of its Common Equity (as defined in the Indenture), up to a maximum of 33 1/3% of the aggregate principal amount of the Notes originally issued will, at the option of the Company, be redeemable from the net cash proceeds of such sale at a redemption price equal to 112.50% of the stated principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided, however, that Notes in an aggregate principal amount equal to at least $175.0 million remain outstanding after such redemption.


Change of Control...........  In the event of a Change of Control, holders of the Notes have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the stated principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. The Company does not currently have adequate financial resources to effect a repurchase of the Notes upon a Change of Control and there can be no assurance that the Company will have these resources in the future. The inability of the Company to repurchase the Notes upon a Change of Control would constitute an Event of Default.

Covenants...................  The indenture pursuant to which the Notes have been issued (the "Indenture") contains certain covenants that, among other things, limits the ability of the Company and its subsidiaries to incur additional indebtedness, issue stock in subsidiaries, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company and its subsidiaries, and enter into certain mergers and consolidations. The Indenture contains provisions that allow for the modification and amendment of the covenants contained in the Indenture by a vote of holders owning a majority of the Outstanding Notes (as defined in the Indenture), including the covenant relating to a Change of Control, except during the pendency of an Offer to Purchase. In addition, the holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Issuers with certain restrictive provisions of the Indenture. See "Description of the Notes--Modification and Waiver".

  For additional information regarding the Notes, see "Description of the Notes".

                                  RISK FACTORS

  Holders and prospective purchasers of Senior Notes should carefully consider the matters set forth under the caption "Risk Factors". See "Risk Factors".

                  SUMMARY FINANCIAL AND OPERATING INFORMATION
                                ($ IN THOUSANDS)

  The selected consolidated financial data presented below (other than the pro forma data) as of and for the period from inception (September 16, 1994) to December 31, 1994 and for the year ended December 31, 1995 are derived from and qualified by reference to the audited Consolidated Financial Statements of the Company contained elsewhere in this Prospectus. The Company's Consolidated Financial Statements as of December 31, 1994 and 1995, for the period from inception (September 16, 1994) to December 31, 1994, and for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data presented below as of and for the three-month periods ended March 31, 1995 and 1996, have been derived from unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1995 and 1996 are not necessarily indicative of the results that may be expected for the full year. The operating data presented below are derived from the Company's records. All of the data should be read in conjunction with and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company and notes thereto contained elsewhere in the Prospectus.

                                PERIOD FROM
                                 INCEPTION
                               (SEPTEMBER 16,              THREE MONTHS ENDED
                                  1994) TO     YEAR ENDED       MARCH 31,
                                DECEMBER 31,  DECEMBER 31, --------------------
                                    1994          1995       1995       1996
                               -------------- ------------ ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenue......................      $ --         $  7,552   $     399  $   5,370
Costs and expenses:
  Operating..................        106           6,618         638      4,696
  Selling, general and admin-
   istrative.................        232           9,938         753      5,514
  Depreciation and amortiza-
   tion......................         14           3,458         612      1,829
                                   -----        --------   ---------  ---------
Loss from operations.........       (352)        (12,462)     (1,604)    (6,669)
Interest expense.............        --              499         --         496
                                   -----        --------   ---------  ---------
Loss before minority inter-
 est.........................       (352)        (12,961)     (1,604)    (7,165)
Minority interest............          3             230          43         49
                                   -----        --------   ---------  ---------
Net loss.....................      $(349)       $(12,731)    $(1,561)   $(7,116)
                                   =====        ========   =========  =========
OTHER DATA:
EBITDA(1)....................      $(338)       $ (9,004)  $    (992)   $(4,840)
Summary Cash Flow Informa-
 tion:
  Net cash used in operating
   activities................       (406)         (9,420)       (672)    (5,967)
  Net cash used in investing
   activities................       (600)        (35,417)    (12,183)   (17,389)
  Net cash provided by fi-
   nancing activities........      1,031          46,162      12,883     37,256
Capital expenditures,
 including acquisitions of
 businesses (net of cash
 acquired)(2)................        600          49,230      18,284     24,144
Ratio of earnings to combined
 fixed charges(3)............        --              --          --         --

                                         AS OF                 AS OF
                                     DECEMBER 31,            MARCH 31,
                                    ----------------  ------------------------
                                                                  PRO FORMA
                                     1994     1995      1996    AS ADJUSTED(4)
                                    ------  --------  --------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents.......... $   25  $  1,350  $ 15,250     $237,075
Working capital....................     14    (6,233)  (29,725)     192,101
Total assets.......................    690    53,461   104,314      454,314
Long-term debt and capital lease
 obligations, less current por-
 tion..............................    --      1,589     7,010      357,010
Members' equity:
  Contributed capital and units is-
   sued............................  1,021    49,799    65,527       65,527
  Accumulated deficit..............   (349)  (13,080)  (20,196)     (20,196)
                                    ------  --------  --------     --------
Total members' equity..............    672    36,719    45,331       45,331

                                                         AS OF MARCH 31, 1996(5)
                                                         -----------------------
OPERATING DATA (UNAUDITED):
Metropolitan areas in operation.........................              7
Metropolitan areas under development....................              3
Route miles(6)..........................................            496
Fiber miles(7)..........................................         39,681
Buildings connected.....................................            206
Switches(8).............................................              6
Employees...............................................            255

- --------

(1) EBITDA consists of earnings (loss) before interest expense, minority interests, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. While EBITDA should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. See "Consolidated Statement of Cash Flows".

(2) Total capital expenditures and acquisitions were funded as follows:

                                  PERIOD FROM                    THREE MONTHS
                              INCEPTION (SEPTEMBER                   ENDED
                                  16, 1994) TO      YEAR ENDED     MARCH 31,
                                  DECEMBER 31,     DECEMBER 31, ---------------
                                      1994             1995      1995    1996
                              -------------------- ------------ ------- -------
   Cash expended.............         $600           $35,417    $12,183 $17,389
   Debt issued and assumed...          --              6,554      3,254   6,103
   Equity issued.............          --              7,259      2,847     652
                                      ----           -------    ------- -------
    Total....................         $600           $49,230    $18,284 $24,144
                                      ====           =======    ======= =======

(3) For the period from inception (September 16, 1994) to December 31, 1994, for the year ended December 31, 1995, and for the three months ended March 31, 1995 and 1996, earnings were insufficient to cover fixed charges during the periods presented by the amount of loss before minority interests of $352, $12,961, $1,604 and $7,165, respectively.

(4) As adjusted to give effect to the Offering of the Notes as if the Offering had occurred on March 31, 1996. Working Capital excludes the portion of Pledged Securities maturing in one year to satisfy current year interest payments. See "Use of Proceeds".

(5) Excludes operations of NEXTLINK Nevada in which the Company became a 40% member in April 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions and Network Development."

(6) Route miles refers to the number of miles of the telecommunications path in which the Company-owned or leased fiber-optic cables are installed.

(7) Fiber miles refers to the number of route miles installed along a telecommunications path, multiplied by the Company's estimate of the number of fibers along that path.

(8) Represents four Nortel DMS-500 switches that have been delivered and are currently being installed and tested by the Company as well as two Siemens EWSD switches which were included as part of the Company's acquisition of its Ohio operations.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, before tendering their Senior Notes for the Exchange Notes offered hereby, holders of Senior Notes should consider carefully the following factors, which (other than "Consequences of Exchange and Failure to Exchange" and "Absence of Public Market") are generally applicable to the Senior Notes as well as the Exchange
Notes:

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

  Holders of Senior Notes who do not exchange their Senior Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Notes as set forth in the legend thereon as a consequence of the issuance of the Senior Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Issuers do not intend to register the Senior Notes under the Securities Act. In addition, any holder of Senior Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Senior Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Senior Notes could be adversely affected. See "The Exchange Offer" and "Description of the Notes--Registration Covenant; Exchange Offer".

NEGATIVE CASH FLOW AND OPERATING LOSSES; LIMITED HISTORY OF OPERATIONS

  The development of the Company's businesses and the installation and expansion of its networks require significant expenditures, a substantial portion of which must be made before any revenues may be realized. Certain of the expenditures are expensed as incurred, while certain other expenditures are capitalized. These expenditures, together with the associated early operating expenses, result in negative cash flow and operating losses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will be established for any of the Company's networks. Since inception, the Company's operations have resulted in losses before interest, minority interest, depreciation and amortization of $0.3 million for the period from September 16, 1994 through December 31, 1994, $9.0 million for the year ended December 31, 1995 and $4.8 million for the three months ended March 31, 1996. The Company will continue to incur significant expenditures in the future in connection with the acquisition, development and expansion of its networks, services and customer base. There can be no assurance that the Company will achieve or sustain profitability or generate sufficient positive cash flow to service the Notes.

  The Company was formed in September 1994. A significant portion of the Company's revenue for the year ended December 31, 1995 was derived from the operations of the Company's interactive voice response enhanced service offering, which was acquired by the Company in September 1995. Prospective investors, therefore, have very limited historical financial information about the Company upon which to base an evaluation of the Company's performance and an investment in the Notes. Although the Company generates revenues from its current operations, the Company will not commence operations as a single source provider of local, long distance and enhanced communications services, which it intends to make the principal focus of its business, until July 1996. Given the Company's limited operating history, there is no assurance that it will be able to compete successfully in the telecommunications business and to generate sufficient cash flow to service the Notes.

SIGNIFICANT FUTURE CAPITAL REQUIREMENTS; SUBSTANTIAL INDEBTEDNESS

  Expansion of the Company's existing networks and services and the development and acquisition of new networks and services will require significant capital expenditures. The Company estimates that the cash required to fund its current business plan for 1996 and 1997 (including the funding of operating losses) will approximate $250 million. The Company's planned growth subsequent to 1997 will require substantial additional capital. The Company will also continue to evaluate additional revenue opportunities in each of its markets and, as and when attractive additional opportunities develop, the Company plans to make additional capital investments in its networks that might be required to pursue such opportunities. The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, the proceeds from sales of additional debt securities, the sale or issuance of equity securities and through joint ventures. There can be no assurance, however, that the Company will be successful in raising sufficient additional capital on terms that it will consider acceptable or that the Company's operations will produce positive cash flow in sufficient amounts to service the Notes. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the telecommunications services industry. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

  The Company expects to incur substantial additional indebtedness (including secured indebtedness) during the next few years to finance the acquisition, construction and expansion of networks, the purchase of additional switches, the offering of local dial tone and Centrex services and the introduction of other new service offerings. The debt service requirements of any additional indebtedness could make it more difficult for the Company to make principal and interest payments on the Notes.

  The future funding requirements discussed above are based on the Company's current estimates. There can be no assurance that actual expenditures and funding requirements will not be significantly higher or lower.

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION OF THE NOTES

  The Company is a holding company which derives substantially all of its revenues from its subsidiaries. The Company intends to lend or contribute substantially all of the net proceeds from the sale of the Notes to certain of its subsidiaries.

  The Notes are not secured by any of the assets of the Company or Capital (other than the Pledged Securities). The Indenture permits certain indebtedness of the Company to be secured, including, among other things, purchase money indebtedness, which the Indenture will permit the Company to incur in unlimited amounts, and indebtedness up to $125 million under secured credit facilities. Holders of any secured indebtedness of the Company or Capital will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such other indebtedness. In addition, the Notes will be effectively subordinated to indebtedness and other liabilities and commitments (including trade payables) of the Company's subsidiaries. See "Description of the Notes--Covenants--Limitation on Consolidated Debt" and "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries".

  The Company's subsidiaries were formed as limited liability companies and a limited partnership, each of which is treated as a partnership for federal, state and local income tax purposes. The Company will be dependent upon payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of, and interest on, the Notes. The ability of the Company's subsidiaries to make such payments will be subject to, among other things, the availability of sufficient cash and may be subject to restrictive covenants in future debt agreements. The

Company's subsidiaries are party to certain capital lease obligations and the Company may borrow funds at the subsidiary level in the future.

RISK ASSOCIATED WITH IMPLEMENTATION OF GROWTH STRATEGY

  The expansion and development of the Company's operations (including the construction and acquisition of additional networks) will depend on, among other things, the Company's ability to assess markets, identify, finance and complete suitable acquisitions, design fiber-optic network backbone routes, install fiber-optic cable and facilities, including switches, and obtain rights-of-way, building access rights and any required government authorizations, franchises and permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. As a result, there can be no assurance that the Company will be able to expand successfully its existing networks or acquire or develop new networks in a timely manner in accordance with its strategic objectives. The Company's growth strategy also involves the following risks:

  Switch Installation. An essential element of the Company's current strategy is the provision of dial tone service. To provide dial tone service, the Company is installing and currently testing four Nortel DMS-500 switches. There can be no assurance, however, that the installation of the required switches will be completed on time or that, during the testing of these switches, the Company will not experience technological problems that cannot be resolved. The failure of the Company to have its switches operational could have a material adverse effect upon the Company's ability to enter rapidly the telecommunications market as a single source provider of telecommunications services.

  Interconnection Agreements. The Company is currently negotiating agreements for the interconnection of its networks with the network of the ILEC in each metropolitan area in which NEXTLINK either has or is constructing a network. There can be no assurance that the Company will successfully negotiate these agreements for interconnection with the ILEC. The failure to negotiate the interconnection agreements could have a material adverse effect upon the Company's ability to enter rapidly the telecommunications market as a single source provider of telecommunications services.

  Products and Services. The Company expects to continue to enhance its systems in order to offer its customers switched, local dial tone, Centrex and other enhanced products and services in all of its networks as quickly as practicable and as permitted by applicable regulations. The Company believes its ability to offer, market and sell these additional products and services will be important to the Company's ability to meet its long-term strategic growth objectives, but is dependent on the Company's ability to obtain the needed capital, additional favorable regulatory developments and the acceptance of such products and services by the Company's customers. No assurance can be given that the Company will be able to obtain such capital or that such developments or acceptance will occur.

  Acquisitions. The Company intends to use the net proceeds of the Offering to expand its networks and service offerings through internal development and acquisitions. See "Use of Proceeds". Such acquisitions, if made, could divert the resources and management time of the Company and would require integration with the Company's existing networks and services. There can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be on terms favorable to the Company or would be successfully integrated into the Company's operations.

NEED TO OBTAIN AND MAINTAIN PERMITS AND RIGHTS-OF-WAY

  In order to acquire and develop its networks the Company must obtain local franchises and other permits, as well as rights to utilize underground conduit and pole space and other rights-of-way from entities such as ILECs and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. There can be no assurance that the Company will be able to maintain its existing franchises, permits and rights or to obtain and maintain the other franchises, permits and rights needed to implement its business plan on acceptable terms. Although the Company does not believe that any of the existing arrangements will be canceled or will not be renewed as needed in the near future, cancellation or non-renewal of certain of such arrangements could materially adversely affect the Company's business in the affected metropolitan area. In addition, the failure to enter into and maintain any such required arrangements for a particular network, including a network which is already under development, may affect the Company's ability to acquire or develop that network. See "Business--Network Architecture".

COMPETITION

  In each of the cities served by the Company's networks, the services offered by the Company compete principally with the services offered by the ILEC serving that area. ILECs are established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. ILECs also have long-standing relationships with regulatory authorities at the federal and state levels. While recent FCC administrative decisions and initiatives provide increased business opportunities to telecommunications providers such as the Company, they also provide the ILECs with increased pricing flexibility for their private line and special access and switched access services. In addition, the FCC recently proposed a rule that would provide for increased ILEC pricing flexibility and deregulation either automatically or after certain competitive levels are reached. If the ILECs are allowed by regulators to lower their rates for access and private line services, engage in aggressive volume and term discount pricing practices for their customers, and/or seek to charge competitors excessive fees for interconnection to the ILECs' networks, the income of competitors to the ILECs, including the Company, could be materially adversely affected. If future regulatory decisions afford the ILECs increased pricing flexibility or other regulatory relief, such decisions could also have a material adverse effect on competitors to the ILEC, including the Company.

  The Company also faces, and expects to continue to face, competition from other current and potential market entrants, including CAPs, AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint"), GTE Corporation ("GTE") and other long distance companies, cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users. In addition, a continuing trend toward combinations and strategic alliances in the telecommunications industry could give rise to significant new competitors. The Telecom Act includes provisions which impose certain regulatory requirements on all local exchange carriers, including competitors such as the Company, while granting the FCC expanded authority to reduce the level of regulation applicable to any or all telecommunications carriers, including ILECs. The manner in which these provisions of the Telecom Act are implemented and enforced could have an adverse effect on the Company's ability to successfully compete against ILECs and other telecommunications service providers.

  The Company also competes with equipment vendors and installers, and telecommunications management companies with respect to certain portions of its business. Many of the Company's current and potential competitors have financial, personnel and other resources substantially greater than those of the Company, as well as other competitive advantages over the Company.

REGULATION

  The Company is subject to varying degrees of federal, state and local regulation. The Company is not currently subject to price cap or rate of return regulation, nor is it currently required to obtain FCC authorization for the installation, acquisition or operation of its network facilities. However, the FCC has determined that non-dominant carriers, such as the Company and its subsidiaries, are required to file interstate tariffs on an ongoing basis. The Telecom Act grants the FCC the authority to eliminate these tariff obligations, although it has yet to do so. The Company's subsidiaries that provide or will provide intrastate services are also generally subject to certification and tariff filing requirements by state regulators. Although passage of the Telecom Act should result in increased opportunities for companies that are competing with the ILECs, no assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry would not have a material adverse effect on the Company. In addition, although the Telecom Act provides incentives to the ILECs that are subsidiaries of Regional Bell Operating Companies ("RBOCs") to enter the long distance service market, there can be no assurance that these ILECs will negotiate quickly with competitors such as the Company for the required interconnection of the competitor's networks with those of the ILEC. See "Business--Regulatory Overview".

DEPENDENCE ON LARGE CUSTOMERS

  To date the Company has been dependent on certain large customers, the loss of one or more of which could have a material adverse effect on the Company. NEXTLINK's 10 largest customers accounted for approximately 66% of NEXTLINK's 1995 revenues. The Company does not have service contracts with all of these customers. The Company will continue to be dependent upon a small number of customers for the majority of its revenues until such time as the Company generates substantial revenues from the provision of switched local and long distance communications services.

RAPID TECHNOLOGICAL CHANGES

  The telecommunications industry is subject to rapid and significant changes in technology. The effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the businesses of the Company cannot be predicted.

DEPENDENCE ON KEY PERSONNEL

  The Company's businesses are managed by a small number of key executive officers, the loss of certain of whom could have a material adverse effect on the Company. The Company believes that its future success will depend in large part on its ability to develop a large and sophisticated sales force and its ability to attract and retain highly skilled and qualified personnel. Three of the presidents of the Company's operating subsidiaries have employment agreements.

VARIABILITY OF QUARTERLY OPERATING RESULTS

  As a result of the significant expenses associated with the expansion and development of its networks and services and the variability of the level of revenues generated through the sale of NEXTLINK's interactive voice response enhanced communications service, the Company anticipates that its operating results could vary significantly from period to period.

CONTROL BY MR. CRAIG O. MCCAW; POTENTIAL CONFLICTS OF INTERESTS

  Mr. Craig O. McCaw, through his majority ownership and control of Eagle River Investments, L.L.C., a Washington limited liability company ("Eagle River"), controls approximately 88% of the Company's total voting power. As a result, Mr. McCaw will have the ability to control the direction and future operations of the Company. In addition to his investment in the Company through Eagle River, Mr. McCaw has significant investments in other communications companies, including Nextel Communications, Inc., Teledesic Corporation and AT&T, some of which could compete with the Company as a single source provider of telecommunications services or act as a supplier to the Company of certain telecommunications services. The Company does not have a noncompetition agreement with either Mr. McCaw or Eagle River. In addition, although Mr. McCaw is the Company's Chief Executive Officer, Mr. McCaw devotes only a portion of his time to the business of the Company.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES; POSSIBLE VOLATILITY OF NOTE PRICE

  The Exchange Notes are new securities for which there is currently no market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for the inclusion of the Exchange Notes in any automated quotation system. Although the Company has been advised by the Purchasers that, following completion of the Offering, the Purchasers intended to make a market in the Notes, they are not obligated to do so and any such market making activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If a market for the Exchange Notes were to develop, the Exchange Notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that, if a market for the Exchange Notes were to develop, such a market would not be subject to similar disruptions.

                                USE OF PROCEEDS

  There will be no proceeds to the Issuers from the Exchange Offer.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuers with respect to the Registration Rights Agreement.

  The Senior Notes were originally issued and sold on April 25, 1996 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of, and Rule 144A and Regulation S under, the Securities Act. In connection with the sale of the Senior Notes, the Issuers agreed to file with the Commission a registration statement relating to an exchange offer (the "Exchange Offer Registration Statement") pursuant to which another series of senior notes of the Issuers covered by such registration statement and containing the same terms as the Senior Notes, except as set forth in this Prospectus, would be offered in exchange for Senior Notes tendered at the option of the holders thereof.

TERMS OF THE EXCHANGE

  The Issuers hereby offer to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Registration Statement of which this Prospectus is a part (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Senior Notes. The terms of the Exchange Notes are identical in all respects to the terms of the Senior Notes for which they may be exchanged pursuant to this Exchange Offer, except that (i) the Exchange Notes will generally be freely transferable by holders thereof and (ii) the holders of the Exchange Notes will not be entitled to registration rights under the Registration Rights Agreement. See "Description of the Notes-- Registration Covenant; Exchange Offer". The Exchange Notes will evidence the same debt as the Senior Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes".

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Notes being tendered or accepted for exchange.

  Based on their view of interpretations set forth in no-action letters issued to third parties by the Staff (the "Staff") of the Commission, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Senior Notes directly from the Issuers or (iii) a broker-dealer who acquired Senior Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer who receives Exchange Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Senior Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuers have agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement). Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Tendering holders of Senior Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Notes pursuant to the Exchange Offer.

  The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Senior Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Senior Notes accrued after the issuance of the Exchange Notes.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on       , 1996 unless the Issuers
in their sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuers, expires. The Issuers reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to United States Trust Company of New York (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Senior Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

  The initial Exchange Date will be the first business day following the Expiration Date. The Issuers expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Senior Notes for any reason, including if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuers and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Senior Notes. If any such termination or amendment occurs, the Issuers will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Senior Notes as promptly as practicable. Unless the Issuers terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Issuers will exchange the Exchange Notes for the Senior Notes on the Exchange Date.

  If the Issuers waived any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Senior Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

  This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Issuers to record holders of Senior Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Senior Notes.

HOW TO TENDER

  The tender to the Issuers of Senior Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  General Procedures. A holder of a Senior Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Senior Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Senior Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuers and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Senior Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Senior Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

  Any beneficial owner whose Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Senior Notes should contact such holder promptly and instruct such holder to tender Senior Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Senior Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Senior Notes, either make appropriate arrangements to register ownership of the Senior Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

  Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Senior Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purpose of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Senior Notes by causing the Book-Entry Transfer Facility to transfer such Senior Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Senior Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover page of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  THE METHOD OF DELIVERY OF SENIOR NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Guaranteed Delivery Procedures. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Senior Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible

Institution setting forth the name and address of the tendering holder, the principal amount of the Senior Notes being tendered, the names in which the Senior Notes are registered and, if possible, the certificate numbers of the Senior Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Senior Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Senior Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Senior Notes (or a timely Book-Entry Confirmation).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Senior Notes will be determined by the Issuers, whose determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither the Issuers, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Senior Notes for exchange (the "Transferor") exchanges, assigns and transfers the Senior Notes to the Issuers and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Senior Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Senior Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Senior Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Notes. The Transferor further agrees that acceptance of any tendered Senior Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the Registration Rights Agreement and that the Issuers shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Senior Notes and executing the Letter of Transmittal, the Transferor certifies that it is not an Affiliate of the Issuers within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Senior Notes acquired directly from the Issuers or an Affiliate of the Issuers, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes.

WITHDRAWAL RIGHTS

  Senior Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Senior Notes to be withdrawn, the certificate numbers of Senior Notes to be withdrawn, the principal amount of Senior Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Senior Notes exchanged, and the name of the registered holder of such Senior Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Senior Notes being withdrawn. The Exchange Agent will return the properly withdrawn Senior Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by the Issuers, and such determination will be final and binding on all parties.

ACCEPTANCE OF SENIOR NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Senior Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Issuers shall be deemed to have accepted for exchange validly tendered Senior Notes when, as and if the Issuers have given written notice thereof to the Exchange Agent.

  The Exchange Agent will act as agent for the tendering holders of Senior Notes for the purposes of receiving Exchange Notes from the Issuers and causing the Senior Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Senior Notes will be made by the Exchange Agent promptly after acceptance of the tendered Senior Notes. Senior Notes not accepted for exchange by the Issuers will be returned without expense to the tendering holders (or in the case of Senior Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Senior Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Issuers terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuers will not be required to issue Exchange Notes in respect of any properly tendered

Senior Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at their option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,
(i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (ii) assessing or seeking any damages as a result thereof, or (iii) resulting in a material delay in the ability of the Issuers to accept for exchange or exchange some or all of the Senior Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuers might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the sole judgment of the Issuers, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuers.

  The foregoing conditions are for the sole benefit of the Issuers and may be asserted by them with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Issuers) giving rise to such condition or may be waived by the Issuers in whole or in part at any time or from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuers have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  Any determination by the Issuers concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

  In addition, the Issuers will not accept for exchange any Senior Notes tendered and no Exchange Notes will be issued in exchange for any such Senior Notes, if at such time any stop order shall be threatened or in effect with respect to the Exchange Offer Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the back cover page of this Prospectus.

  Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

  The Issuers have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuers will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Issuers and are estimated at approximately $398,000.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuers may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Senior Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuers by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

  HOLDERS OF SENIOR NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

  Based upon the opinion of Willkie Farr & Gallagher, counsel to the Issuers, the material federal income tax consequence of participating in the Exchange Offer is that the exchange for Exchange Notes by holders of Senior Notes will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income as a result of such exchange. Such opinion assumes holders will rely on final Treasury regulation Section 1.1001-3, which has an effective date of September 24, 1996 but may be relied on by taxpayers prior to such time.

OTHER

  Participation in the Exchange Offer is voluntary, and holders should carefully consider whether to accept the Exchange Offer and tender their Senior Notes. Holders of the Senior Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Notes pursuant to the terms of this Exchange Offer, the Issuers will have fulfilled a covenant contained in the terms of the Registration Rights Agreement. Holders of the Senior Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and subject to all the limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement, which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes--Registration Covenant; Exchange Offer". All untendered Senior Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Senior Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Senior Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange".

  The Issuers may in the future seek to acquire untendered Senior Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plan to acquire any Senior Notes which are not tendered in the Exchange Offer.

                                CAPITALIZATION

  The following table sets forth at March 31, 1996, the actual capitalization of the Company and the pro forma capitalization of the Company as adjusted to reflect the issuance of the Notes. This table should be read in conjunction with the Selected Consolidated Financial Data and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                           AS OF
                                                      MARCH 31, 1996
                                             ---------------------------------
                                               ACTUAL    PRO FORMA AS ADJUSTED
                                             ----------- ---------------------
                                             (UNAUDITED)      (UNAUDITED)
                                                     ($ IN THOUSANDS)
12 1/2% Senior Notes due April 15, 2006.....  $    --          $350,000(1)
Other long-term debt and capital lease
 obligations, less current portion .........     7,010            7,010
                                              --------         --------
    Total long-term debt....................     7,010          357,010
                                              --------         --------
Minority interests(2).......................       540              540
Members' equity:
  Contributed capital and units issued......    65,527           65,527
  Accumulated deficit.......................   (20,196)         (20,196)
                                              --------         --------
    Total members' equity...................    45,331           45,331
                                              --------         --------
Total capitalization........................  $ 52,881         $402,881
                                              ========         ========

- --------

(1) Of the net proceeds from the offering of the Notes, approximately $117.7 million was utilized to purchase Pledged Securities at the closing of the Offering. See "Description of the Notes--Security".
(2) Minority interests represent a 1% cash investment in each of the Company's subsidiaries in existence as of March 31, 1996 by a company that is wholly owned by Mr. Craig O. McCaw.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                               ($ IN THOUSANDS)

  The selected consolidated financial data presented below (other than the pro forma data) as of and for the period from inception (September 16, 1994) to December 31, 1994 and for the year ended December 31, 1995 are derived from and qualified by reference to the audited Consolidated Financial Statements of the Company contained elsewhere in this Prospectus. The Company's Consolidated Financial Statements as of December 31, 1994 and 1995, for the period from inception (September 16, 1994) to December 31, 1994, and for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data presented below as of and for the three-month periods ended March 31, 1995 and 1996, have been derived from unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1995 and 1996 are not necessarily indicative of the results that may be expected for the full year. The pro forma and operating data presented below are derived from the Company's records. All of the data should be read in conjunction with and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company and notes thereto contained elsewhere in the Prospectus.

                                PERIOD FROM
                                 INCEPTION
                               (SEPTEMBER 16,              THREE MONTHS ENDED
                                  1994) TO     YEAR ENDED       MARCH 31,
                                DECEMBER 31,  DECEMBER 31, --------------------
                                    1994          1995       1995       1996
                               -------------- ------------ ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenue......................      $ --         $  7,552   $     399  $   5,370
Costs and expenses:
  Operating..................        106           6,618         638      4,696
  Selling, general and
   administrative............        232           9,938         753      5,514
  Depreciation and
   amortization..............         14           3,458         612      1,829
                                   -----        --------   ---------  ---------
Loss from operations.........       (352)        (12,462)     (1,604)    (6,669)
Interest expense.............        --              499         --         496
                                   -----        --------   ---------  ---------
Loss before minority inter-
 est.........................       (352)        (12,961)     (1,604)    (7,165)
Minority interest............          3             230          43         49
                                   -----        --------   ---------  ---------
Net loss.....................      $(349)       $(12,731)  $  (1,561) $  (7,116)
                                   =====        ========   =========  =========
OTHER DATA:
EBITDA(1)....................      $(338)       $ (9,004)  $    (992) $  (4,840)
Summary Cash Flow
 Information:
  Net cash used in operating
   activities................       (406)         (9,420)       (672)    (5,967)
  Net cash used in investing
   activities................       (600)        (35,417)    (12,183)   (17,389)
  Net cash provided by fi-
   nancing activities........      1,031          46,162      12,883     37,256
Capital expenditures,
 including acquisitions of
 businesses (net of cash
 acquired)(2)................        600          49,230      18,284     24,144
Ratio of earnings to combined
 fixed charges(3)............        --              --          --         --

                                         AS OF                 AS OF
                                     DECEMBER 31,            MARCH 31,
                                    ----------------  ------------------------
                                                                  PRO FORMA
                                     1994     1995      1996    AS ADJUSTED(4)
                                    ------  --------  --------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents.......... $   25  $  1,350  $ 15,250     $237,075
Working capital....................     14    (6,233)  (29,725)     192,101
Total assets.......................    690    53,461   104,314      454,314
Long-term debt and capital lease
 obligations, less current
 portion...........................    --      1,589     7,010      357,010
Members' equity:
  Contributed capital and units
   issued..........................  1,021    49,799    65,527       65,527
  Accumulated deficit..............   (349)  (13,080)  (20,196)     (20,196)
                                    ------  --------  --------     --------
    Total members' equity..........    672    36,719    45,331       45,331

                                                         AS OF MARCH 31, 1996(5)
                                                         -----------------------
OPERATING DATA (UNAUDITED):
Metropolitan areas in operation.........................              7
Metropolitan areas under development....................              3
Route miles(6)..........................................            496
Fiber miles(7)..........................................         39,681
Buildings connected.....................................            206
Switches(8).............................................              6
Employees...............................................            255

- --------

(1) EBITDA consists of earnings (loss) before interest expense, minority interests, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. While EBITDA should not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. See "Consolidated Statement of Cash Flows".

(2) Total capital expenditures and acquisitions were funded as follows:

                                  PERIOD FROM                    THREE MONTHS
                              INCEPTION (SEPTEMBER                   ENDED
                                  16, 1994) TO      YEAR ENDED     MARCH 31,
                                  DECEMBER 31,     DECEMBER 31, ---------------
                                      1994             1995      1995    1996
                              -------------------- ------------ ------- -------
   Cash expended.............         $600           $35,417    $12,183 $17,389
   Debt issued and assumed...          --              6,554      3,254   6,103
   Equity issued.............          --              7,259      2,847     652
                                      ----           -------    ------- -------
    Total....................         $600           $49,230    $18,284 $24,144
                                      ====           =======    ======= =======

(3) For the period from inception (September 16, 1994) to December 31, 1994, for the year ended December 31, 1995, and for the three months ended March 31, 1995 and 1996, earnings were insufficient to cover fixed charges during the periods presented by the amount of loss before minority interests of $352, $12,961, $1,604 and $7,165, respectively.

(4) As adjusted to give effect to the Offering of the Notes as if the Offering had occurred on March 31, 1996. Working Capital excludes the portion of Pledged Securities maturing in one year to satisfy current year interest payments. See "Use of Proceeds".

(5) Excludes operations of NEXTLINK Nevada in which the Company became a 40% member in April 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions and Network Development".

(6) Route miles refers to the number of miles of the telecommunications path in which the Company-owned or leased fiber-optic cables are installed.


(7) Fiber miles refers to the number of route miles installed along a telecommunications path, multiplied by the Company's estimate of the number of fibers along that path.

(8) Represents four Nortel DMS-500 switches that have been delivered and are currently being installed and tested by the Company as well as two Siemens EWSD switches which were included as part of the Company's acquisition of its Ohio operations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the Company's audited Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

  Since its inception in 1994, the Company has executed a strategy of constructing and acquiring fiber-optic networks, and acquiring related telecommunications businesses. These activities have provided the Company with the foundation to become a full service provider of local facilities-based telecommunications services. Over this period, the Company has begun construction of, or acquired and expanded, telecommunications networks in 10 metropolitan areas in five states. Currently, revenues are being generated from the Company's networks in Tennessee (Memphis and Nashville); Pennsylvania (Allentown, Harrisburg and Reading/Lancaster); Ohio (Columbus) and Washington (Spokane), the most significant and mature of which is located in Memphis. In addition, in April 1996, the Company became a 40% member in a joint venture that currently provides competitive access services in Las Vegas, Nevada, over a 200 mile fiber-optic network. The Company is also generating revenues from the provision of enhanced communications services. The Company anticipates that its networks in Ohio (Akron and Cleveland) and Utah (Salt Lake City), will begin generating revenues during 1996.

  The Company owns and operates subsidiaries that offer various components of local facilities-based telecommunications services. For example, the Company's Memphis network offers traditional competitive access services, including dedicated private lines, long distance carrier access, high speed data transmission, and video-conferencing. In Spokane, Washington, the Company resells local exchange services. In addition, to augment its local facilities-based services, the Company offers two types of enhanced communications services: (i) interactive voice response services, which include interactive call and information management, automated order entry and related services; and (ii) a virtual communications center which offers a suite of products for mobile professionals and workgroups.

  By July 1996, the Company expects to commence the offering of local, long distance and enhanced communications services in six of its markets, and to provide those services in its five remaining markets by early 1997. The Company also plans to acquire and build networks in new areas, expand its current networks, and also explore the acquisition of other enhanced communications services providers. These efforts should allow the Company to increase its presence in the marketplace, and facilitate providing a single source solution for the telecommunications needs of its customers. While the Company currently operates in metropolitan areas with a total of approximately
1.5 million addressable business lines, which the Company believes represent its current market potential, the Company plans to expand its market potential to approximately 2.3 million addressable business lines by the end of 1997.

  The development and expansion of the Company's business and networks require significant expenditures, a substantial portion of which are incurred before the realization of revenues. The Company has made the strategic decision to build high capacity networks with broad market coverage, which initially increases its level of capital expenditures and operating losses. The Company believes that over the long term this will enhance the Company's financial performance by increasing the traffic flow over the Company's networks. However, the Company anticipates that most markets will not reach positive EBITDA until approximately 24 to 30 months after the offering of switched services commences. Thereafter, the Company believes that operating margins should improve as the incremental cost of adding customers declines.

  The Company is a Washington limited liability company, which is treated as a partnership for federal and state income tax purposes. Accordingly, the Company does not maintain a provision for income taxes in its Consolidated Financial Statements.

ACQUISITIONS AND NETWORK DEVELOPMENT

 Facilities-Based Services

  Tennessee. In January 1995, the Company acquired from City Signal, Inc. an extensive and fully operational network in Memphis, Tennessee and another network then under development in Nashville, Tennessee for $17.5 million. Since the date of acquisition, the Memphis network has provided dedicated private line services, long distance carrier access services, high speed data transmission, and video conferencing. The Company's Memphis network currently is the most mature and extensive of the Company's networks and provides a model for the route design of the networks the Company envisions for the other areas it serves. In Nashville, the network was completed in December 1995, and the Company now provides services to customers in this area. As of December 31, 1995, the Company had invested an additional $8.9 million in expanding and increasing the capacity of the Memphis and Nashville networks. The Company plans to provide switched local and long distance services utilizing these networks by the end of July 1996.

  Pennsylvania. In April 1995, the Company began construction of an extensive regional fiber-optic network connecting Harrisburg, Reading/Lancaster, and Allentown, Pennsylvania. The 151-mile backbone network connecting these three areas and covering 21 counties was completed and fully tested in the first quarter of 1996. The Company plans to provide switched local and long distance service utilizing this network by the end of July 1996. The Company believes that this network provides it with the foundation for significant regional service offerings. As of December 31, 1995, $7.1 million had been invested by the Company in the Pennsylvania network.

  Washington. In April 1995, the Company acquired a local exchange service reseller located in Spokane, Washington for $1.2 million. Currently serving approximately 600 business customers with approximately 4,200 lines throughout Spokane, the Company is constructing a fiber-optic ring in the downtown area in order to provide facilities-based local telecommunications services directly to these customers. The Company anticipates migrating its current resale customers to the fiber-optic network upon its completion. Through December 31, 1995, the Company has invested $462,000 in building and expanding this system. The Company plans to provide switched local and long distance services utilizing this network by the end of July 1996.

  Ohio. In January 1996, the Company acquired existing fiber-optic networks and switching facilities in Cleveland, Columbus and Akron, Ohio for $9.6 million in cash, the issuance of Company Class A Units of $652,000 and the assumption of a capital lease obligation of $6.1 million for switches and equipment. The Company's recently acquired networks in Ohio currently are limited to the downtown cores, but the Company plans to significantly expand the route and fiber miles of each of these networks during 1996. The Company anticipates that it will begin offering switched local and long distance services in each of these metropolitan areas during the first quarter of 1997.

  Utah. In March 1996, the Company admitted a 10% member to the subsidiary conducting the Company's operations in Utah, which member will provide access to its rights-of-way, franchises, and other valuable services in order for the Company to commence the construction of a fiber-optic network in Salt Lake City and the Wasatch Valley. Construction of the downtown fiber-optic ring is scheduled to begin in the second quarter of 1996 with switched local and long distance service starting during the first quarter of 1997.

  Las Vegas. In April 1996, the Company became a 40% member in, and manager of, a joint venture that will provide local telecommunications services in Las Vegas. The Company has provided a license to the joint venture to operate under the name NEXTLINK Nevada.

  The joint venture currently provides competitive access services over a fiber-optic network covering over 200 route miles throughout Las Vegas. Through a newly formed subsidiary, NEXTLINK

Management Services, LLC, the company will provide strategic planning and management of the business for a ten year period. In order to expand the current competitive access business and begin offering local exchange service, the Company committed to fund $8 million for future construction and development of the network, including a Nortel DMS-500 switch over the next three years. The investment in this joint venture will be accounted for under the equity method and the initial carrying value of the investment is $1 million.

 Enhanced Communications Services

  During 1995, the Company completed two acquisitions that enable it to provide enhanced communications services. These businesses allow the Company to offer value added products in the metropolitan areas where the Company either has networks in place or is constructing networks. Since the delivery of these services does not require the construction of local facilities, these services also provide substantial business opportunities outside of those areas with significantly less capital expenditures than the facilities-based businesses.

  In June 1995, the Company acquired certain enhanced communications services assets for $617,000 from City Signal, Inc. These assets are used by the Company to offer a virtual communications center for mobile professionals and workgroups. This center provides a suite of communications services to end-users including Follow-me calling, voice mail, paging, Caller ID, and fax services, which services can be described as creating a virtual office for the mobile user. These services are made available through a personal telephone number called a "Magic Number(TM)".

  In September 1995, the Company acquired a fully operational interactive voice response business for $12.2 million. The Company offers high volume enhanced telecommunications services including interactive call and information management, automated order entry and related services.

RESULTS OF OPERATIONS

 Three months ended March 31, 1996 vs. three months ended March 31, 1995.

  Revenues increased to $5.4 million in the three months ended March 31, 1996, compared to $399,000 in the first quarter of 1995. The increase was due to expansion of the competitive access and dedicated line service business in Tennessee and additional revenue generated from companies acquired in the latter part of 1995. Of the first quarter 1996 revenues, $1.7 million were derived from competitive access and dedicated line services, $500,000 from local exchange resale services, and $3.2 million from enhanced services.

  Expenses increased from $2.0 million in first quarter of 1995 to $12.0 million in 1996. This increase is due to the acquisitions described above and expansion of the business. Operating expenses increased from $638,000 in the first quarter 1995 to $4.7 million in the comparable period in 1996 due primarily to the increase in salaries and benefits, consultant fees, and local and long distance service costs.

  Selling, general and administrative expenses ("SG&A") increased from $753,000 in the three months ended March 31, 1995 to $5.5 million in the three months ended March 31, 1996. SG&A increased substantially as a result of acquisitions and development of the Company's business to commence local exchange service in July 1996. Salaries and benefits, marketing, consulting and legal fees, property taxes and facilities expenses increased in 1996 compared to the first quarter of 1995.

  Depreciation increased from $130,000 in the three months ended March 31, 1995 to $1.1 million in comparable period in 1996 due to the added equipment as a result of acquisitions and expansion of the networks. Amortization of intangible assets increased from $482,000 in the first quarter of 1995 to $752,000 in the first quarter of 1996 due to increase in intangible assets as a result of acquisitions.

  Net interest expense was $496,000 for the three months ended March 31, 1996 and related to advances from Eagle River and additional capital lease obligations.

 Period from Inception (September 16, 1994) to December 31, 1994 vs. 1995.

  From inception through December 31, 1995, the Company acquired certain operating assets and one company. These acquisitions have been accounted for utilizing the purchase method of accounting, and accordingly, the Company's Consolidated Financial Statements include the results of operations of these acquisitions from the dates of acquisition. The acquired assets and liabilities were recorded at their estimated fair value on the acquisition dates, and appropriate amounts were allocated to intangible assets, including goodwill.

  The Company generated its first revenues, a total of $7.6 million, in 1995. Of these revenues, $3.2 million were derived from competitive access and dedicated line services, $1.0 million from local exchange resale services and $3.4 million from interactive voice response services.

  As reflected in the Consolidated Financial Statements, expenses increased from $352,000 in 1994 to $20.0 million in 1995. This increase is due to the acquisitions described above and expansion of the business. Operating expenses increased from $106,000 in 1994 to $6.6 million in 1995. Operating expenses consist of costs directly related to providing facilities-based network and enhanced communications services and includes salaries and benefits, right-of-way fees and local and long distance service costs.

  SG&A increased from $232,000 in 1994 to $9.9 million in 1995. SG&A includes salaries and benefits, sales and marketing, consulting and legal fees, property taxes, facilities expense and billing and systems development costs. SG&A increased substantially as a result of acquisitions and the development of the Company's systems and structure to support the anticipated growth of its business.

  Depreciation increased from $6,500 in 1994 to $1.1 million in 1995 due to the added property, plant and equipment as a result of the acquisitions and expansion of the networks completed in 1995. Amortization of intangible assets increased from $7,000 in 1994 to $2.3 million in 1995 due to the acquisitions and the resulting increase in intangible assets.

  Interest expense was $499,000 in 1995 and related primarily to a note to Eagle River that was subsequently converted to contributed capital on December 1, 1995.

  Minority interest in net losses increased from $3,000 in 1994 to $230,000 in 1995, due to increases in losses and the addition of minority members' interest in certain of the Company's acquired subsidiaries. The net loss before minority interest was $13.0 million and the net loss was $12.7 million in 1995 compared to $352,000 and $349,000, respectively for 1994.

 Quarterly Information

  The following table presents the unaudited operating results for the third quarter of 1994 through the fourth quarter of 1995. The Company believes that all necessary adjustments, consisting of only normal recurring adjustments, have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the Consolidated Financial Statements and notes thereto. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods.

                                  1994                   1995
                               -----------  ----------------------------------
                               3RD    4TH     1ST      2ND      3RD      4TH
                               ----  -----  -------  -------  -------  -------
                                             (IN THOUSANDS)
Revenue....................... $--   $ --   $   399  $ 1,000  $ 2,825  $ 3,328
Loss from operations..........  (47)  (305)  (1,604)  (2,290)  (2,446)  (6,122)
Other income (expense)........    1      2       43       36      (95)    (253)
Net loss......................  (46)  (303)  (1,561)  (2,254)  (2,541)  (6,375)
EBITDA(1).....................  (46)  (292)    (992)  (1,623)  (1,672)  (4,717)

- --------
(1) EBITDA consists of earnings (loss) before interest, minority interest, depreciation and amortization. EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flow for the periods. See Consolidated Statement of Cash Flows.

  Revenues have increased every quarter from the first quarter through the fourth quarter of 1995, due to an increasing customer base that has resulted from the acquisition and installation of new networks and enhanced communications services. Additional increases in revenue resulted from the September 1995 acquisition of the interactive voice response business.

  The increased loss in the fourth quarter 1995 resulted primarily from costs incurred in developing the local telecommunications networks. The increase reflects primarily the costs of additional employees, increase in SG&A costs, facilities expenses and development costs. The Company incurred costs related to evaluating and establishing new markets; building systems engineering and information technology functions; and developing marketing and sales programs. In addition, depreciation and amortization increased due to the 1995 acquisitions and continued expansion of the Company's networks.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's operations have required substantial capital investment for the acquisition of companies and assets, the purchase of additional telecommunications equipment, and the design and development of the Company's networks.

  Since inception, the Company has funded approximately $55.0 million of its expenditures through cash equity investments from two entities that are controlled by Mr. Craig O. McCaw. In addition, the Company has issued $10.5 million of member units for the acquisition of certain assets as well as the issuance of member units in a recapitalization of the Company and four of the Company's operating subsidiaries, as a result of which each of these subsidiaries is owned 99% by the Company and 1% by a corporation that is wholly owned by Mr. McCaw (the "Recapitalization"), and assumed or incurred approximately $12.7 million of debt obligations. Mr. McCaw, through Eagle River, has made advances to the Company primarily to fund the Company's capital expenditures (excluding acquisitions) and operating losses between January 1996 and April 1996. These advances of approximately $32.2 million, including accrued interest, will be repaid using a portion of the net proceeds of the Offering.

  On April 25, 1996, the Company executed a purchase agreement pursuant to which investors committed to purchase the Senior Notes with interest due semi-annually. The Company used $117.7 million of the proceeds to purchase U.S. government securities, representing funds sufficient to provide for payment in full of interest on the Senior Notes through April 15, 1999 and $32.2 million to repay the advances and accrued interest from Eagle River.

  The Company expects to use the remaining proceeds (approximately $190 million net of transaction costs) in connection with (i) further construction and expansion of the Company's existing networks, including the installation of additional switches and switch peripherals, (ii) design, construction and development of networks in adjacent or new geographic areas, (iii) connection of additional buildings and customers to the Company's networks, (iv) further development of the Company's enhanced communications services and (v) acquisitions and the development of acquired businesses.

  The Company estimates that the cash requirements (including the funding of operating losses) for the period from January 1996 through December 1997 will be approximately $250 million. Beyond 1997, the Company's planned growth will require substantial additional capital to fund capital expenditures, working capital and any future operating losses. The Company will continue to evaluate additional revenue opportunities in each of its metropolitan areas and, as and when attractive additional opportunities develop, the Company plans to make additional capital investments in its networks that might be required to pursue such opportunities. The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, sales of additional debt securities, sales or issuance of equity securities and through joint ventures. There can be no assurance, however, that the Company will be successful in raising sufficient additional capital on terms that it will consider acceptable or that the Company's operations will produce positive consolidated cash flow in sufficient amounts to service the Notes. Failure to raise and generate sufficient funds may require the Company to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's growth and its ability to compete in the telecommunications services industry.

  In addition, the Company's operating flexibility with respect to certain business matters is, and will continue to be, limited by covenants contained in the Indenture. Among other things, these covenants limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make dividend payments and other distributions on capital stock and redeem capital stock. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

EFFECTS OF NEWLY ISSUED ACCOUNTING STANDARDS

  The Financial Accounting Standards Board has recently issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This statement requires that long-lived assets and certain identifiable intangible assets be reviewed to determine whether the carrying amount is recoverable based on estimated future cash flows expected from the use of the assets and cash to be received upon disposal of the assets. The Financial Accounting Standards Board has also recently issued Statement No. 123 "Accounting for Stock-Based Compensation". This statement affects the valuation and disclosure of stock-based transactions with employees. The Company plans to use the pro forma disclosure alternative. The Company does not anticipate any material effect on the financial position, results of operations or cash flow of the Company upon adoption of these standards in the first quarter of 1996.

EFFECT OF INFLATION

  Inflation has not had a significant effect on the Company's operations over the past two years.

                                   BUSINESS

OVERVIEW

  NEXTLINK was founded in 1994 by Mr. Craig O. McCaw, its Chief Executive Officer and principal equity owner, to be a premier provider of local facilities-based telecommunications services, focused on serving commercial customers. NEXTLINK's goal is to become the principal competitor to the ILEC for commercial customers in each of the metropolitan areas served by the Company. The Company intends to achieve this goal by initially targeting small and medium sized businesses and by offering a single source for local, long distance and enhanced communications services.

  Since the Company's inception, Mr. McCaw has invested approximately $55 million of equity capital to fund the development of NEXTLINK's business. The Company currently has operations in 10 metropolitan areas, and provides commercial customers with dedicated transmission services in seven of these areas. To date, the Company has installed approximately 500 route miles of high capacity fiber-optic cable in its networks. In addition, in April 1996, the Company became a 40% member in a joint venture that currently provides competitive access services in Las Vegas, Nevada, over a 200 mile fiber-optic network. NEXTLINK also offers enhanced voice communications services, including a series of interactive voice response ("IVR") products and a virtual communications center for mobile professionals and workgroups. By July 1996, the Company intends to begin providing switched local, long distance and enhanced communications services to end-users in six of its markets, and to provide those services in its five remaining markets by early 1997. In addition, the Company expects to expand to other metropolitan areas by "clustering" future growth in areas close to those it currently serves, as well as by entering attractive markets in other regions.

  To date, NEXTLINK has built and acquired networks in mid-sized markets. The Company designs and builds its networks to encompass the principal downtown and suburban concentrations of businesses in each area it serves, focusing on direct connections to end-user locations and ILEC central offices. The Company constructs its networks utilizing high capacity fiber-optic cable, with a backbone density generally ranging from 72 to 240 fibers, and self-healing SONET transmission equipment. In addition, the Company has developed a uniform technology platform that it is implementing in each of its networks that is based on the Nortel DMS-500 local and long distance switching system.

  The Company currently markets a number of enhanced communications services, which utilize either an IVR platform or a virtual communications center. The IVR platform supports a variety of customer service, marketing and database applications for clients such as NIKE, Inc., PepsiCo, Inc. and The GAP, Inc., as well as businesses in the areas where the Company has networks. The virtual communications center provides mobile professionals and workgroups with a variety of ubiquitous communications services including enhanced call forwarding, voice messaging, paging, facsimile and teleconferencing, through a personal telephone number. The Company believes that its enhanced communications services will accelerate the addition of commercial customers in the areas served by its networks.

MARKET OPPORTUNITY

  Industry sources estimate that in 1994, total revenues from local and long distance telecommunications services were approximately $164 billion, of which approximately $97 billion was represented by local exchange services and approximately $67 billion was represented by long distance services. Although the market for the provision of long distance service has been open to competition since 1984, the market for local exchange services has until recently been virtually closed to competition. The Company believes that the recently enacted Telecom Act will result in a fundamental change in the competitive structure of the local exchange market, greatly accelerating changes that have been under way for several years as a result of FCC policy initiatives and ongoing deregulatory trends at the state level. The Company believes that these developments will result in significant opportunities for new entrants offering local exchange services.

  Prior to 1984, AT&T dominated both the local exchange and long distance marketplace by owning the operating entities that provided both local exchange and long distance services to most of the U.S. population. While long distance competition began to emerge in the late 1970s, the critical event triggering the growth of long distance competition was the breakup of AT&T and the separation of its local and long distance businesses as mandated by the Modified Final Judgment (the "MFJ") in 1984. To foster competition in the long distance market, the MFJ prohibited AT&T from acting as a single source provider of telecommunications services.

  The Company believes that a similarly critical event occurred this year with the passage of the Telecom Act. In most locations throughout the United States, the ILEC has operated with a virtual monopoly over the provision of most local exchange services. However, just as competition slowly emerged in the long distance business prior to the MFJ, competitive opportunities also have slowly emerged over the last 10 years at the local level.

  Efforts to open the local exchange market began in the late 1980s on a state-by-state basis when CAPs began offering dedicated private line transmission and access services. Competitive access is a limited service that allows customers with a high volume of long distance traffic to utilize a CAP's network to bypass the ILEC (and the ILEC's relatively high access charges) to connect to the customer's long distance carrier. Initially, CAPs could only compete for high capacity, dedicated access services to customers connected to the CAP's privately owned or leased network. The FCC's Interconnection Decisions in 1992 and 1993 granted CAPs the right to interconnect their private networks to the ILEC networks to provide collocated special access and switched access transport services, which enabled CAPs to access new customers and new markets without physically expanding their networks.

  The total market scope of CAPs, however, has remained limited. Even with these FCC decisions, CAPs were limited to offering services that account for approximately 15% of the total local exchange market. The portion of the total telecommunications services market that these service providers were unable to address (that is, local dial tone, associated switched services and intraLATA toll) account for approximately 85% of the local exchange market.

  As a result of the passage of the Telecom Act, competitors to the ILEC are now permitted to offer all local telecommunications to their customers as well as combine local and long distance services in a single product offering. Pursuant to the Telecom Act, ILECs that are also subsidiaries of RBOCs are not permitted to offer a combined local and long distance service product until such time as the ILEC can demonstrate that a facilities-based provider, such as NEXTLINK, is present in its market. Although it is uncertain when these ILECs will be able to offer combined local and long distance services, the Company believes that until they are able to do so, the Company will have a competitive advantage to gain market share and to provide a combined service package before the ILEC is permitted to do so.

  The Company expects that continuing pro-competitive regulatory changes, together with increasing customer demand, will create more opportunities for competitors to the ILEC, such as NEXTLINK, to introduce additional services, expand their networks and address a larger customer base. The Company believes that these regulatory and competitive changes afford competitors to the ILEC the potential to grow significantly over the next several years.

BUSINESS STRATEGY

  The Company has built a locally oriented, customer-focused organization dedicated to providing a broad range of products and services at competitive prices, with the objective of becoming a major participant in the telecommunications services business. The key components of the Company's strategy to achieve this objective are the following:

    High Capacity Networks with Broad Market Coverage. NEXTLINK approaches network design with a long-term view, and focuses on three key elements. First, the Company designs and builds its networks to provide extensive coverage of principal business concentrations in its metropolitan areas, featuring direct physical connection with a high percentage of the businesses in these markets. This broad coverage will result in a higher proportion of traffic that is both originated and terminated on the Company's networks, which should provide higher long-term operating margins. Second, the Company constructs high capacity networks that utilize large fiber bundles capable of carrying very high volumes of voice, data, video and Internet traffic as well as other high bandwidth services. This should prevent significant "overbuild" costs and provide added network flexibility. It also positions the Company as a backbone provider for wireless and long distance carriers. Third, the Company is implementing a uniform technology platform based on Nortel DMS-500 switches and ancillary transmission technologies enabling the Company to quickly deploy features and functions in all of its networks and expand switching capacity in a cost effective manner.

    Focus on Small and Medium Sized Businesses. The Company will initially focus its marketing efforts on small and medium sized businesses in the metropolitan areas that it serves. The Company's market research indicates that these customers would prefer a single source and single bill for all of their telecommunications services. In addition, the Company believes that the gross margins on services provided to small and medium sized businesses are generally higher than for larger businesses, where the ILEC is more competitive. The Company expects to attract small and medium sized business customers by offering: (i) bundled local and long distance services, as well as the Company's enhanced communications services; (ii) a 10% to 15% discount to comparable pricing by the ILEC, depending on the individual market; and (iii) customer service and support provided on a local level.

    Rapid Market Entry. The Company intends to be early to market providing competitive local services in all of its markets. The Company is installing four Nortel DMS-500 switches which will serve six markets where the Company plans to provide local and long distance services by July 1996, and intends to install Nortel DMS-500 switches and provide these services in its other markets by early 1997. To complement its efforts to attract local exchange customers, the Company plans to gain visibility and develop customer relationships through the marketing of its enhanced communications services.

    Market Expansion. The Company currently operates or is constructing networks in 10 metropolitan areas in five states. These areas, in the aggregate, have approximately 1.5 million addressable business lines, which represent the current market potential for the Company. By the end of 1997, the Company's goal is to increase the number of areas it serves in order to expand its market potential to approximately 2.3 million addressable business lines. NEXTLINK believes that there are substantial advantages to operating its networks in clusters, including economies of scale in management, marketing, sales and network operations. Clustering networks will also enable the Company to capture a greater percentage of regional traffic and to develop regional pricing plans, because the Company believes that a significant level of traffic terminates within 300 miles of its origination. The Company may also expand into new geographic areas as opportunities arise either through building new networks or acquiring existing networks.

    Enhanced Communications Services Offering. NEXTLINK offers customers value-added services beyond the transmission of telephone traffic. Its IVR services provide an interface between NEXTLINK's clients and their customers for a variety of applications. NEXTLINK's virtual communications center allows mobile professionals and workgroups access to a suite of commonly used communications services from any telephone in the public switched network. Since these services are not dependent on the Company's local facilities, the Company can offer these services in a market and thereby establish a customer base in advance of the Company constructing network facilities in that market. The Company plans to focus the marketing of its enhanced communications services in all of its facilities-based markets, as well as in areas of planned network expansion. This will increase the Company's visibility, develop customer relationships and assist the Company in attracting local exchange customers when it operates networks in these markets.

    Direct Sales Force and Customer Care. NEXTLINK is building a highly motivated and experienced direct sales force and customer service organization. The Company recruits salespeople with experience in selling competitive telecommunications services in the markets where they will be based. Salespeople are incentivized through a commission structure with a target of 50% of a salesperson's compensation to be based on performance. To ensure customer satisfaction, each customer will have a single point of contact for customer care who will be responsible for solving problems and responding to customer inquiries. Management believes that the quality of its growing sales force and customer care organization will provide a competitive advantage in competing with the ILEC in the local exchange market.

NETWORK DEVELOPMENT

  The Company has executed a strategy of (i) acquiring fully or partially constructed fiber-optic networks, (ii) designing and constructing high capacity fiber-optic networks with broad coverage, and (iii) acquiring related enhanced communications services. The Company is constantly evaluating metropolitan areas as locations for expansion of the Company's current networks and the development of additional networks.

  The decision to build or acquire an existing network is not based on any single factor, but on a combination of a number of factors including:

  . demographic, economic, competitive and telecommunications demand characteristics of the area;

  . availability of rights-of-way;

  . actual and potential competitors;

  . potential for the Company to cluster additional networks in the region;
    and

  . demand for traditional CAP services such as special access and switched access transport services.

  If a particular metropolitan area targeted for development is deemed to present an attractive market opportunity, the Company determines whether acquisition opportunities are available. In some cases a large network can be acquired, and in other cases a small existing network can serve as a starting point for market entry. If the Company decides to build a new network, or substantially expand a small acquired system, the Company designs a proposed new or expanded network that can connect a large number of businesses, long distance carriers points of presence and the ILEC's principal central offices in the area to be served, utilizing existing rights-of-way and/or rights-of-way that the Company will construct. Concurrently, the Company's corporate development personnel visit the location of the proposed network to begin discussions with city officials, right-of-way providers, potential end-users and long distance companies.

  Based on the data developed during these preliminary studies and visits, the Company develops detailed financial estimates of the costs of constructing a network, including the cost of fiber-optic cable, transmission and other electronic equipment, as well as costs related to switching, engineering, building entrance requirements and right-of-way acquisition. If the financial estimates are satisfactory to the Company, the Company's corporate development personnel prepare a detailed business and financial plan for the proposed network, including competitive, regulatory and right-of-way analyses. Based upon its review of these analyses the Company determines whether to proceed.

  The Company anticipates continuing the expansion of its networks into new metropolitan areas utilizing the market development analysis described above. For example, in April 1996 the Company completed negotiation of the formation of a joint venture through which a subsidiary of the Company will manage and operate a network in Las Vegas, Nevada. The Company will contribute an aggregate of $8.0 million to the joint venture over three years. The Company will seek to continue to expand its operations in states where it has established one or more networks, by continuing to construct or acquire networks in adjacent areas to leverage its existing networks, switches and telecommunications equipment, thereby establishing a cost effective and operationally efficient cluster of networks in various geographic regions.

NETWORK ARCHITECTURE

 Design

  The Company's decision to build or acquire fiber-optic networks is based on the Company's belief that, in the long term, facilities-based full service telecommunications companies that have networks directly connected to their customers will have the ability to respond quickly to customer needs for capacity and services, and to develop a knowledgeable cooperative relationship with the customer in providing new services and other telecommunications solutions in the rapidly evolving telecommunications arena and should result in higher long-term operating margins.

  The Company believes that the future telecommunications market will be an interconnected network of networks. No single network will continue to dominate the marketplace, with the majority of customers originating and terminating calls on a single network. The Company believes that calls will flow between local networks, with customers selecting their service provider based on high quality and differentiated products, responsive customer service, and price. In some circumstances, depending in part upon regulatory conditions, the Company will utilize its own network for one portion of a call and resell the services of another carrier for the remaining portion of a call. In other instances, both the origination and termination of calls will take place on the Company's networks. The Company's networks are designed to maximize connectivity directly with significant numbers of business end-users, and to easily interconnect and provide a least-cost routing flow of traffic between the Company's network and other networks in the marketplace.

  In general, the Company seeks to build wide or expansive networks, rather than a simple core ring in a downtown metropolitan area. This construction focus is one factor that distinguishes the Company from traditional CAPs, which primarily focus on connecting high volume long distance users with their selected long distance carrier. Because the Company's product focus is much broader, its construction efforts reflect the Company's goal of connecting to a greater number of customers, including those without particularly high long distance traffic volumes. The Company believes that this type of broad coverage of the markets in which it operates will result in:

  . an increased number of buildings that can be directly connected to the Company's network, which should maximize the number of businesses to which the Company can offer its services;

  . a higher volume of telecommunications traffic both originating and terminating on the Company's network, which should result in improved operating margins;

  . the ability to leverage its investment in high capacity switching equipment and electronics; and

  . the opportunity for the Company's network to provide backhaul carriage for other telecommunications service providers such as long distance and wireless carriers.

  The Company seeks to build high capacity networks using a backbone density ranging between 72 and 240 strands. A single pair of glass fibers on the Company's networks can currently transmit 32,256 simultaneous voice conversations, whereas a typical pair of copper wires can currently carry a maximum of 24 digitized simultaneous voice conversations. Although the ILECs commonly use copper wire in their networks, the ILECs are currently deploying fiber-optic cable to upgrade portions of their copper-based networks. The Company believes that installing high count fiber strands will allow the Company to offer a higher volume of voice and broadband services without incurring additional construction costs.

 Construction

  The construction period of a new network varies depending upon the scope of the activities, such as the number of backbone route miles to be installed, whether the construction is underground or aerial, whether the conduit is in place or requires construction, the initial number of buildings targeted for connection to the network backbone and the general configuration for deployment of the network backbone. After installing the network backbone, extensions to additional buildings and expansions to other areas of a metropolitan area are evaluated, based on detailed assessments of market potential.

  The Company's network backbones are installed in conduits that are either owned by the Company or leased from third parties. The Company leases conduit or pole space from entities such as utilities, railroads, long distance carriers, state highway authorities, local governments and transit authorities. These arrangements are generally for multi-year terms with renewal options, and are nonexclusive. The availability of these arrangements is an important part of the Company's evaluation of a market. Cancellation of any of the Company's material right-of-way agreements could have an adverse effect on the Company's business in that area and could have a material adverse effect on the Company.

  Office buildings are connected primarily by network backbone extensions to one of a number of physical rings of fiber-optic cable, which originate and terminate at the Company's central node. Alternatively, the Company may access an end-user's location through interconnection with the ILEC's central office. Signals are generally sent through a network backbone to the central node simultaneously on both primary and alternate protection paths. Most buildings served have a discrete Company presence (referred to as a "remote hub") located in the building. Within each building, Company-owned internal wiring connects the remote hub to the customer premises. Customer equipment is connected to Company-provided electronic equipment generally located in the remote hub where customer transmissions are digitized, combined and converted to an optical signal. The traffic is then transmitted through the network backbone to the Company's central node where originating traffic can be reconfigured for routing to its ultimate destination.

 Uniform Technology Platform

  In building its extensive networks, the Company is implementing a consistent technology platform based on the Nortel DMS-500 switch. Unlike a traditional long distance or local switch, the Nortel DMS-500 switch will enable the Company to provide local and long distance services from a single platform. The Company believes that having a standardized switch platform will enable it to offer consistent products and services and cost-effectively implement new services. In addition, the scalability and capacity of these switches will allow the Company to switch calls from more than one metropolitan area, which enhances the Company's ability to use a clustered approach to the building of its networks.

  The Company also is establishing a uniform transmission technology utilizing SONET design and standardized Tellabs, Inc. ("Tellabs") digital access and cross connect systems ("DACS"). DACS provide the ability to aggregate and disaggregate capacity along the fiber-optic network. Using the

DACS, the capacity of 24 DS-0s can be aggregated to form a DS-1 and, again through the DACS, 28 DS-1s can be aggregated to form a DS-3.

  The Company is in the process of establishing a test site that will house a fully functional Nortel DMS-500 switch in a configuration that simulates the working environment of the Company's production switches. This test site, which will be referred to as NEXTLAB, will operate separate and apart from the Company's operational switches. NEXTLAB will be used by the Company to test new software, and services and service configurations prior to their release on the Company's networks. Over time, NEXTLAB is expected to evolve into a service and product development center which will provide the Company with an opportunity to design new services prior to implementation.

IMPLEMENTATION OF LOCAL TELECOMMUNICATIONS

  A Company preparing to offer local exchange services not only requires an installed switch, but also must have numerous network and routing arrangements in place. NEXTLINK has established or is currently negotiating to establish all of these arrangements for Pennsylvania, Tennessee, and Washington by the end of July 1996. These key elements include:

    Interconnection. In Pennsylvania, Tennessee and Washington the Company is in ongoing negotiations with respect to both the technical aspects and underlying business relationships with the ILEC in each metropolitan area where the Company intends to operate. The Company expects to have interconnection arrangements in place in each location by July 1996.

    Telephone Numbers. The Company has been offered interim number portability arrangements by the ILEC in each of its markets, and the Company also is engaged in industry negotiations to establish permanent number portability. Number portability will allow customers to retain their telephone numbers when changing local exchange service carriers. In addition, the Company has been allocated blocks of 10,000 telephone numbers for each of its Memphis, Nashville and Spokane networks for use in assigning new numbers to its customers. These numbers, known as NXX numbers, are the first three digits of a customer's seven digit local phone number. In each of these cases, the NXX is fully loaded into the Local Exchange Routing Guide or LERG, which instructs ILECs and other carriers to send a call using a NEXTLINK NXX to the appropriate NEXTLINK switch, for delivery to the NEXTLINK customer. In Pennsylvania, NEXTLINK has applied for an NXX number block, which should be assigned once the Company receives local exchange carrier authority.

    SS7 Point Codes. For each of the Company's switches, the Company has been assigned Point Codes for use with the advanced signaling system known as SS7. SS7 is a separate or "out of band" communications channel used between telecommunications carriers to set up and control traffic on and between networks. The Company has designed its network to fully utilize SS7 signaling, which improves call processing times and frees capacity for voice, data, and video transmissions. The Company currently is negotiating an agreement with a routing and transmission services vendor, which will provide the Company with nationwide coverage for SS7 signaling, and expects to complete that agreement prior to July 1996.

TELECOMMUNICATIONS SERVICES

 Local and Long Distance Services

  By July 1996, the Company expects to commence the offering of local and long distance services in six metropolitan areas and to provide these services in five additional areas by early 1997. The Company intends to initially focus its sales efforts on small and medium sized businesses. The Company anticipates that pricing, which will be determined and implemented by the Company's operating subsidiary in each local market, will generally be 10% to 15% lower than the pricing for comparable local services from the ILEC. The Company's initial product offering to these customers will include:

  . Standard dial tone, including touch tone dialing, 911, and operator assisted calling;

  . Multi-trunk services including direct inward dialing (DID) and direct outward dialing (DOD);

  . Long distance service (via the resale of a facilities-based long distance carrier's services);

  . Voice messaging with personalized greetings, send, transfer, reply and remote retrieval capabilities;

  . Directory listings and assistance; and

  . Centrex (expected Fall 1996).

  Data services that are currently offered by the Company, and will continue to be offered after July 1996, include Ethernet, TOKEN rings, and Fiber Distributed Data Interface (FDDI). In addition, the Company will offer dedicated access and CAP services in each of its markets, focusing on long distance carriers and the private line needs of high volume customers.

  The Company's special access and private line telecommunications services, which are used as both primary and back-up circuits, fall into three principal categories: (i) special access circuits that connect end-users to long distance carriers; (ii) special access circuits that connect long distance carriers' facilities to one another; and (iii) private line circuits that connect several facilities owned by the same end-user.

  Traditional competitive access services are provided at a variety of standardized transmission speeds over dedicated circuits. The standard circuit capacity classifications include DS-0, DS-1 and DS-3 service. Each of these transmission services can be provided using the same type of fiber-optic cable, but offer different bandwidth (that is, capacity), depending upon the individual needs of the end-user. A DS-0 is a dedicated circuit that is considered to meet the requirements of usual business communications, with transmission capacity of up to 64 kilobits of bandwidth per second (that is, a voice grade equivalent circuit). This service offers a basic low capacity dedicated digital line for connecting telephones, fax machines, personal computers and other telecommunications equipment. A DS-1 is a high speed circuit typically linking high volume customer locations to long distance carriers or other customer locations. Typically utilized for voice transmissions as well as the interconnection of Local Area Networks ("LANs"), DS-1 service accommodates transmission speeds of up to 1.544 megabits per second, which is the equivalent of 24 voice grade equivalent circuits. DS-3 service provides a very high capacity digital circuit with transmission capacity of 45 megabits per second, which is equivalent to 28 DS-1 circuits or 672 voice grade equivalent circuits. This is a digital service used by long distance carriers for central office connections and by some large commercial users to link multiple sites.

  In addition to these local exchange and CAP services, the Company's subsidiary in Washington is a fully certified provider of local exchange services and currently serves over 600 customers in Spokane, Washington, with approximately 4,200 lines in service, through the resale of the services of the ILEC. As this subsidiary constructs its own fiber-optic network in the area, the Company expects to migrate these customers to the local exchange service provided directly by the Company and to continue to provide long distance services on a resale basis.

 Enhanced Communications Services

  NEXTLINK's interactive voice response platform allows a consumer to dial into a computer-based system using a toll-free number and a touch tone phone, and, by following a customized menu, to access a variety of information and simultaneously to leave a profile of the caller behind, for use by either NEXTLINK or its clients. Currently, NEXTLINK provides four types of interactive voice response services:

  . LeaveWord--prompts the consumer to leave messages of any length or complexity, ranging from catalog requests and contest entries to specific product questions and surveys;

  . Dealer Locator--helps a consumer to locate the nearest dealer of the client's products by instantly identifying the consumer's area and responding with the names, addresses and phone numbers of the client's locations within any desired mileage radius;

  . Automated Order Entry--allows consumers to purchase products using the interactive phone service 24-hours a day, with real-time order and credit card confirmation as well as arranging for delivery of the new item to the consumer's desired address; and

  . Interactive Call Center--provides the consumer with a menu of selections that include Dealer Locator, Automated Order Entry, receiving a catalog, registering the warranty of a product, contest entry and an option for callers to be forwarded to a live operator.

  NEXTLINK also provides a virtual communications center for mobile professionals and workgroups, which offers a suite of personal communications services. These services are made available through a specialized personal telephone number marketed as a "Magic Number(TM)". The key services provided by this center are the following:

  . Follow-Me--which instructs the communications center to forward any calls to a Magic Number to a particular local telephone number;

  . Voice Messaging--allows subscribers to receive, send, keep, transfer, instantly reply to or request future delivery for voice messages;

  . Call-out--enables subscribers to make calls from the communications center without hanging up between calls or dialing another PIN number;

  . Paging--notifies subscribers via pager of new and urgent messages;

  . Caller ID--captures the telephone number of anyone who calls the subscriber, which is also displayed on the subscriber's pager;

  . Fax Messaging--stores the incoming fax and delivers it to the nearest fax machine when the subscriber calls in to retrieve it; and

  . Teleconferencing--handles all teleconferencing needs through a teleconferencing operator.

  The Company anticipates that it will continue to explore other enhanced communications services opportunities and may acquire additional service providers in the future that support its overall business and marketing strategies.

SALES AND CUSTOMER CARE

 Overview

  The Company will utilize a two-pronged sales strategy in each of its markets. First, initial sales efforts for local and long distance services will be focused on small and medium sized businesses. The Company's market research indicates that these customers would prefer a single source and single bill for their telecommunications services. The Company intends to attract these customers through a direct sales effort offering combined local and long distance services at a 10% to 15% discount from the ILEC. This will provide the Company's customers a level of convenience that has been generally unavailable since the break-up of AT&T. Second, the Company is marketing its enhanced communications services via a separate direct sales force in each market, which is expected to increase the number of customers for all of NEXTLINK's telecommunications services in that market at a faster rate. In addition, the Company is continuing its sales efforts for traditional CAP services to long distance carriers and large commercial users.

 Sales Force

  The Company is building a highly motivated and experienced direct sales force and customer service organization. The Company recruits salespeople with experience in selling competitive telecommunications services in the metropolitan areas where they will be based. Salespeople are incentivized through a commission structure with a target of 50% of a salesperson's commission to be based upon performance.

  With respect to traditional CAP services, the Company currently utilizes a national sales force to establish and expand long distance company access service sales. Sales efforts for long distance carriers are centralized in order to provide a single point of contact for these customers. This yields a more efficient and cost effective operational environment.

  The Company anticipates that its enhanced communications services will continue to be sold across the country by the existing national sales force for these services. The Company has also augmented these efforts with a separate, targeted, locally based sales force in each of its facilities-based markets. The Company believes that this two-pronged approach to each market will provide revenue incremental to facilities-based operations.

 Customer Care

  The Company intends to augment its direct sales approach with superior customer care and support through locally based, customer care representatives. Each customer will have a single point of contact for customer care who will be responsible for solving problems and responding to customer inquiries. The Company will seek to provide a customer care group that will have the ability and resources to respond to and resolve customer problems as they arise. The Company believes that these representatives will be most effective if they are based in the community in which the Company is offering services.

REGULATORY OVERVIEW

 Overview

  The Company's services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent those facilities are used to provide interstate or international communications. The state regulatory commissions retain jurisdiction over the same facilities and services to the extent they are used to originate or terminate intrastate communications. Local governments sometimes impose franchise or licensing requirements on CAPs and local exchange carriers and regulate street opening and construction activities.

  The Telecom Act imposes on ILECs certain interconnection obligations that, taken together, grant competitive entrants such as the Company what is commonly referred to as "co-carrier status." In addition, the Telecom Act generally preempts state or local legal requirements that prohibit or have the effect of prohibiting any entity from providing telecommunications service. The Telecom Act allows state regulatory authorities to continue to impose competitively neutral requirements designed to promote universal service, protect public safety and welfare, maintain quality of service and safeguard the rights of consumers. The Telecom Act also preserves the ability of state and local authorities to manage and require compensation for the use of public rights-of-way by telecommunications providers including CAPs and other competitors to the ILECs in the local market.

  It is anticipated that co-carrier status and the preemption of state and local prohibitions on entry could permit the Company to become a full service provider of switched telecommunications services anywhere in the United States. The following table summarizes the interconnection rights granted by the Telecom Act that are most important to the achievement of this goal and the Company's beliefs as to the anticipated effect of the new requirements, if properly implemented.

      ISSUE                  DEFINITION                ANTICIPATED EFFECT
      -----                  ----------                ------------------
Interconnection     Efficient network             Allows competitive
                    interconnection to transfer   telecommunications provider
                    calls back and forth between  to service and terminate
                    ILECs and competitive         calls to customers not
                    networks (including 911, 0+,  directly connected to its
                    directory assistance, etc.)   networks

Local Loop          Allows competitors to         Reduces the capital and
 Unbundling         selectively gain access at    operating costs of a
                    cost-based rates to ILEC      competitive
                    wires from central offices    telecommunications provider
                    to customer premises          to serve customers not
                                                  directly connected to its
                                                  networks

Reciprocal          Mandates reciprocal           Improves the competitive
 Compensation       compensation for local        telecommunications
                    traffic exchange between      provider's margins for local
                    ILECs and competitors         service

Number Portability  Allows customers to change    Allows customers to switch
                    local carriers without        to competitive
                    changing numbers; true        telecommunications
                    portability allows incoming   provider's local service
                    calls to be routed directly   without changing phone
                    to a competitor. Interim      numbers
                    portability allows incoming
                    calls to be routed through
                    the ILEC to a competitor at
                    the economic equivalent of
                    true portability

Access to Phone     Mandates assignment of new    Allows competitive
 Numbers            telephone numbers to          telecommunications providers
                    competitive                   to provide telephone numbers
                    telecommunications            to new customers on the same
                    provider's customers          basis as the ILEC

  While the interconnection rights established in the Telecom Act are a necessary prerequisite to the introduction of full local competition, they must be properly implemented to be effective. Significant implementation issues remain to be resolved before the barriers to entry into the local telephone business are sufficiently lowered to permit widespread competitive entry. See "Federal Legislation" below for a more complete explanation of the potential effect of the Telecom Act on the Company's business.

 Federal Regulation

  The FCC has adopted a "forbearance" policy for non-dominant carriers, such as the Company and its subsidiaries, under which no prior approval is needed for network construction or acquisition, and only minimal tariff and reporting requirements are in effect. The Telecom Act now gives the FCC the authorization to eliminate tariff and reporting requirements as well. As a result of the Interconnection Decisions, the Company is able to offer interstate collocated special access and collocated switched access transport services to virtually every business, government and institutional end-user in the cities in which the Company provides services without being directly connected to such customers. The Interconnection Decisions enabled CAPs to compete for transport of switched long distance calls between ILEC central offices and long distance companies' POPs. At the same time the ILECs were granted greater pricing flexibility for those services. Certain aspects of the Interconnection Decisions were subsequently overturned as a result of court appeals by the ILECs. In particular, the FCC was not allowed to insist that the ILECs offer actual physical interconnection of CAP facilities in the ILEC central offices. Instead, in February 1994, the FCC modified its decision to permit either such physical interconnection or "virtual" interconnection in which ILECs own, install, maintain and lease to CAPs the equipment to interconnect the CAP networks with the ILEC facilities. The Telecom Act, however, now requires that ILECs provide CAPs with physical collocation on rates, terms and conditions that are just and reasonable, unless the ILEC can demonstrate to state regulators that physical collocation is not practical. The Company believes that either physical or virtual collocation of its facilities in a timely fashion for appropriate rates and terms will accommodate its purposes.

  In July 1995, the FCC took two actions related to the assignment of telephone numbers, first mandating that over the course of the next year responsibility for administering and assigning local telephone numbers be transferred from the BOCs and a few other ILECs to a neutral entity and second, proposing a regulatory structure under which a wide range of number portability issues would be resolved.

  In September 1995, the FCC issued a Notice of Proposed Rulemaking which proposes rules that, among other things, would increase ILEC pricing flexibility and deregulation either automatically or as competition increases.

 Federal Legislation

  The Telecom Act, enacted on February 8, 1996, substantially revised the Communications Act of 1934. The Telecom Act establishes a regulatory framework for the introduction of local competition throughout the United States. Among other things, the Telecom Act preempts any state or local government from prohibiting any entity from providing telecommunications service. This provision sweeps away prohibitions on entry found in almost half of the states in the country at the time the Telecom Act was passed.

  The Telecom Act also establishes a dual federal-state regulatory scheme for eliminating other barriers to competition faced by CAPs, competitors to the ILECs and other new entrants into the local telephone market. Specifically, the Telecom Act imposes on ILECs certain interconnection obligations to be implemented by FCC regulations. The Telecom Act contemplates that states will apply the federal regulations as they oversee interconnection negotiations between ILECs and competitors to the ILECs, CAPs and other new entrants.

  While the Telecom Act will probably accelerate the introduction of rules promoting local competition, it is still far from certain what form the rules will take and how effective those rules will be. The FCC has significant discretion in the manner in which the Telecom Act will be implemented. The details of the rules adopted by the FCC implementing the Telecom Act requirements, particularly those relating to number portability and reciprocal compensation, will have a significant effect in determining the extent to which barriers to competition in local services are removed, as well as the time frame within which such barriers are eliminated. The FCC may also grant ILECs increased pricing flexibility to enable them to respond to competition. To the extent such pricing flexibility is granted, the Company's ability to compete for certain services may be adversely affected.

  Furthermore, the Telecom Act provides specific guidelines under which ILECs that are subsidiaries of RBOCs may provide interLATA or long distance service to customers in their regions. Specifically, these ILECs are generally not permitted to enter the in-region, interLATA business in a particular state until the FCC has determined that they have complied with a list of requirements designed to encourage local competition.

  Finally, in overseeing interconnection negotiations, the approach adopted by particular state regulatory authorities may significantly affect the effectiveness of the Telecom Act in promoting competition in local services. In states that fail to facilitate local competition, it may prove difficult, without preemptive action by the FCC, for the Company to obtain adequate interconnection agreements.

 State Regulation

  A small percentage of the Company's current circuits may be classified as intrastate and therefore subject to state regulation. However, the Company expects that as its business and product lines expand, the Company will offer more intrastate service. In all states where certification as a common carrier is currently required, the Company's operating subsidiaries are certificated or have applied for certification. State authorizations historically have varied in the scope of the intrastate services permitted. However, under the Telecom Act, states may no longer prohibit competitive supply of any telecommunications service although states may require prior certification and certain qualification thresholds as a precondition to gaining certification.

  In most states, the Company is required to file tariffs setting forth the terms, conditions and prices for services which are classified as intrastate. In some states, the Company's tariff can list a range of prices for particular services, and in others, such prices can be set on an individual customer basis. The Company is not subject to price cap or to rate of return regulation in any state in which it currently provides services.

  As noted above, states retain a significant regulatory role under the Telecom Act. The Telecom Act allows state regulatory authorities to continue to impose competitively neutral requirements designed to promote universal service, protect public safety and welfare, maintain quality of service and safeguard the rights of consumers. The Telecom Act also preserves the ability of state and local authorities to manage and require compensation for the use of public rights-of-way by telecommunications providers including CAPs and other competitors to the ILECs in the local market. The Telecom Act also grants state regulators the authority to mediate or arbitrate disputes that arise during interconnection negotiations. Finally, the Telecom Act requires state approval of interconnection agreements.

 Local Government Authorizations

  In certain locations, the Company is required to obtain local franchises, licenses or other operating rights and street opening and construction permits to install and expand its fiber-optic networks. In some of the areas where the Company provides network services, the Company's subsidiaries pay license or franchise fees based on a percentage of gross revenues or on a per linear foot basis. There is no assurance that certain cities that do not impose fees will not seek to impose fees, nor is there any assurance that, following the expiration of existing franchises, fees will remain at their current levels. Under the Telecom Act, state and local governments retain the right to manage the public rights-of-way and to require fair and reasonable compensation from telecommunications providers, on a competitively neutral and nondiscriminatory basis for use of public rights-of-way.

  If any of the Company's existing franchise or license agreements were terminated prior to its expiration date and the Company was forced to remove its fiber from the streets or abandon its network in place, such termination would have a material adverse effect on the Company's subsidiary in that area and could have a material adverse effect on the Company. The Company believes that the provisions of the Telecom Act barring state and local requirements that prohibit or have the effect of prohibiting any entity from providing telecommunications service should be construed to preclude any such action. However, there can be no assurance that one or more local authorities will not attempt to take such action. Nor is it clear that the Company would prevail in any judicial or regulatory proceeding to resolve such a dispute.

COMPETITION

  As noted above, the regulatory environment in which the Company operates is changing rapidly. The passage of the Telecom Act combined with other actions by the FCC and state regulatory authorities continues to promote competition in the provision of telecommunications services.

 ILECs

  In each city served by its networks, the Company faces, and expects to continue to face, significant competition from the ILECs, which currently dominate their local telecommunications markets.

  The Company expects to compete with the ILECs in its markets for local exchange services on the basis of product offerings, reliability, state-of-the-art technology, price, route diversity, ease of ordering and customer service. However, the ILECs have long-standing relationships with their customers and provide those customers with various transmission and switching services that the Company, in many cases, does not currently offer. The Company has sought, and will continue to seek, to achieve parity with the ILECs in order to become able to provide a full range of local telecommunications services. See "Regulatory Overview" for additional information concerning the regulatory environment in which the Company operates. Existing competition for private line and special access services is based primarily on quality, capacity and reliability of network facilities, customer service, response to customer needs, service features and price, and is not based on any proprietary technology. As a result of the comparatively recent installation of the Company's fiber-optic networks, its dual path architectures and the state-of-the-art technology used in its networks, the Company may have cost and service quality advantages over some currently available ILEC networks.

 Other Competitors

  The Company also faces, and expects to continue to face, competition from other potential competitors in certain of the markets in which the Company offers its services. In addition to the ILECs and other CAPs, potential competitors capable of offering private line and special access services include long distance carriers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators, and private networks built by large end-users.

  The Company believes that the Telecom Act as well as a recent series of completed and proposed transactions between ILECs and long distance companies and cable companies increase the likelihood that barriers to local exchange competition will be removed. The Telecom Act states that introduction of such competition will allow ILECs to provide long distance services. When ILECs are permitted to provide such services, they will be in a position to offer single source service. On March 4, 1996, AT&T announced that it had completed filings to offer local telephone service in all 50 states and that it hoped to begin negotiations with local phone companies by the middle of March on terms for interconnection. In addition, on March 4, 1996, GTE announced that it had begun offering long distance service to its local phone service customers in Michigan and Minnesota and expects to offer long distance service in all 28 states where it currently offers local service by the end of 1996.

  In some cases, cable television companies are upgrading their networks with fiber optics and installing facilities to provide fully interactive transmission of broadband voice, video and data communications. In addition, under the Telecom Act, electric utilities may install fiber-optic telecommunications cable and may facilitate provision of telecommunications services by electric utilities over those networks if granted regulatory authority to do so.

  Cellular and PCS providers may also be a source of competitive local telephone service. However, the Company believes these operators will be large users of CAP access services to transport their calls among their radio transmitter/receiver sites through networks that avoid the ILECs with whom they compete.

  The Company also competes with equipment vendors and installers, and telecommunications management companies, with respect to certain portions of its business.

  A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new competitors to the Company. Many of the Company's existing and potential competitors have financial, personnel and other resources significantly greater than those of the Company.

  With respect to the Company's enhanced communications services, there are several competitors that provide interactive voice response services. Of these, the most significant from a volume of call processing standpoint is Call Interactive, located in Omaha, Nebraska. Call Interactive focuses on large volume customers. Another competitor, Telemedia, which is owned by Sprint, also offers significant call volume capacity. With respect to the Company's virtual communications center, there are numerous competitors with product offerings that include some or all of the services offered by the Company's communications center.

PURCHASING AND DISTRIBUTION

  With respect to the Company's fiber-optic networks, which constitute the Company's most significant capital investments, the Company has entered into general purchase agreements with key equipment suppliers for fiber and fiber-optic transmission equipment, Nortel for telecommunications switches, and other suppliers for various other components of each system. These agreements provide the basic framework under which purchase orders for these system components will be made. The specific purchases made for each network depend upon the configuration and other factors related to the network, such as the prospective customer base and location and the services to be offered over the network. Once these factors are established, purchase orders for the appropriate fiber and selected equipment types are placed under the general purchase agreements.

PROPERTIES

  Neither the Company nor any of its subsidiaries owns any real property. The Company leases space for, among other things, offices, equipment rooms, collocation sites and general storage space.

EMPLOYEES

  As of March 31, 1996, the Company employed approximately 255 people, including full-time and part-time employees. The Company considers its employee relations to be good. None of the employees of the Company is covered by a collective bargaining agreement.

TRADEMARKS AND TRADE NAMES

  The Company uses the name "NEXTLINK" as its primary business name. In July 1995, the Company filed for federal trademark protection of this name. In addition, filings have been made to register Magic Number and related marks as protected trademarks under federal law. These filings all are pending. The Company has no assurance that they will be granted.

LEGAL PROCEEDINGS

  The Company is not currently the party to any legal proceedings, other than regulatory proceedings that are in the normal course of its business.

                                  MANAGEMENT

  In a manager managed limited liability company such as NEXTLINK, there is no board of directors. Pursuant to the terms of the LLC Agreement, management of the Company is vested in two Managing Members, Eagle River and a corporation that is wholly owned by Mr. Craig O. McCaw. Eagle River owns approximately 88% of the Company's Class A Units and, therefore, effectively exercises control over the Company's affairs. The Managing Members have authorized the following persons to hold the positions designated below and to assist in the administration of the day-to-day operational matters of the Company:

                  NAME                 AGE                POSITION
                  ----                 ---                --------
   Craig O. McCaw.....................  45 Chief Executive Officer
   James F. Voelker...................  45 President
   Kathleen H. Iskra..................  39 Vice President, Chief Financial
                                            Officer and Treasurer
   R. Bruce Easter, Jr. ..............  38 Vice President, Secretary and General
                                            Counsel
   Charles P. Daniels.................  39 Vice President and Chief Marketing
                                            Officer
   Gordon Sileo.......................  49 Vice President and Chief Information
                                            Officer
   Phillip F. Thompson................  49 Vice President--Engineering and
                                            Operations
   J. Scott Bonney....................  39 Vice President--Regulatory Affairs

  The following persons are officers of Eagle River and additionally serve as advisory officers to NEXTLINK in the following capacities:

                       NAME                      AGE                POSITION
                       ----                      ---                --------
   Dennis Weibling..............................  44 Executive Vice President
   Scot Jarvis..................................  35 Executive Vice President(1)
   C. James Judson..............................  51 Executive Vice President
   William A. Hoglund...........................  42 Executive Vice President

- --------
(1) Effective April 30, 1996, Mr. Jarvis resigned as an officer of Eagle River, but continues to serve as an advisory officer of the Company.

  The following persons are the presidents of the Company's operating subsidiaries:

                   NAME                  AGE                POSITION
                   ----                  ---                --------
   Greg Green...........................  32 President of NEXTLINK Washington,
                                              L.L.C.
   Don Hillenmeyer......................  50 President of NEXTLINK Tennessee,
                                              L.L.C.
   Jan Loichle..........................  48 President of NEXTLINK Solutions,
                                              L.L.C.
   Robert Kingery.......................  42 President of NEXTLINK Interactive,
                                              L.L.C.
   Gary Rawding.........................  44 President of NEXTLINK Pennsylvania,
                                              L.P.
   Dwayne Nielson.......................  41 President of NEXTLINK Utah, L.L.C.

  All of the persons identified above serve at the discretion of the Managing Members of the Company. There are no family relationships between any person identified above. The following are brief biographies of persons identified above:

  Craig O. McCaw has been Chief Executive Officer of NEXTLINK since September 1994. Mr. McCaw is also Chairman and Chief Executive Officer of Eagle River, a company formed and owned by Mr. McCaw to make strategic investments in telecommunications ventures. Mr. McCaw was the founder, chairman and chief executive officer of McCaw Cellular Communications, Inc. ("McCaw Cellular"), the nation's leading provider of wireless communications services, until the company was sold to AT&T in August 1994. Prior to entering the cellular telephone business in 1973, Mr. McCaw took over daily operation of a small cable television operation in Centralia, Washington, that he and his three brothers owned. Under his leadership, this one-system operation serving 4,000 subscribers eventually grew to be the nation's 20th largest cable operator serving 450,000 subscribers. In 1974, he expanded the cable company's services by entering the paging and conventional mobile telephone industries and eventually became the fifth largest paging operator in the country, serving approximately 320,000 subscribers in 13 states. In 1981, Mr. McCaw saw the revolutionary potential of wireless communications and committed the company to developing broad-based cellular telephone services. Later, McCaw Cellular became the nation's largest cellular telephone operator, with cellular system positions in more than 100 U.S. cities, representing more than 100 million potential customers. The company also had interests in wireless data transmissions, personal communications services, air-to-ground phone systems and satellite communications at the time of its sale to AT&T. Mr. McCaw is one of the two principal owners of Teledesic Corporation, which in March 1994 announced plans for a worldwide satellite-based telecommunications system. Mr. McCaw is indirectly a significant stockholder, a director and Chairman of the Operating Committee of Nextel Communications, Inc., a provider of wireless telecommunications services.

  James F. Voelker has been the President of NEXTLINK since April 1995 and is responsible for developing the overall vision and direction for the company. Mr. Voelker has 17 years of experience in the telecommunications industry, in a variety of executive positions. As the Vice President of Sales, Marketing and Customer Service of Lexitel Corporation, a 1981 entrant into the long distance market, Mr. Voelker directed growth from zero to $60 million in revenues. As a co-founder of Digital Signal Inc. ("Digital Signal"), Mr. Voelker served as Chief Operating Officer and Chief Executive Officer from 1985 through the company's sale to SP Telecom in 1990. Digital Signal supplied capacity, engineering, provisioning, and operational support for their customers. Mr. Voelker continued through 1991 as an executive vice president and director of SP Telecom. In 1992, Mr. Voelker assumed the role of Vice Chairman of City Signal Inc., a CAP, which constructed and operated networks in six markets. Subsequently, Mr. Voelker added the title of Chief Executive Officer as it merged with Teledial America (its sister company), to form U.S. Signal, one of the first competitive local exchange companies in the country. Mr. Voelker has also served as Vice Chairman of ALTS, the industry association for competitive access providers. Mr. Voelker was also a director of Phoenix Network, Inc., a publicly held long distance company.

  Kathleen H. Iskra has been Vice President, Chief Financial Officer and Treasurer of NEXTLINK since January 1996. Prior to that, she was President and Chief Executive Officer of Horizon Air, a wholly owned subsidiary of Alaska Air Group. Prior to her appointment at Horizon Air, Ms. Iskra served as staff vice president of finance and controller of Alaska Airlines and Alaska Air Group. Ms. Iskra's service with Alaska began in 1987, when she was appointed Controller. Prior to joining Alaska, she was an audit manager with Arthur Andersen & Co.

  R. Bruce Easter, Jr. has been Vice President, General Counsel and Secretary of NEXTLINK since January 1995. From 1986 to December 1994, Mr. Easter was an associate and then partner in the law firm of Davis Wright Tremaine in Seattle, Washington, where he focused on communications law and media matters. Prior to joining Davis Wright Tremaine, Mr. Easter was a legal assistant at Home Box Office, Inc. from 1980 through 1986.

  Charles P. Daniels joined NEXTLINK as Vice President and Chief Marketing Officer in November 1995. Mr. Daniels is responsible for Marketing, Market Development, Product Development, and Engineering. From 1992 to 1995, Mr. Daniels worked for MCI where he was the founder and Program Manager of the network MCI Developers Lab. Mr. Daniels was also a founding member of MCI's Advanced Technology Group. Prior to joining MCI, Mr. Daniels worked for Manufacturers Hanover Trust from 1989 to 1992 as Vice President/Strategic Technology & Research, where he was responsible for evaluating and implementing new technologies that either reduced costs or generated new revenue.

  Gordon Sileo joined NEXTLINK as the Chief Information Officer in August 1995. Mr. Sileo is responsible for designing and implementing the NEXTLINK information technology, corporate communications and infrastructure. Prior to joining NEXTLINK, Mr. Sileo was Vice President of Information Services for US Signal from June 1994 to July 1995. From September 1991 to July 1993, Mr. Sileo was Vice President of Management Information Services for SP Telecom.

  Phillip F. Thompson has been Vice President, Engineering and Technical Operations, of NEXTLINK since December 1994. Mr. Thompson is responsible for designing, engineering, and implementing the NEXTLINK network platform. Prior to joining NEXTLINK in December 1994, Mr. Thompson served as Vice President of Operations and Engineering for STSJ Telephone Company responsible for system design, bid and budget responsibility for various projects. Prior to this, Mr. Thompson held the position of Vice President of Product Development and Vice President, MIS, at SP Telecom. Prior to SP Telecom, Mr. Thompson held the position of Vice President of Operations, Engineering and MIS at Digital Signal, Inc. from 1986 to 1990.

  J. Scott Bonney has been Vice President of Regulatory and External Affairs for NEXTLINK since November 1994. He is responsible for implementing NEXTLINK's regulatory and industry affairs initiatives. Prior to joining NEXTLINK, from November 1992 to November 1994, Mr. Bonney was Vice President of Regulatory and External Affairs for Ameritech in Illinois, where he was responsible for implementing Ameritech's competitive network unbundling plan. Prior to joining Ameritech, from 1988 through November 1992, Mr. Bonney served as Director of Regulatory Affairs for Teleport Communications Group one of the original competitors for local phone service.

  The following individuals act in an advisory capacity for the Company.

  Dennis Weibling has been Executive Vice President of NEXTLINK since September 1994 and President of Eagle River, Inc., a manager of Eagle River since October 1993. Prior to joining Eagle River, Inc., Mr. Weibling was a shareholder at Clark, Nuber & Co., P.S., a public accounting firm in Bellevue, Washington, where he was responsible for corporate and individual tax planning, specializing in estate planning, personal tax planning, financial projections, retirement plans and deferred compensation arrangements. Mr. Weibling also serves on the Executive Committee of Teledesic Corporation. Prior to joining Clark, Nuber & Co. in July 1981, Mr. Weibling was with the accounting firm Arthur Andersen & Co. in Columbus, Ohio.

  Scot Jarvis has been Executive Vice President of NEXTLINK since September 1994 and Vice President of Eagle River, Inc. from October 1994 through April 1996 and was the acting President of the Company from September 1994 to April 1995. Prior to joining Eagle River, Inc., Mr. Jarvis served as Vice President of McCaw Development Corporation from 1993 to 1994 and of McCaw Cellular since 1988. During his tenure at McCaw Cellular, Mr. Jarvis served in the positions of General Manager from 1990 to 1993, Vice President of Acquisitions and Development from 1988 to 1990 and Assistant Vice President from 1985 to 1988. Mr. Jarvis also recently served on the Board of Directors or executive committees of: Horizon Cellular Group, Los Angeles Cellular Telephone Company, Cellular 2000 Partnership, Cybertel Cellular Telephone Company (St. Louis), Northwest Cellular Partnership, and Movitel del Noroeste (Mexico Region). Mr. Jarvis has also served as the President of the Iberia Cellular Telephone Company from 1991 to 1994.

  C. James Judson has been Executive Vice President of NEXTLINK since February 1995 and Vice President and General Counsel of Eagle River, Inc. since January 1995. Prior to joining Eagle River,

Inc., from January 1, 1975 through January 1995, Mr. Judson was a partner in the law firm of Davis Wright Tremaine where he focused his practice primarily in the areas of corporation law and taxation.

  William A. Hoglund has been Executive Vice President of NEXTLINK since February 1996 and Vice President and Chief Financial Officer of Eagle River, Inc. since January 1996. Prior to joining Eagle River, Inc., Mr. Hoglund was a Managing Director of J.P. Morgan & Co. in its investment banking group. Mr. Hoglund was employed by J.P. Morgan & Co. from 1977 through 1995, focusing for the past nine years on clients in the telecommunications, cable and media industries.

  The following individuals are the senior management of the Company's subsidiaries.

  Greg Green has been the President of NEXTLINK Washington since March 1995. Prior to that, from 1985 through March 1995, Mr. Green was the founder and former President of Tel-West Communications, Inc. ("Tel-West") until the Company's acquisition of certain of the assets of that company. At Tel-West, Mr. Green provided overall management of business development, sales and customer service. Mr. Green successfully negotiated with the Washington State Utilities and Transportation Commission to become the second competitive local exchange carrier in Washington State's history and the first in the city of Spokane.

  Don Hillenmeyer has been the President of NEXTLINK Tennessee since March 1995. Prior to joining NEXTLINK in March of 1995, Mr. Hillenmeyer was president of MCMG, Inc., a Nashville-based wireless communications management consulting and operations firm specializing in running Rural Service Area
(RSA) for independent cellular telephone owners. Before founding MCMG, Inc., Mr. Hillenmeyer held various senior management positions at McCaw Cellular and was responsible for 13 southern states from August 1986 to February 1990.

  Jan Loichle has been the President of NEXTLINK Solutions (the virtual communications center) since July 1995. Prior to joining NEXTLINK, Ms. Loichle was Executive Vice President at U.S. Signal in Detroit and Grand Rapids, Michigan from April 1993 to July 1995. At U.S. Signal Ms. Loichle led the development of an enhanced service platform (Magic Number) from concept through production system and implementation. From 1990 to 1993, Ms. Loichle was Assistant Vice President of Finance for SP Telecom in San Francisco. Prior to that, Ms. Loichle was Vice President of Financial Operations for Lexitel/Allnet/ALC in Birmingham, Michigan from December 1980 to October 1989.

  Robert Kingery has been the President of NEXTLINK Interactive (the interactive voice response provider) since joining the Company in August 1995. Prior to joining NEXTLINK, Mr. Kingery was the President and Chief Executive Officer of Sound Response Corporation, an interactive voice services business he co-founded in 1991.

  Gary Rawding has been President of NEXTLINK Pennsylvania since September 1994. Prior to founding Penns Light Communications, Inc., certain assets of which were acquired by the Company in September 1994, he served as Vice President of Sales & Marketing at Eastern TeleLogic Corporation from 1989 until 1993. Prior to joining Eastern TeleLogic, Mr. Rawding held various positions with Bell Atlantic Corporation.

  Dwayne Nielson has been President of NEXTLINK Utah since February 1996. Prior to joining NEXTLINK, Mr. Nielson was Assistant Vice President, Consumer and Small Business Market, at Sprint Corporation from October 1994 to February 1996. Prior to that, from August 1985 through October 1994, Mr. Nielson held a variety of sales and marketing positions at Sprint and United Telephone.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth, for the fiscal year ended December 31, 1995, individual compensation information for the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1995 (the "Named Executive Officers").

                                     ANNUAL COMPENSATION
                                     --------------------
                                                               OTHER        SECURITIES
   NAME AND PRINCIPAL                                          ANNUAL       UNDERLYING       ALL OTHER
        POSITION         FISCAL YEAR SALARY ($) BONUS ($) COMPENSATION ($) OPTIONS(#)(1)  COMPENSATION(2)
   ------------------    ----------- ---------- --------- ---------------- -------------  ---------------
Craig O. McCaw, Chief
 Executive Officer......    1995          -0-       -0-           -0-              -0-           -0-
James F. Voelker,
 President..............    1995       89,405    87,000        11,542(3)     1,000,000           -0-
Gary Rawding(4),
 President of NEXTLINK
 Pennsylvania...........    1995      110,000    50,000           -0-              -0-         4,275
Robert Kingery(4),
 President of NEXTLINK
 Interactive............    1995       65,589    88,082           -0-           98,347(5)        -0-
R. Bruce Easter, Jr.
 Vice President and
 General Counsel........    1995       93,666    50,000           -0-          125,000         2,499

- --------
(1)Represents Class B membership units subject to compensatory equity option plan options granted during 1995.
(2)Represents contributions made by the Company on behalf of the executive officer under the Company's 401(k) Plan.
(3)Of this amount, $11,238 was allocated to temporary housing expenses.
(4)Mr. Kingery and Mr. Rawding are both active in the management of the Company.
(5) This represents the number of Company unit options to acquire Class B units pursuant to the Recapitalization of the Company and its subsidiaries. Prior to the Recapitalization, this executive held options to acquire membership interests in one of the Company's subsidiaries.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATES
                                                                            OF STOCK PRICE
                                     INDIVIDUAL GRANTS              APPRECIATION FOR OPTION TERM(1)
                                    -------------------             ----------------------------------
                         NUMBER OF
                         SECURITIES % OF TOTAL OPTIONS
                         UNDERLYING     GRANTED TO      EXERCISE OR
   NAME AND PRINCIPAL     OPTIONS   EMPLOYEES IN FISCAL BASE PRICE      EXPIRATION       5%    10%
        POSITION         GRANTED(#)       YEAR(%)         ($/SH)          DATE(2)        ($)   ($)
   ------------------    ---------- ------------------- ----------- ------------------- --------------
Craig O. McCaw, Chief
 Executive Officer......       -0-          -0-             -0-             N/A           -0-   -0-
James F. Voelker,
 President.............. 1,000,000         31.0             .01       April 10, 2010      -0-   -0-
Gary Rawding, President
 of NEXTLINK
 Pennsylvania...........       -0-          N/A             N/A             N/A           -0-   -0-
Robert Kingery,
 President of NEXTLINK
 Interactive............    98,347          3.0             .01      September 1, 2010    -0-   -0-
R. Bruce Easter, Jr.,
 Vice President and
 General Counsel........   125,000          3.9             .01       January 9, 2010     -0-   -0-

- --------
(1) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Class B member units. The Class B option values are based upon the increase in appreciation of the Company's Class A member units as reflected in the following formula. The amounts shown reflect the difference between (a) the appreciation of each Class A member unit at the SEC's assumed annual rates of appreciation through the fifteenth anniversary of the date of the grant based on an initial $1.00 per Class A member unit valuation and (b) the sum of (i) payment of the exercise price, (ii) the return of capital to the Class A unit holders, and (iii) the payment of a preferred return to the Class A unit holders. Pursuant to the Company's limited liability company agreement, the Class A unit holders are entitled to a preferred return on their capital contributions equal to the prime rate plus 2%. The Company utilizes the prime rate of Bank of America Northwest d/b/a Seafirst Bank for this purpose. The bank's average annual prime rate for 1995 was 8.75% and the Company has used this rate in calculating the above returns under the SEC's assumed rates of return.

  The value of the Company's Class B units is determined in accordance with the Company's Equity Option Plan ("EOP"). Although Class B units, when exercised, will constitute an ownership interest in the Company, the interest is limited to the appreciation in value of the Company, that is the distributable profits interest, if any, of the Company. Pursuant to the EOP, the Administrative Committee, which is comprised of two representatives from Eagle River and the President of the Company, determines the appreciation interest value of the options. During 1995, the members of the Administrative Committee were Messrs. Weibling, Jarvis, and Voelker. During the period in which these options were granted, the EOP provided that the valuation would be based upon financial data dated as of the close of the most recent tax year. Because of the small amount of capital invested at December 31, 1994, and because there had been no appreciation in the value of Class A units at December 31, 1994, there was no fair market value ascribed to the unit options in excess of the $0.01 exercise price at the time of their grants during 1994 and 1995. Further, and consistent with the EOP, no separate determination of value was made for the grants until the end of 1995. The appreciation value was determined by the Administrative Committee by applying a rate of return to the capital invested based on expected rates of return for similar investments in comparable telecommunications businesses and accounting for payment of the preferred return described above and the return of capital to the Class A unit holders, and dividing that amount by the total Class A units issued at December 31, 1995, including those issued in the Recapitalization. Based upon this valuation process, the appreciation interest per unit for Class B units was determined at year end 1995 to be $.4374, and the value of Class A units was $1.45. A compensation expense was then booked accordingly for the Class B units to reflect the difference between the appreciation interest value and the exercise price at year end for the vested portion of the options granted during 1995. Commencing July 1, 1995, the EOP was revised to provide that the Administrative Committee could revalue the Company based on such financial data as the Administrative Committee deemed appropriate.
(2) The options for Mr. Voelker, Mr. Kingery and Mr. Easter were one-fifth vested at December 31, 1995 and vest in additional one-fifth increments on each anniversary of the date of initial grant.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                                    OPTIONS AT                OPTIONS AT
                                   DECEMBER 31,              DECEMBER 31,
                                      1995(#)                 1995($)(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                         ----------- ------------- ----------- -------------
Craig O. McCaw .............       -0-          -0-         -0-           -0-
James F. Voelker ...........   200,000      800,000      85,480       341,920
Gary Rawding................    54,150       81,224      23,144        34,715
Robert Kingery .............    19,669       78,678       8,407        33,627
R. Bruce Easter, Jr. .......    25,000      100,000      10,685        42,740

- --------
(1) Reflects the difference between the exercise price and a valuation of $0.4374 per unit. Because there is no public market for the Company's membership units, pursuant to the Equity Option Plan, the Plan's Administrative Committee determines the value of the Class B options at least as often as the end of each fiscal year. The valuation set forth above reflects the Administrative Committee's determination of per unit valuation at December 31, 1995.

EMPLOYMENT AGREEMENT

  NEXTLINK Pennsylvania, L.P., an operating subsidiary of the Company, has entered into an employment agreement with Gary A. Rawding, its President, for a term expiring on September 15, 1997, subject to automatic month-to-month extensions unless either party gives 30 days notice not to renew. The agreement provides for a base salary of $110,000, with a total bonus of $50,000 for the five-quarter period ended December 31, 1995 based on the attainment of goals and milestones outlined in the agreement and $10,000 per quarter thereafter. If NEXTLINK Pennsylvania, L.P. fails to renew the agreement or if employment is terminated due to the cessation of its business, NEXTLINK Pennsylvania, L.P. must pay Mr. Rawding his then-current monthly salary until one year after termination. The agreement also contains non-compete, non-solicitation and confidentiality provisions.

EQUITY OPTION PLAN

  The Company has adopted an Amended and Restated Equity Option Plan (the "Option Plan"). Pursuant to the Option Plan, the Company may grant any employee of the Company or its Affiliates (as defined in the Option Plan) the right to acquire Class B membership interests ("Equity Interests") in the Company (an "Option"). The Option Plan is administered by a committee comprised of three members (the "Administrative Committee"). Two of the members are appointed by Eagle River, the primary member of the Company, and the third is the President of the Company. The Administrative Committee has sole and unfettered discretionary authority to administer the Option Plan and to alter, modify, change or terminate the Option Plan at any time.

  An Option granted under the Option Plan must be evidenced by a written agreement between the Company and the employee. Such agreement will set forth the quantity of Equity Interests with respect to which the Option is granted, the Option price, the date the Option is granted, and such other terms, conditions, and restrictions as the Company deems advisable and which are not inconsistent with the terms of the Option Plan. The holder of an Option (an "Option Holder") does not acquire any voting or other rights in the Company or in management of the Company upon the grant of an Option. In addition, the holder of an Equity Interest obtained upon exercise of an Option will not have voting or other management rights in the Company.

  An Option may be exercised, in whole or in part, at any time after December 31, 1996 and within a 15-year period following the date the Option is granted, subject to ratable vesting of the Option over four Years of Service (as defined in the Option Plan) and provisions in the Option Plan relating to early termination of the Option in the case of termination of employment. Any portion of an Option that is not exercised by the end of the 15-year term shall terminate unless extended by the Company.

  The Company has the right to purchase an Option from an Option Holder (or his or her trustee, personal representative, guardian, executor or administrator) (collectively the "Transferee") at a purchase price equal to the then Fair Market Value (as defined in the Option Plan) of the Option upon the occurrence of (a) the bankruptcy of the Transferee (b) an adjudication by a court that the Transferee is insane or incompetent; (c) any general assignment by the Transferee for the benefit of his creditors; (d) the death of the Transferee; (e) the termination, for any reason, of the Transferee's employment with the Company or an Affiliate (as defined in the Option Plan); or (f) any other event which would cause an interest in the Company to be sold, assigned, awarded, confirmed, or otherwise transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily or by operation of law.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  From the inception of the Company through the end of 1995, the Company's capital and operational funding was providing on an as needed basis, and such funding was provided, in chief, by Eagle River. During this period, under the Company's limited liability company agreement, one equity unit was issued for each dollar in cash or assets contributed to the Company. The equity ownership units issued from time to time during the course of this period thus reflect this one dollar to one equity unit equivalency. As of March 31, 1996, Eagle River had contributed approximately $53.9 million to the Company and had received approximately 53.9 million Class A units.

  On September 15, 1994, the Company lent $100,000 to Gary A. Rawding, President of NEXTLINK Pennsylvania, L.P. This loan is unsecured and is due September 15, 2004, or upon the sale of more than one-half of his interest in NEXTLINK Pennsylvania, L.P. This loan bears interest at the prime rate and requires annual payments on September 15.

  On August 18, 1995, the Company lent $93,141 to James F. Voelker, the Company's President, in connection with his relocation to Washington. This loan bears interest at the prime rate and principal and interest are due the earlier of December 31, 1996 or the sale of Mr. Voelker's former residence.

  On September 1, 1995, the Company agreed to pay $3.0 million to BWP, Inc. in connection with the acquisition of certain assets of Sound Response Corporation. Payments of $1.5 million are due on September 1, 1996 and September 1, 1997, respectively. In addition, the Company issued approximately
4.4 million Class A units to BWP, Inc. in connection with this asset acquisition.

  On January 31, 1995, Eagle River lent NEXTLINK $3.3 million in connection with the acquisition of certain assets from City Signal, Inc. The note is unsecured and bears interest at the prime rate plus 2%. The note plus accrued interest was repaid with a portion of the net proceeds of the Offering. The Company's principal equity owner, Mr. Craig O. McCaw, through Eagle River has made advances to the Company primarily to fund the Company's capital expenditures (excluding acquisitions) and operating losses between January 1996 and April 1996. These advances of approximately $32.2 million, including accrued interest, were repaid using a portion of the net proceeds of the Offering.

  During 1995, Eagle River lent the Company $7.3 million in connection with asset acquisitions and operating expenses. The note bore interest at the prime rate plus 2% and, on December 1, 1995, was converted to equity and approximately 7.3 million Class A units were issued to Eagle River.

  During 1995, the Company incurred expenses for administrative services provided by U.S. Signal, a minority member of the Company, pursuant to temporary agreements related to the acquisitions of certain assets from City Signal, Inc. The Company recorded expenses in connection with fees to this affiliate of $1.5 million in 1995.

  On April 15, 1996, a subsidiary of the Company lent to BWP, Inc., a member of the Company, $121,342 to pay certain taxes incurred by the subsidiary prior to its purchase by the Company from BWP, Inc. The loan is unsecured, matures on October 15, 1996 and bears interest at the prime rate plus 1%.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The Company. The following table sets forth certain information as of May 21, 1996, with respect to the beneficial ownership of the Company's member interests by (i) each person known by the Company to own beneficially 5% or more of the outstanding member interests, (ii) the Company's Managing Members,
(iii) the Company's Chief Executive Officer and each of the Named Executive Officers and (iv) all executive officers as a group.

  Class A Member Units(1)

          NAME AND ADDRESS OF       AMOUNT AND NATURE OF   PERCENTAGE OF CLASS
           BENEFICIAL OWNER              OWNERSHIP                 (%)
          -------------------       --------------------   -------------------
      Eagle River                        53,938,354               84.06
       Investments, L.L.C.
       2300 Carillon Point
       Kirkland, WA 98033
      BWP, Inc.                           4,411,941(2)             6.88
       707 S.W. Washington,
       8th Fl.
       Portland, OR 97205
      NEXTLINK, Inc.                        820,388                1.28
       155 108th Ave. N.E.,
       Suite 810
       Bellevue, WA 98004
      Craig O. McCaw                     54,327,235(3)            84.67
       2300 Carillon Point
       Kirkland, WA 98033
      Dennis Weibling                    53,938,354(4)            84.06
       2300 Carillon Point
       Kirkland, WA 98033
      James F. Voelker                    2,664,072               4.15
       155 108th Avenue N.E.
       8th Floor
       Bellevue, WA 98004
      All executive officers as a        57,491,307               89.60
       group (16 persons)
  Class B Member Units(5)

      James F. Voelker                      400,000               30.35
       155 108th Avenue N.E.
       8th Floor
       Bellevue, WA 98004
      Gary Rawding                           54,150               4.11
       2675 Morgantown Road
       Suite 2100
       Reading, PA 19607
      Robert Kingery                         19,669               1.49
       707 Southwest
       Washington, 8th Floor
       Portland, OR 97205

                                     (Footnotes appear on following page.)

        NAME AND ADDRESS OF        AMOUNT AND NATURE OF       PERCENTAGE OF CLASS
          BENEFICIAL OWNER              OWNERSHIP                     (%)
        -------------------        --------------------       -------------------
      R. Bruce Easter, Jr.                50,000                     3.79
       155 108th Avenue N.E.
       8th Floor
       Bellevue, WA 98004
      All executive officers             822,386                     62.40
       as a group (16 persons)

- --------
(1) These units are all Class A member units.

(2) Represents Class A member units held beneficially by Douglas Bean and Robert F. Kingery, each of whom owns 50% of the total member units held by BWP, Inc.

(3) Represents Class A member units held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River and NEXTLINK, Inc.

(4) Mr. Weibling, who is President of Eagle River, Inc., an affiliate of Eagle River, disclaims beneficial ownership in all securities held by Eagle River, except to the extent of his pecuniary interest therein.

(5) Represents fully-vested options, granted under the Company's Amended and Restated Equity Option Plan (the "Option Plan"), to acquire Class B membership interests in the Company.
 * Less than 1%.

  Eagle River. The following table sets forth certain information as of May 22, 1996, with respect to the beneficial ownership of Eagle River's member interests by (i) each person known by Eagle River to own beneficially 5% or more of the outstanding member interests, (ii) Eagle River's Managing Members, and (iii) Eagle River's Chief Executive Officer.

      NAME AND ADDRESS OF        AMOUNT AND NATURE OF           PERCENTAGE OF CLASS
        BENEFICIAL OWNER             OWNERSHIP(1)                       (%)
      -------------------        --------------------           -------------------
      Craig O. McCaw                   105,000(2)                      99.1
       2300 Carillon Point
       Kirkland, WA 98033
      Dennis Weibling                      944                           *
       2300 Carillon Point
       Kirkland, WA 98033

- --------
(1) Represents Class A member units.
(2) Represents Class A member units held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River and Eagle River, Inc.
  * Less than 1%.

                           DESCRIPTION OF THE NOTES

  The Exchange Notes, like the Senior Notes, are to be issued under an Indenture, dated as of April 25, 1996 (the "Indenture"), between the Company and Capital, as joint and several obligors (collectively, the "Issuers"), and United States Trust Company of New York, as trustee (the "Trustee"). The statements under this caption relating to the Notes and the Indenture are necessarily summaries of the material terms thereof and reference is made to all the provisions of the Indenture, including the definitions of certain terms therein for a more complete description of the Notes and the Indenture. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise indicated, references under this caption to sections, "(S)" or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreement referred to below (see "--Registration Covenant; Exchange Offer") are available at the corporate trust office of the Trustee and may also be obtained from the Company (see "Additional Information" below). For purposes of the description of the Notes, the term "Company" refers to NEXTLINK Communications, L.L.C. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

GENERAL

  The Senior Notes are, and the Exchange Notes will be, senior obligations of the Issuers, will be limited to $350.0 million aggregate principal amount and will mature on April 15, 2006. In serving as a co-issuer of the Notes, Capital is acting as an agent of the Company. NEXTLINK has received all of the net proceeds of the Offering of the Senior Notes. Capital has nominal assets, does not conduct any operations and will not provide additional security for the Notes. The Notes bear interest at the rate per annum shown on the front cover of this Prospectus, payable semi-annually on October 15 and April 15 of each year, commencing October 15, 1996, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding September 15 or March 15, as the case may be. Interest on the Notes, other than Special Interest, if any, is computed on the basis of a 360-day year of twelve 30-day months. ((S)(S)301, 307 and 310)

  The Issuers have agreed to file and cause to become effective a registration statement of which this Prospectus is a part, relating to an exchange offer for the Senior Notes, or, in lieu hereof, to file and cause to become effective a resale shelf registration statement for the Senior Notes. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth herein, Special Interest (as defined below) will accrue and be payable on the Senior Notes either temporarily or permanently. See "-- Registration Covenant; Exchange Offer" below.

  Principal of and premium, if any, and interest (including Special Interest) on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York provided that at the option of the Issuers, payment of interest (including Special Interest) on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Issuers, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. ((S)(S)301, 305 and
1002)

  The Notes are issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. ((S)302) No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. ((S)305)

RANKING

  The Senior Notes are, and the Exchange Notes will be, senior obligations of the Issuers, will rank pari passu in right of payment with all existing and future senior obligations of the Issuers and will rank senior in right of payment to all future subordinated obligations of the Issuers. Holders of secured obligations of the Issuers, however, will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such other obligations.

  The Company's principal operations are conducted through its Subsidiaries, and the Company is therefore dependent upon the cash flow of its Subsidiaries to meet its obligations. The Company's Subsidiaries other than Capital will have no obligation to guarantee or otherwise pay amounts due under the Notes. Therefore, the Senior Notes are, and the Exchange Notes will be, effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon any liquidation or reorganization of such Subsidiary (and the consequent right of holders of the Notes to participate in those assets) will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that the Company itself is recognized as a creditor of the Subsidiary. Any recognized claims of the Company as a creditor of the Subsidiary would be subordinate to any prior security interest held by any other creditor of the Subsidiary and obligations of the Subsidiary that are senior to those owing to the Company.

  As of March 31, 1996, on a pro forma basis after giving effect to the Offering, (i) the total amount of outstanding consolidated liabilities of the Company and its Subsidiaries, including trade payables, would have been approximately $379.1 million, $7.1 million of which would have been secured obligations and (ii) the total amount of outstanding liabilities of the Company's Subsidiaries, including trade payables, would have been $25.2 million, of which $7.1 million represented secured obligations.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The Exchange Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and intergral multiples thereof, in the form of a permanent global certificate in fully registered form (the "Global Note") and deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes."

  Depository Procedures. DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  The Issuers expect that, pursuant to procedures established by DTC, (i) upon issuance of the Global Note, DTC will credit the respective principal amount of Exchange Notes of the individual beneficial interests represented by such Global Note to the accounts of Participants and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes".

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Note as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. None of the Issuers or the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

  Interests in the Global Note will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Exchange Notes to Persons in states which require physical delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

  Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

  DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, DTC reserves the right to exchange the Global Note for Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

  The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Notes for Certificated Notes. A Global Note is exchangeable for definitive Exchange Notes in registered certificated form if
(i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for certificated Exchange Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated Exchange Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

OPTIONAL REDEMPTION

  The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning April 15 of the years indicated:

                                                                      REDEMPTION
       YEAR                                                             PRICE
       ----                                                           ----------
       2001..........................................................  106.250%
       2002..........................................................  104.167%
       2003..........................................................  102.083%
       2004 and thereafter...........................................  100.000%

((S)(S) 203, 1101, 1105 and 1107)

  The Notes will be redeemable prior to April 15, 2001 only in the event that on or before April 15, 1999 the Company receives net proceeds from the sale of its Common Equity, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Notes in a principal amount of up to an aggregate amount equal to 33 1/3% of the original principal amount of the Notes, provided, however, that Notes in an aggregate principal amount equal to at least $175 million remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a redemption price of 112.50% of their principal amount plus accrued and unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive Special Interest due on an Interest Payment Date that is on or prior to the Redemption Date).

  If less than all the Notes are to be redeemed, the Trustee shall select, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000. ((S) 1104)

MANDATORY REDEMPTION; SINKING FUND

  Except as set forth under "Covenants--Limitation on Asset Sales" and "Covenants--Change of Control" below, neither the Company nor Capital is required to purchase or make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECURITY

  The Indenture provides that upon the closing of the Offering, the Company must purchase and pledge to the Trustee for the benefit of the holders of the Notes the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments (excluding Special Interest) due on the Notes. The Company used approximately $117.7 million of the net proceeds of the Offering to acquire the Pledged Securities. The Pledged Securities have been pledged by the Company to the Trustee for the benefit of the holders of Notes pursuant to the Pledge Agreement and are held by the Trustee in the Pledge Account. Pursuant to the Pledge Agreement, immediately prior to an interest payment date on the Notes, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to release from the Pledge Account proceeds sufficient to pay interest then due. In the event that the Company exercises the former option, the Company may thereafter direct the Trustee to release to the Company proceeds or Pledged Securities from the Pledge Account in like amount. A failure by the Issuers to pay interest on the Notes in a timely manner through April 15, 1999 will constitute an immediate Event of Default under the Indenture, with no grace or cure period.

  Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments (excluding Special Interest) due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the sixth scheduled interest payment) the Trustee will be permitted to release to the Company at the Company's request any such excess amount. The Notes are secured by a first priority security interest in the Pledged Securities and in the Pledge Account and, accordingly, the Pledged Securities and the Pledge Account will also secure repayment of the principal amount of the Notes to the extent of such security. At any time while the Pledge Agreement is in force the Company may substitute Marketable Securities (as defined in the Indenture) for the U.S. government securities originally pledged as collateral; provided, however that the Marketable Securities so substituted must have a value (measured at the date of substitution), in the opinion of a nationally recognized firm of independent public accountants selected by the Company, at least equal to 125% of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable Securities) as of the date such Marketable Securities are proposed to be substituted as security for the Company's obligation under the Pledge Agreement.

  Under the Pledge Agreement, assuming that the Issuers make the first six scheduled interest payments on the Notes in a timely manner, all of the Pledged Securities will have been released from the Pledge Account and thereafter the Notes will be unsecured.

REGISTRATION COVENANT; EXCHANGE OFFER

  The Issuers have entered into an Exchange and Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Issuers agree, for the benefit of the Holders of the Senior Notes, (i) to file with the Commission, within 30 days following the Closing, a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to this Exchange Offer pursuant to which notes substantially identical to the Senior Notes (except that such notes will not contain terms with respect to the Special Interest payments described below or transfer restrictions) (the "Exchange Notes") would be offered in exchange for the then outstanding Senior Notes tendered at the option of the holders thereof and
(ii) to use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable thereafter. The Issuers have further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days, and exchange Exchange Notes for all Senior Notes validly tendered and not withdrawn before the expiration of the offer.

  Under existing Commission interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resale of those Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of any unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Issuers are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes. The Exchange Offer Registration Statement will be kept effective for a period ending on the earlier of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement). Each Holder of the Senior Notes (other than certain specified Holders) who wishes to exchange such Senior Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an Affiliate of the Issuers.

  However, if on or before the date of consummation of the Exchange Offer the existing Commission interpretations are changed such that the Exchange Notes would not in general be freely transferable on such date, the Issuers will, in lieu of effecting registration of Exchange Notes, use their reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the Senior Notes for resale by Holders (the "Resale Registration") to become effective and to remain effective for a period of up to three years after the Closing. The Issuers will, in the event of the Resale Registration, provide to the Holders of the Senior Notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such Holders when the Resale Registration for the Senior Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Senior Notes. A Holder of Senior Notes that sells such Senior Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

  Although the Issuers have filed the Exchange Offer Registration Statement, there can be no assurance that such registration statement will become effective. In the event that (i) the Exchange Offer Registration Statement (or, if applicable, the Resale Registration) has not become effective within 120 days following the Closing, (ii) the Exchange Offer has not been consummated within 30 business days after the effective date of the Exchange Offer Registration Statement or (iii) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (iii), a "Registration Default"), then interest will accrue (in addition to the stated interest on the Senior Notes) at the rate of 0.25% per annum on the principal amount of the Senior Notes, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect. Such additional interest (the "Special Interest") will be payable in cash semiannually in arrears on each October 15 and April 15. For each 90-day period that the Registration Default continues, the per annum rate of such Special Interest will increase by an additional 0.25%, provided that such rate shall in no event exceed 1.0% per annum in the aggregate. Special Interest, if any, will be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

  The Senior Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Note Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase, and for purposes of this Description of the Notes all references herein to "Notes" shall be deemed to refer collectively to the Senior Notes and any Exchange Notes, unless the context otherwise requires.

COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Consolidated Debt

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur any Debt unless either (a) the ratio of (i) the aggregate consolidated principal amount of Debt of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1 for such four-quarter periods ending on or prior to December 31, 1999 and
5.0 to 1 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.

  Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur the following:

    (i) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities in an aggregate principal amount at any one time not to exceed $125 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Bank Credit Agreements and Vendor Financing Facilities of the Company and its Restricted Subsidiaries, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of any Bank Credit Agreement so refinanced plus the amount of expenses incurred in connection with such refinancing, does not exceed the aggregate principal amount outstanding or available under all such Bank Credit Agreements and Vendor Financing Facilities of the Company and its Restricted Subsidiaries immediately prior to such renewal, extension, refinancing or refunding;

    (ii) Purchase Money Debt Incurred to finance the construction, acquisition or improvement of Telecommunications Assets, provided that the net proceeds of such Purchase Money Debt do not exceed 80% of the cost of construction, acquisition or improvement price of the applicable Telecommunications Assets;

    (iii) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary of the Company or Debt owed by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided, however, that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (iv) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") Debt outstanding at the date of the Indenture or Incurred pursuant to the preceding paragraph or clause (ii) of this paragraph or the Notes in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company incurred in connection with such refinancing; provided, however, that Debt the proceeds of which are used to refinance the Notes or Debt which is pari passu to the Notes or debt which is subordinate in right of payment to the Notes shall only be permitted if (A) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is made pari passu to the Notes or subordinated to the Notes, and, in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt constitutes Subordinated Debt and (B) in either case, the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change substantially similar to those described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions";

    (v) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vi) Debt outstanding under the Notes;

    (vii) Subordinated Debt invested by (a) a group of employees of the Company, which includes the Chief Executive Officer of the Company, who own, directly or indirectly, through an employee stock ownership plan or arrangement, shares of the Company's Capital Stock or (b) any other Person that controls the Company (i) on the Issue Date or (ii) after a Change of Control, provided that the Company is not in default with respect to its obligations described under "--Change of Control" below;

    (viii) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

    (ix) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence not in excess of $10 million at any time outstanding.

  For purposes of determining compliance with this "Limitation on Consolidated Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt the Company is permitted to incur pursuant to the foregoing clauses (i) through (ix), the Company shall have the right, in its sole discretion, to classify such item of Debt and shall only be required to include the amount and type of such Debt under the clause permitting the Debt as so classified. For purposes of determining any particular amount of Debt under such covenant, Guarantees or Liens with respect to letters of credit supporting Debt otherwise included in the determination of a particular amount shall not be included. ((S) 1007)

 Limitation on Debt and Preferred Stock of Restricted Subsidiaries

  The Company may not permit any Restricted Subsidiary of the Company (other than a Restricted Subsidiary that has fully and unconditionally Guaranteed the Notes on an unsubordinated basis) to Incur or suffer to exist any Debt or issue any Preferred Stock except:

    (i) Debt or Preferred Stock outstanding on the date of the Indenture after giving effect to the application of the proceeds of the Notes;

    (ii) Debt Incurred or Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Debt or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company);

    (iii) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company, (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

    (iv) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

    (v) Debt or Preferred Stock of a Joint Venture;

    (vi) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities (and renewals, extensions, refinancings or refundings thereof) which is permitted to be outstanding under clause (i) of the "Limitation on Consolidated Debt";

    (vii) Debt consisting of Guarantees of the Notes;

    (viii) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (i) and (iii) hereof (or any extension or renewal thereof) (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Debt, or with an aggregate liquidation preference, in the case of Preferred Stock, not to exceed the aggregate principal amount of the Debt so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the Restricted Subsidiary incurred in connection therewith and provided the Debt or Preferred Stock incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt or Preferred Stock being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Debt or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Debt or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions", and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

    (ix) Debt not otherwise permitted to be incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt incurred pursuant to this clause (ix), has an aggregate principal amount (or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of incurrence) not in excess of $10 million at any time outstanding. ((S) 1008)

 Limitation on Restricted Payments

  The Company (i) may not, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (in their capacity as such), excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock); (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (a) any Capital Stock of the Company or any Related Person of the Company; or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company; (iii) may not make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Guarantee of any obligation of, any Person, other than the Company or a Restricted Subsidiary of the Company, except for Permitted Investments; and
(iv) may not, and may not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment") if: (1) a Default or an Event of Default shall have occurred and is continuing; or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in the first paragraph of "--Limitation on Consolidated Debt" above; or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the Indenture exceeds the sum of: (a) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) since the end of the last full fiscal quarter prior to the date of the Indenture through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment; plus (b) $5 million; plus (c) 100% of the net reduction in Investments in any Unrestricted Subsidiary resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary of the Company from such Unrestricted Subsidiary (except to the extent that any such payment is included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; provided that the amount included in this clause (c) shall not exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; provided, further, that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net proceeds received after the date of the Indenture, including the fair value of property other than cash (determined in good faith by the Managing Member, as conclusively evidenced by a certificate of the Managing Member filed with the Trustee), as capital contributions to the Company or from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company and the principal amount of Debt of the Company that has been converted into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of the Indenture.

  Notwithstanding the foregoing, the Company may (i) pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; (ii) repurchase any shares of its Common Equity or options to acquire its Common Equity from Persons who were formerly officers or employees of the Company, provided that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed $2 million, plus the aggregate cash proceeds received by the Company since the date of the Indenture from issuances of its Common Equity or options to acquire its Common Equity to members, officers, managers and employees of the Company or any of its Subsidiaries; (iii) the Company and its Restricted Subsidiaries may refinance any Debt otherwise permitted by clause
(iv) of the second paragraph under "--Limitation on Consolidated Debt" above;
(iv) so long as no Event of Default shall have occurred and be continuing, and so long as the Company is treated as a partnership for U.S. federal income tax purposes, make distributions in respect of members' or partners' income tax liability in an amount not to exceed the Tax Amount; and (v) the Company and its Restricted Subsidiaries may retire or repurchase any Capital Stock of the Company or of any Restricted Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company financial statements affecting Consolidated Net Income for any period. ((S) 1009)

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary of the Company or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction (a) pursuant to any agreement in effect on the Issue Date; (b) pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries; (c) pursuant to any one or more Bank Credit Agreements or Vendor Financing Facilities (and renewals, extensions, refinancings or refundings thereof) which is permitted to be outstanding under clause (i) of the "Limitation on Consolidated Debt", provided that such restriction is consistent with, and not materially more restrictive (as conclusively determined in good faith by the Chief Financial Officer of the Company), taken as a whole, than, comparable provisions included in similar agreements or facilities extended to comparable credits engaged in the Telecommunications Business; (d) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above or (e) below, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive (as conclusively determined in good faith by the Chief Financial Officer of the Company), taken as a whole, than the provisions contained in the agreement the subject thereof; (e) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (f) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements; (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into; (h) pursuant to applicable law or regulations; (i) pursuant to the Indenture and the Notes; or (j) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property. ((S) 1010)

 Limitation on Liens

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with (or prior to) such Debt as to such property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Company which is subordinate in right of payment to the Notes, prior to such Debt as to such property for so long as such Debt will be so secured.

  The foregoing restrictions shall not apply to: (i) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date or securing the Notes or Liens securing Debt Incurred pursuant to any Bank Credit Agreement or Vendor Financing Facility (whether or not such Bank Credit Agreement or Vendor Financing Facility was outstanding on the Issue Date); (ii) Liens securing Debt in an amount which, together with the aggregate amount of Debt then outstanding or available under the Bank Credit Agreement and the Vendor Financing Facility (or under refinancings or amendments of such agreements), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company; (iv) Liens on real or personal property of the Company or a Restricted Subsidiary of the Company acquired, constructed or constituting improvements made after the Issue Date to secure Purchase Money Debt which is Incurred for the construction, acquisition and improvement of Telecommunications Assets and is otherwise permitted under the Indenture, provided, however, that (a) the net proceeds of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost of construction or improvement of the property subject to such Lien; (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such property; and (c) such Lien does not extend to or cover any property other than the property (or identifiable portions thereof) acquired, constructed or constituting improvements made with the proceeds of such Purchase Money Debt (it being understood and agreed that all Debt owed to any single lender or group of lenders or outstanding under any single credit facility shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time); (v) Liens to secure

Acquired Debt, provided, however, that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other asset; (vi) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (ii), (iv) and (v) so long as such Lien does not extend to any other property and the principal amount of Debt so secured is not increased except as otherwise permitted under clause
(iv) of "--Limitation on Consolidated Debt"; (vii) Liens securing Debt not otherwise permitted by the foregoing clauses (i) through (vi) in an amount not to exceed 5% of the Company's Consolidated Tangible Assets determined as of the most recent available quarterly or annual balance sheet; and (viii) Permitted Liens. ((S) 1011)

 Limitation on Sale and Leaseback Transactions

  The Company may not, and may not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt by reason of the provisions described under "--Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction without equally and ratably securing the Notes; or (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on Asset Dispositions" (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction in the same manner as consideration received in respect of an Asset Disposition for purposes of such covenant. ((S) 1012)

 Limitation on Asset Dispositions

  The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions occurring within any 12-month period unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Managing Member in good faith and evidenced by a certificate of the Managing Member filed with the Trustee, which determination shall be conclusive; (ii) at least 75% of the consideration for such disposition consists of (1) cash or readily marketable cash equivalents or the assumption of Debt of the Company (other than Debt that is subordinated to the Notes) or of the Restricted Subsidiary and release from all liability on the Debt assumed; (2) Telecommunications Assets; or (3) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in new Telecommunications Assets, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Debt then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreements would require such application or prohibit payments pursuant to clause (2) following, (2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest (including Special Interest) to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest (including Special Interest) to the date of purchase and (3) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary of the Company, to the extent permitted under the terms thereof. To the extent any Net Available Proceeds remain after such uses, the Company and its Restricted Subsidiaries may use such amounts for any purposes not prohibited by the Indenture. ((S)1013) Notwithstanding the foregoing, these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets as described under "--Mergers, Consolidations and Certain Sales of Assets".

 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary of the Company or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary of the Company to any person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company except (i) in a transaction consisting of a sale of Capital Stock of such Restricted Subsidiary owned by the Company or any Restricted Subsidiary of the Company and that complies with the provisions described under "--Limitation on Asset Dispositions" above to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; (iii) in a transaction in which, or in connection with which, the Company or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; (iv) constituting the issuance of Preferred Stock permitted by the provisions described under "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" above; and (v) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to redeem, refinance, replace or refund shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted, redeemed, refinanced, replaced or refunded. ((S) 1014)

 Transactions with Affiliates and Related Persons

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company), including any Investment, but excluding transactions pursuant to employee compensation arrangements approved by the Managing Member of the Company, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $1 million but less than or equal to $5 million, the Chief Executive Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee. For any transaction that involves in excess of $5 million, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions, taken as a whole, of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms and conditions, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustee. This covenant shall not apply to Investments by an Affiliate or a Related Person of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company. ((S) 1015)

 Change of Control

  Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest (including Special Interest) to the date of purchase. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities

Exchange Act of 1934, or any successor provision thereto (other than Eagle River, Mr. Craig O. McCaw and their respective Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Company), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) neither Eagle River nor any Affiliate of Mr. Craig O. McCaw or Eagle River shall be a Managing Member of the Company. ((S) 1016)

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

  Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company or other Persons. While such restrictions cover a variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  The Company does not currently have adequate financial resources to effect a repurchase of the Notes upon a Change of Control and there can be no assurance that the Company will have such resources in the future. The inability of the Company to repurchase the Notes upon a Change of Control would constitute an Event of Default.

  In addition, there may be restrictions contained in instruments evidencing Indebtedness incurred by the Company or its Restricted Subsidiaries permitted under the Indenture which restrict or prohibit the ability of the Company to effect any repurchase required under the Indenture in connection with a Change of Control.

  In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

 Provision of Financial Information

  The Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, prior to the effectiveness of the Exchange Offer Registration Statement, the Company will file with the Trustee and furnish to the holders of the Notes the quarterly and annual financial statements and related notes and an accompanying Management's Discussion and Analysis of Financial Condition and Results of Operations in the format that would be required to be included in the Company's periodic reports filed with the Commission if the Company were required to file such reports with the Commission. The Company will furnish such information to the Trustee and the holders of the Notes within 15 days after the date on which the Company would have been required to file the same with the Commission. Following the effectiveness of the Exchange Offer Registration Statement (or earlier if the Company becomes obligated to file reports with the Commission), the Company will file with the

Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the holders of Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing. ((S) 1017)

 Limitations on Conduct of Business of Capital

  Capital will not hold any operating assets or other properties or conduct any business other than to serve as an Issuer and co-obligor with respect to the Notes and will not own any Capital Stock of any Person to the extent that such ownership would cause such Person to be deemed a Subsidiary of Capital. ((S) 1018)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

  The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company (other than the consolidation or merger of a Wholly-Owned Restricted Subsidiary organized under the laws of a State of the United States into the Company), or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole and provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien), unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (2) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the last full fiscal quarter immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation and treating any Debt which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (4) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the Indenture described under "Covenants--Limitation on Liens" above, the Company or the successor entity to the Company shall have secured the Notes as required by said covenant; (5) the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such transaction; and (6) certain other conditions are met. ((S) 801)

  In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which the Company is not the surviving person and the surviving person assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company will be discharged from its obligations under the Indenture and the Notes; provided that solely for the purpose of calculating amounts described in clause (3) under "Covenant--Limitations on Restricted Payments", any such surviving person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction, and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods ((S)801)

  The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. ((S)101)

  "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person, other than as permitted by the provisions of the Indenture described above under the Caption "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries") or pursuant to a transaction in compliance with the covenant described under "--Mergers, Consolidations and Certain Sales of Assets" above, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or
(iii) other assets or rights of such Person or any of its Restricted Subsidiaries other than (A) in the ordinary course of business or (B) that constitutes a Restricted Payment which is permitted under the covenant "-- Limitation on Restricted Payments" above; provided that a transaction described in clauses (i), (ii) and (iii) shall constitute an Asset Disposition only if the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any 12-month period.

  "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

  "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between the Company or any Restricted Subsidiary of the Company and one or more banks or other financial institutions providing financing for the business of the Company and its Restricted Subsidiaries.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

  "Common Equity" of any Person means Capital Stock of such Person that is not Disqualified Stock, and a "sale of Common Equity" includes any sale effected by private sale or public offering.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(i) the aggregate consolidated principal amount of Debt of such Person then outstanding to (ii) the aggregate consolidated Capital Stock (other than Disqualified Stock) and paid-in capital (other than in respect of Disqualified Stock) of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

  "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable;
(v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense.

  "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary of the Company by such Person during such period,
(c) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates, (g) any non-cash gain or loss realized on the termination of any employee pension benefit plan and (h) the tax effect of any of the items described in clauses (a) through (g) above; provided, further, that for purposes of any determination pursuant to the provisions described under "Covenants--Limitation on Restricted Payments," there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of the Company that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions

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

thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person,
(vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all obligations to redeem Disqualified Stock issued by such Person, (viii) every obligation under Interest Rate and Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (b) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof, or (e) any Permitted Interest Rate or Currency Protection Agreement, shall be zero. In no event shall Debt include any liability for taxes.

  "Default" means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

  "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of such Person, any Restricted Subsidiary of such Person or the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a Change of Control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under "Covenants--Change of Control" and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "Covenants--Change of Control".

  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher, "A-" or higher or "A-" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

  "Event of Default" has the meaning set forth under "Events of Default" below.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; and provided further, that the incurrence by a Restricted Subsidiary of the Company of a lien permitted under clause (iv) of the second paragraph of the "Limitation on Liens" covenant shall not be deemed to constitute a Guarantee by such Restricted Subsidiary of any Purchase Money Debt of the Company secured thereby.

  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt; provided, further, however, that the Company may elect to treat all or any portion of revolving credit debt of the Company or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to the Company or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company or a Subsidiary under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrences of Debt by the Company or such Subsidiary.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of the Company or any of its Restricted

Subsidiaries in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

  "Issue Date" means the date on which the Notes are first authenticated and delivered under the Indenture.

  "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses as to which the Company (directly or through one or more Restricted Subsidiaries) exercises managerial control and in which the Company owns (i) a 50% or greater interest, or (ii) a 40% or greater interest, together with options or other contractual rights, exercisable not more than seven years after the Company's initial Investment in such Joint Venture, to increase its interest to not less than 50%.

  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

  "Managing Member" means Eagle River, NEXTLINK, Inc. or their respective successors as Managing Members under the Company's Limited Liability Company Agreement.

  "Marketable Securities" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., "A-1" or higher according to Standard & Poor's Ratings Group or "A-1" or higher according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

  "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to the Company or another subsidiary of the Company) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by a Managing Member, in its reasonable good faith judgment evidenced by a certificate of such Managing Member filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuers to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuers to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

    a. the Section of the Indenture pursuant to which the Offer to Purchase is being made;

    b. the Expiration Date and the Purchase Date;

    c. the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Indenture provision requiring the Offer to Purchase) (the "Purchase Amount");

    d. the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

    e. that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

    f. the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

    g. that interest (including Special Interest) on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

    h. that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest (including Special Interest) thereon shall cease to accrue on and after the Purchase Date;

    i. that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

    j. that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receive, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

    k. that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

    l. that in the case of any holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

  "Permitted Investment" means (i) any Investment in a Joint Venture (including the purchase or acquisition of any Capital Stock of a Joint Venture), provided the aggregate amount of all outstanding Investments pursuant to this clause (i) in Joint Ventures in which the Company owns, directly or indirectly, a less than 50% interest shall not exceed $25 million,
(ii) any Investment in any Person as a result of which such Person becomes a Restricted Subsidiary or, subject to the proviso to clause (i) of this definition, becomes a Joint Venture of the Company, (iii) any Investment in Marketable Securities, (iv) Investments in Permitted Interest Rate or Currency Protection Agreements, and (v) Investments made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Covenants--Limitation on Asset Dispositions" above.

  "Permitted Liens" means (a) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (b) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Debt, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Debt owing to the Company; (d) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts); (e) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (f) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (g) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with generally accepted accounting principles; (h) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; and (i) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by generally accepted accounting principles).

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

  "Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the net proceeds from the Offering.

  "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of the Indenture, by and between the Trustee and the Company, governing the disbursement of funds from the Pledge Account.

  "Pledged Securities" means the securities purchased by the Company with a portion of the net proceeds from the Offering, which shall initially consist of Government Securities, to be deposited in the Pledge Account.

  "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with generally accepted accounting principles, by 1 minus the maximum statutory income tax rate then applicable to the Company (expressed as a decimal).

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Purchase Money Debt" means (i) Acquired Debt Incurred in connection with the acquisition of Telecommunications Assets and (ii) Debt of the Company or of any Restricted Subsidiary of the

Company (including, without limitation, Debt represented by Capital Lease Obligations, Vendor Financing Facilities, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by the Company or any Restricted Subsidiary of the Company or any Joint Venture of any Telecommunications Assets of the Company, any Restricted Subsidiary of the Company or any Joint Venture, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

  "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

  "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the Outstanding Common Equity of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

  "Restricted Subsidiary" of the Company means any Subsidiary, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

  "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

  "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice or for the period until such default has been cured or waived or ceased to exist and any acceleration of the Notes has been rescinded or annulled, whichever period is shorter (which Debt may provide that (A) no new period of payment blockage may be commenced by a payment blockage notice unless and until 360 days have elapsed since the effectiveness of the immediately prior notice, (B) no nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to such holders

(or such agents or trustees) shall be, or be made, the basis for a subsequent payment blockage notice and (C) failure of the Company to make payment on such Debt when due or within any applicable grace period, whether or not on account of such payment blockage provisions, shall constitute an event of default thereunder); and (iii) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Covenants--Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "Covenants--Change of Control").

  "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

  "Tax Amount" means for each fiscal year of any Person (a) the aggregate amount of income or gain of such Person over the aggregate amount of loss, deduction or expense of such Person multiplied by (b) the maximum marginal federal and applicable state income tax rates.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunication Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Managing Member of the Company, which determination shall be conclusive.

  "Unrestricted Subsidiary" means (1) any Subsidiary of the Company designated as such by the Managing Member as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Managing Member may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph under "Covenants--Limitation on Consolidated Debt" above and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to the covenant described under "Covenants-- Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Managing Member may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph under "Covenants--Limitation on Consolidated Debt" above.

  "Vendor Financing Facility" means any agreements between the Company or a Restricted Subsidiary of the Company and one or more vendors or lessors of equipment to the Company or any of its Restricted Subsidiaries (or any affiliate of any such vendor or lessor) providing financing for the acquisition by the Company or any such Restricted Subsidiary of equipment from any such vendor or lessor.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest (including Special Interest) on any Note when due, as to any interest payment date falling on or prior to April 15, 1999, and any such failure continued for 30 days as to any interest payment date thereafter; (c) default in the payment of principal and interest (including Special Interest) on Notes required to be purchased pursuant to an Offer to Purchase as described under "Covenants--Change of Control" when due and payable; (d) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets"; (e) failure to perform any other covenant or agreement of the Issuers under the Indenture or the Notes continued for 60 days after written notice to the Issuers by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes;
(f) default under the terms of any instrument evidencing or securing Debt of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt when due; (g) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Significant Subsidiary in an aggregate amount in excess of $10 million which remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal all such judgments has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Issuers or any Significant Subsidiary. ((S)501) Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. ((S)603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another holder or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks indemnification against such loss or expense. ((S)512)

  If an Event of Default (other than an Event of Default described in Clause
(h) above with respect to the Issuers) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (h) above occurs with respect to the Issuers, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. ((S)502) For information as to waiver of defaults, see "Modification and Waiver".

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. ((S)507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest (including Special Interest) on such Note on or after the respective due dates expressed in such Note. ((S)508)

  The Indenture provides that if a Default occurs and is continuing, generally the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any or interest (including Special Interest)) if it determines that withholding notice is in their interest; provided however, that in the case of any default of a character specified in Clause (e) above, no such notice to holders shall be given until at least 30 days after the occurrence thereof. ((S)602)

  The Company will be required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default. ((S)1019)

SATISFACTION AND DISCHARGE OF THE INDENTURE

  The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Issuers' right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal of and premium, if any, and interest (including Special Interest) on the Notes, (iv)

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

rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Issuers will have paid or caused to be paid the principal of and premium, if any, and interest (including Special Interest) on the Notes as and when the same will have become due and payable or (y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation. ((S) 401)

DEFEASANCE

  The Indenture provides that, at the option of the Issuers, (a) if applicable, the Issuers will be discharged from any and all obligations in respect of the Outstanding Notes or (b) if applicable, the Issuers may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (a) or (b) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes on the Stated Maturity. With respect to clause (b), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things
(i) with respect to clause (a), the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law after the Issue Date, which in the Opinion of Counsel provides that holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (b), the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Default or Event of Default shall have occurred or be continuing; (iii) the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; and (iv) certain other customary conditions precedent are satisfied. ((S) 1201)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Issuers and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Note affected thereby, (a) change the due date of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or the premium or interest on, any Note, (c) change the place or currency of payment of principal of, or premium or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or (h) following the mailing of any Offer to Purchase and until the Expiration Date of that Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the Indenture in a manner materially adverse to the Holders thereof. ((S) 902)

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to effect the Exchange Offer. ((S)901)

  The holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. ((S)1019) Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest (including Special Interest) or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. ((S)513)

NO PERSONAL LIABILITY OF MEMBERS, MANAGERS, OFFICERS, EMPLOYEES AND
STOCKHOLDERS

  No member, manager, director, officer, employee, incorporator or stockholder of either Issuer, as such, shall have any liability for any obligations of either Issuer under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

GOVERNING LAW

  The Indenture and the Notes will be governed by the laws of the State of New York.

THE TRUSTEE

  The Trustee's current address is 114 West 47th Street, New York, New York
10036.

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. ((S)601)

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of either Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. ((S)(S)608, 613)

                             PLAN OF DISTRIBUTION

  Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Issuers, (ii) a broker-dealer who acquired Senior Notes directly from the Issuers or (iii) a broker-dealer who acquired Senior Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that Participating Broker-Dealers receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Senior Notes to the Purchasers) with the prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Issuers have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuers have agreed that it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

  Each holder of the Senior Notes who wishes to exchange its Senior Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer--Terms and Conditions of the Letter of Transmittal". In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Senior Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

  The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Issuers have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

  The validity of the Exchange Notes will be passed upon for the Issuers by Willkie Farr & Gallagher, New York, New York. As to matters of Washington law, Willkie Farr & Gallagher will rely upon the opinion of Davis Wright Tremaine, Seattle, Washington.

                                    EXPERTS

  The audited consolidated financial statements of the Company, Capital, Sound Response Corporation and Tel-West Central Services, Inc. included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
  Pro Forma Consolidated Statement of Operations For the Year Ended
   December 31, 1995......................................................  F-4
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets at March 31, 1996 and December 31, 1995.....  F-5
  Consolidated Statements of Operations For the Three Months Ended March
   31, 1996 and 1995......................................................  F-6
  Consolidated Statements of Changes in Members' Equity For the Three
   Months Ended March 31, 1996............................................  F-7
  Consolidated Statements of Cash Flows For the Three Months Ended March
   31, 1996 and 1995......................................................  F-8
  Notes to Consolidated Financial Statements..............................  F-9
AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Public Accountants................................ F-10
  Consolidated Balance Sheets at December 31, 1995 and 1994............... F-11
  Consolidated Statements of Operations For the Year Ended December 31,
   1995 and From Inception (September 16, 1994) to December 31, 1994 ..... F-12
  Consolidated Statements of Changes in Members' Equity For the Year Ended
   December 31, 1995 and From Inception (September 16, 1994) to December
   31, 1994............................................................... F-13
  Consolidated Statements of Cash Flows For the Year Ended December 31,
   1995 and From Inception (September 16, 1994) to December 31, 1994...... F-14
  Supplemental Schedule of Noncash Financing and Investing Activities..... F-15
  Notes to Consolidated Financial Statements.............................. F-16

                             NEXTLINK CAPITAL, INC.

  Report of Independent Public Accountants................................ F-23
  Balance Sheet at March 31, 1996......................................... F-24
  Note to Balance Sheet................................................... F-25

                           SOUND RESPONSE CORPORATION

  Report of Independent Public Accountants................................ F-26
  Balance Sheets at August 31, 1995, December 31, 1994 and December 31,
   1993................................................................... F-27
  Statements of Operations For the Eight Months Ended August 31, 1995 and
   For the Years Ended December 31, 1994 and 1993......................... F-28
  Statements of Changes in Shareholders' Equity For the Eight Months Ended
   August 31, 1995 and For the Years Ended December 31, 1994 and 1993..... F-29
  Statements of Cash Flows For the Eight Months Ended August 31, 1995 and
   For the Years Ended December 31, 1994 and 1993......................... F-30
  Notes to Financial Statements........................................... F-31

                        TEL-WEST CENTRAL SERVICES, INC.

  Report of Independent Public Accountants................................ F-34
  Balance Sheets at March 31, 1995 and September 30, 1994 and 1993........ F-35
  Statements of Operations For the Six Months Ended March 31, 1995 and For
   the Years Ended September 30, 1994 and 1993............................ F-36
  Statements of Changes in Shareholders' Equity For the Six Months Ended
   March 31, 1995 and For the Years Ended September 30, 1994 and 1993..... F-37
  Statements of Cash Flows For the Six Months Ended March 31, 1995 and For
   the Years Ended September 30, 1994 and 1993............................ F-38
  Notes to Financial Statements........................................... F-39

                    CITY SIGNAL, INC., TENNESSEE OPERATIONS

  Report of Independent Public Accountants................................ F-43
  Summary of Revenue and Direct Operating Expenses For the Years Ended De-
   cember 31, 1994 and 1993............................................... F-44
  Notes to the Summary of Revenue and Direct Operating Expenses........... F-45

                     NEXTLINK COMMUNICATIONS, L.L.C.

               PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                               (UNAUDITED)

  The following unaudited pro forma statement of operations gives effect to
(i) the acquisition of Tel-West Central Services, Inc., now known as NEXTLINK Washington, L.L.C. ("NEXTLINK Washington"), which conducts NEXTLINK Communications, L.L.C.'s (the "Company") operations in Spokane, Washington and Sound Response Corporation, now known as NEXTLINK Interactive, L.L.C. ("NEXTLINK Interactive"), which conducts the Company's interactive voice response platform operations and (ii) a recapitalization of the Company and four of the Company's operating subsidiaries, as a result of which each of these subsidiaries is owned 99% by the Company and 1% by a corporation that is wholly owned by Mr. Craig O. McCaw (the "Recapitalization") as if those transactions had occurred on January 1, 1995. The pro forma statement of operations is based upon the audited historical financial statements of the Company and estimates and assumptions set forth below and in the notes to the pro forma financial information.

                      NETLINK COMMUNICATIONS, L.L.C.

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1995

                               (UNAUDITED)

                             ($ IN THOUSANDS)

                                      HISTORICAL
                         --------------------------------------  PRO FORMA
                         NEXTLINK  WASHINGTON(1) INTERACTIVE(1) ADJUSTMENTS   PRO FORMA(5)
                         --------  ------------- -------------- -----------   ------------
Revenue................. $  7,552     $1,325        $11,448       $(4,197)(2)   $ 16,128
                         --------     ------        -------       -------       --------
Cost and expenses:
  Operating.............    6,618      1,401          5,028        (2,629)(2)     10,418
  General and
   administrative.......    9,938        671          3,921        (2,259)(2)     12,271
  Depreciation and
   amortization.........    3,458         18            418          (495)(2)
                                                                      912 (3)      4,311
                         --------     ------        -------       -------       --------
                           20,014      2,090          9,367        (4,471)        27,000
Income (loss) from
 operations.............  (12,462)      (765)         2,081           274        (10,872)
                         --------     ------        -------       -------       --------
Interest expense........      499         21             24           (17)(2)        527
                         --------     ------        -------       -------       --------
Income (loss) before
 minority interest......  (12,961)      (786)         2,057           291        (11,399)
Minority interest:
  Loss of consolidated
   subsidiaries               230          8            (21)         (103)(4)        114
                         --------     ------        -------       -------       --------
Net income (loss)....... $(12,731)    $(778)        $ 2,036       $   188       $(11,285)
                         ========     ======        =======       =======       ========

- --------

(1) Represents unaudited operating results for the year ended December 31, 1995.

(2) Represents elimination of revenues and expense of NEXTLINK Washington and NEXTLINK Interactive after acquisition of these companies.

(3) Amortization of NEXTLINK Washington and NEXTLINK Interactive intangible assets, primarily goodwill.

(4) Represents the effect of the Recapitalization as if this transaction had occurred on January 1, 1995.

(5) The pro forma statement of operations data do not give effect to the Company's acquisition of certain fixed assets that are now being used by the Company in Ohio.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                        MARCH 31,   DECEMBER 31,
                                                           1996         1995
                                                       ------------ ------------
                                                       (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................... $ 15,249,777 $ 1,349,557
  Accounts receivable, net............................    5,232,782   3,563,016
  Other...............................................      851,217     745,747
                                                       ------------ -----------
    Total current assets..............................   21,333,776   5,658,320
PROPERTY AND EQUIPMENT, net...........................   53,078,511  29,664,095
GOODWILL, net.........................................   23,227,987  12,137,205
CUSTOMER CONTRACTS, net...............................    1,891,923   2,363,528
OTHER ASSETS, net.....................................    4,781,538   3,637,480
                                                       ------------ -----------
                                                       $104,313,735 $53,460,628
                                                       ============ ===========
           LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft...................................... $        --  $ 1,373,124
  Accounts payable....................................   14,174,543   4,314,490
  Accrued expenses....................................    2,510,350   1,266,383
  Payable to affiliates...............................   34,373,597   4,937,332
                                                       ------------ -----------
    Total current liabilities.........................   51,058,490  11,891,329
LONG-TERM LIABILITIES:
  Capital lease obligation............................    5,324,677         --
  Other...............................................    2,059,855   1,964,227
                                                       ------------ -----------
    Total liabilities.................................   58,443,022  13,855,556
MINORITY INTEREST.....................................      540,082   2,886,179
MEMBERS' EQUITY.......................................   45,330,631  36,718,893
                                                       ------------ -----------
                                                       $104,313,735 $53,460,628
                                                       ============ ===========


 See accompanying notes to unaudited consolidated interim financial statements.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                --------------------------
                                                    1996         1995
                                                ------------  -----------
REVENUE........................................ $  5,369,630  $   399,135
                                                ------------  -----------
COST AND EXPENSES:
  Operating....................................    4,696,143      638,245
  Selling, general and administrative..........    5,513,498      753,273
  Depreciation.................................    1,077,000      130,000
  Amortization of intangible assets............      752,495      482,008
                                                ------------  -----------
                                                  12,039,136    2,003,526
                                                ------------  -----------
LOSS FROM OPERATIONS...........................   (6,669,506)  (1,604,391)
INTEREST EXPENSE, net..........................      495,820          --
                                                ------------  -----------
LOSS BEFORE MINORITY INTEREST..................   (7,165,326)  (1,604,391)
MINORITY INTEREST IN LOSS OF CONSOLIDATED
 SUBSIDIARIES..................................       49,057       43,260
                                                ------------  -----------
NET LOSS....................................... $ (7,116,269) $(1,561,131)
                                                ============  ===========


 See accompanying notes to unaudited consolidated interim financial statements.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                  (UNAUDITED)

                                                           UNITS      AMOUNT
                                                         ---------- -----------
BALANCE, DECEMBER 31, 1995.............................. 49,798,659 $36,718,893
  Contributed capital...................................  9,502,021   9,502,021
  Issuance of units for NEXTLINK Ohio acquisition.......    651,933     651,933
  Impact of recapitalization and merger of affiliates...  3,841,207   5,574,053
  Net loss..............................................        --   (7,116,269)
                                                         ---------- -----------
BALANCE, MARCH 31, 1996................................. 63,793,820 $45,330,631
                                                         ========== ===========



 See accompanying notes to unaudited consolidated interim financial statements.

               NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
OPERATING ACTIVITIES:
  Net loss......................................... $ (7,116,269) $ (1,561,131)
                                                    ------------  ------------
  Adjustments to reconcile net loss to net cash
   provided by
   (used in) operating activities:
    Depreciation and amortization..................    1,829,495       612,008
    Minority interest in loss of consolidated sub-
     sidiaries.....................................      (49,057)      (43,260)
    Changes in operating assets and liabilities:
      Accounts receivable, net.....................   (1,669,767)     (405,646)
      Other current assets.........................     (105,470)          --
      Other assets.................................   (1,086,827)   (1,118,385)
      Accounts payable.............................    1,896,347       821,317
      Accrued expenses.............................      334,049     1,022,659
      Other noncurrent liabilities.................          --            --
                                                    ------------  ------------
                                                       1,148,770       888,693
                                                    ------------  ------------
        Net cash used in operating activities......   (5,967,499)     (672,438)
                                                    ------------  ------------
INVESTING ACTIVITIES:
  Purchase or acquisition of:
    NEXTLINK Ohio, L.L.C. .........................   (9,598,000)          --
    NEXTLINK Tennessee, L.L.C. ....................          --    (11,389,777)
    Property and equipment.........................   (7,790,535)     (793,188)
                                                    ------------  ------------
        Net cash used in investing activities......  (17,388,535)  (12,182,965)
                                                    ------------  ------------
FINANCING ACTIVITIES:
  Capital contributions............................    9,871,607    12,882,742
  Proceeds from payable to affiliates..............   28,531,265
  Bank overdraft...................................   (1,373,124)
  Other noncurrent liabilities.....................      226,506           --
                                                    ------------  ------------
        Net cash provided by financing activities..   37,256,254    12,882,742
                                                    ------------  ------------
NET INCREASE IN CASH...............................   13,900,220        27,339
CASH, beginning of year............................    1,349,557        25,229
                                                    ------------  ------------
CASH, end of period................................ $ 15,249,777  $     52,568
                                                    ============  ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the period for interest......... $    256,011  $        --

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:

  In the three months ended March 31, 1996, the Company recognized $2,907,428 of goodwill and additional members' equity relating to a recapitalization and merger of companies holding minority equity interests in the subsidiaries, who exchanged these interest for membership units of the Company.

  In addition, the Company accrued $905,000 related to a tax settlement to certain members in connection with the NEXTLINK Interactive acquisition. This resulted in an increase in goodwill and reduced the cash received from the acquisition.

See accompanying notes to unaudited consolidated interim financial statements.

               NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1996

                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

  The financial statements contained herein have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The unaudited condensed consolidated statements should be read in connection with the audited consolidated financial statements and footnotes as of December 31, 1995.

2. NEW MARKETS

  UTAH. In March 1996, the Company admitted a minority member to its subsidiary conducting the Company's operations in Utah. This minority member will provide access to its right-of-way, franchises and other valuable services in exchange for a 10% interest in the subsidiary. The Company plans to commence the construction of a downtown fiber-optic ring in Salt Lake City in the second quarter of 1996.

  LAS VEGAS. In April 1996, the Company became a 40% member in, and manager of, a joint venture that will provide local telecommunication services in Las Vegas. NEXTLINK Nevada which will be licensed by the Company to operate under the NEXTLINK trade name.

  The joint venture currently provides competitive access services over a fiber-optic network covering over 200 route miles throughout Las Vegas. Through a newly formed subsidiary, NEXTLINK Management Services, LLC, the Company will provide strategic planning and management of the business for a ten year period. In order to expand the current competitive access business and begin offering local exchange service, the Company committed to fund $8 million for future construction and development of the network, including a NorTel DMS-500 switch over the next three years. The investment in this joint venture will be accounted for under the equity method and the initial carrying value of the investment is $1 million.

3. FINANCING

  On April 25, 1996, the Company executed a purchase agreement pursuant to which investors committed to purchase $350 million of 12.5% of Senior Notes due April 15, 2006 (the "Notes"), with interest due semi-annually. The Company used $117.7 million of the proceeds to purchase U.S. government securities, representing funds sufficient to provide for payment in full of interest on the Notes through April 15, 1999 and $32.2 million to repay advances and accrued interest from Eagle River. The Company will use the remaining proceeds (net of transactions costs) to (i) expand existing networks, (ii) acquire new networks or other complementary businesses, (iii) build networks in new markets, and (iv) fund negative operating cash flow.

  In May 1996 the Company formed an unrestricted subsidiary, capitalized with $5.0 million in cash, which will be used for the purpose of making future investments as are permitted for unrestricted subsidiaries under the Indenture related to the Notes.

  During the first quarter of 1996, the Company assumed capital lease obligations of $6.1 million for switches and equipment in conjunction with acquisition of assets in Ohio. The lease expires in November 2000.

  During the first quarter of 1996, the Company has been principally funded by its majority member through advances. These advances bear interest at prime plus 2% and are due the earlier of July 1, 1996 or the date upon which the Company receives the proceeds of a debt financing. On April 26, 1996, advances and accrued interest totaling $32.2 million were repaid to Eagle River.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of NEXTLINK Communications, L.L.C.:

  We have audited the accompanying consolidated balance sheets of NEXTLINK Communications, L.L.C. (a Washington limited liability company) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in members' equity and cash flows for the year ended December 31, 1995 and the period from inception (September 16, 1994) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NEXTLINK Communications, L.L.C. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995 and the period from inception (September 16, 1994) to December 31, 1994 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Seattle, Washington,
February 23, 1996

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                             1995       1994
                                                          ----------- --------
                         ASSETS
CURRENT ASSETS:
  Cash................................................... $ 1,349,557 $ 25,229
  Accounts receivable....................................   3,563,016      --
  Other..................................................     745,747      --
                                                          ----------- --------
    Total current assets.................................   5,658,320   25,229
PROPERTY AND EQUIPMENT, net..............................  29,664,095  133,672
GOODWILL, net of accumulated amortization (1995,
 $366,906)...............................................  12,137,205      --
CUSTOMER CONTRACTS, net of accumulated amortization
 (1995, $1,736,472)......................................   2,363,528      --
OTHER ASSETS.............................................   3,637,480  531,230
                                                          ----------- --------
                                                          $53,460,628 $690,131
                                                          =========== ========
             LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft......................................... $ 1,373,124 $    --
  Accounts payable.......................................   4,314,490      --
  Accrued expenses.......................................   1,266,383   11,171
  Payable to affiliates..................................   4,937,332      --
                                                          ----------- --------
    Total current liabilities............................  11,891,329   11,171
OTHER NONCURRENT LIABILITIES.............................   1,964,227      --
                                                          ----------- --------
    Total liabilities....................................  13,855,556   11,171
COMMITMENTS AND CONTINGENCIES (Note 6)
MINORITY INTEREST........................................   2,886,179    6,432
MEMBERS' EQUITY..........................................  36,718,893  672,528
                                                          ----------- --------
                                                          $53,460,628 $690,131
                                                          =========== ========


      The accompanying notes are an integral part of these balance sheets.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
            FROM INCEPTION (SEPTEMBER 16, 1994) TO DECEMBER 31, 1994

                                                          1995        1994
                                                      ------------  ---------
REVENUE.............................................. $  7,551,726  $     --
                                                      ------------  ---------
COST AND EXPENSES:
  Operating..........................................    6,617,505    106,594
  Selling, general and administrative................    9,938,153    231,727
  Depreciation.......................................    1,125,164      6,543
  Amortization of intangible assets..................    2,333,552      7,050
                                                      ------------  ---------
                                                        20,014,374    351,914
                                                      ------------  ---------
LOSS FROM OPERATIONS.................................  (12,462,648)  (351,914)
INTEREST EXPENSE.....................................      498,536        --
                                                      ------------  ---------
LOSS BEFORE MINORITY INTEREST........................  (12,961,184)  (351,914)
MINORITY INTEREST IN LOSS OF CONSOLIDATED
 SUBSIDIARIES........................................      230,195      3,137
                                                      ------------  ---------
NET LOSS............................................. $(12,730,989) $(348,777)
                                                      ============  =========


   The accompanying notes are an integral part of these financial statements.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
            FROM INCEPTION (SEPTEMBER 16, 1994) TO DECEMBER 31, 1994

                                                         UNITS       AMOUNT
                                                       ---------- ------------
BALANCE, INCEPTION (SEPTEMBER 16, 1994):                      --  $        --
  Contributed capital.................................  1,021,305    1,021,305
  Net loss............................................        --      (348,777)
                                                       ---------- ------------
BALANCE, DECEMBER 31, 1994............................  1,021,305      672,528
  Contributed capital................................. 44,365,413   44,365,413
  Issuance of units for NEXTLINK Interactive
   acquisition........................................  4,411,941    4,411,941
  Net loss............................................        --   (12,730,989)
                                                       ---------- ------------
BALANCE, DECEMBER 31, 1995............................ 49,798,659 $ 36,718,893
                                                       ========== ============



   The accompanying notes are an integral part of these financial statements.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
            FROM INCEPTION (SEPTEMBER 16, 1994) TO DECEMBER 31, 1994

                                                           1995        1994
                                                       ------------  ---------
OPERATING ACTIVITIES:
  Net loss............................................ $(12,730,989) $(348,777)
                                                       ------------  ---------
  Adjustments to reconcile net loss to net cash used
   in operating activities--
    Depreciation and amortization ....................    3,458,716     13,593
    Minority interest in loss of consolidated
     subsidiaries.....................................     (230,195)    (3,137)
    Changes in assets and liabilities, net of effects
     from acquistions:
      Accounts receivable.............................   (2,528,854)       --
      Other current assets............................     (638,683)       --
      Other assets....................................     (500,646)   (78,555)
      Accounts payable................................    2,162,999        --
      Accrued expenses................................    1,212,221     11,170
      Other noncurrent liabilities....................      375,000        --
                                                       ------------  ---------
                                                          3,310,558    (56,929)
                                                       ------------  ---------
        Net cash used in operating activities.........   (9,420,431)  (405,706)
                                                       ------------  ---------
INVESTING ACTIVITIES:
  Purchase or acquisition of--
    NEXTLINK Pennsylvania L.P.........................          --    (459,726)
    NEXTLINK Tennessee, L.L.C.........................  (11,389,777)       --
    NEXTLINK Washington, L.L.C. (excluding cash
     acquired)........................................     (952,628)       --
    NEXTLINK Solutions (excluding cash acquired)......     (617,130)       --
    NEXTLINK Interactive (excluding cash acquired)....   (4,679,262)       --
    Property and equipment............................  (17,778,331)  (140,214)
                                                       ------------  ---------
        Net cash used in investing activities.........  (35,417,128)  (599,940)
                                                       ------------  ---------
FINANCING ACTIVITIES:
  Capital contributions...............................   37,091,495  1,021,305
  Proceeds from payable to affiliates.................    7,457,491        --
  Bank overdraft......................................    1,373,124        --
  Other noncurrent liabilities........................      239,777      9,570
                                                       ------------  ---------
        Net cash provided by financing activities.....   46,161,887  1,030,875
                                                       ------------  ---------
NET INCREASE IN CASH..................................    1,324,328     25,229
CASH, beginning of year...............................       25,229        --
                                                       ------------  ---------
CASH, end of year..................................... $  1,349,557  $  25,229
                                                       ============  =========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the year for interest.............. $     16,372  $     --
  Conversion to equity of payables to affiliates......    7,273,918        --

   The accompanying notes are an integral part of these financial statements.

     SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES:

  In 1995, the Company purchased certain assets of various companies through the subsidiaries named below. In connection with these acquisitions, equity units of the Company issued and liabilities assumed are as follows:

                                   NEXTLINK           NEXTLINK       NEXTLINK
                               TENNESSEE, L.L.C. WASHINGTON, L.L.C. INTERACTIVE
                               ----------------- ------------------ -----------
Fair value of tangible assets
 acquired....................     $ 8,677,098        $  565,898     $ 2,256,915
Fair value of intangible
 assets acquired.............       8,813,882           585,327       9,936,121
                                  -----------        ----------     -----------
                                  $17,490,980        $1,151,225     $12,193,036
                                  ===========        ==========     ===========
Cash paid for assets.........     $11,389,777        $  952,628     $ 4,679,262
Deferred purchase
 consideration...............             --                --        3,000,000
Equity units issued:
  Company units issued.......             --                --        4,411,943
  Subsidiary units and
   options issued............       2,847,444               --              --
Liabilities assumed..........       3,253,759           198,597         101,831
                                  -----------        ----------     -----------
                                  $17,490,980        $1,151,225     $12,193,036
                                  ===========        ==========     ===========


  The accompanying notes are an integral part of these financial statements.

               NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Principles of Consolidation

  The consolidated financial statements include the accounts of NEXTLINK Communications, L.L.C., a Washington limited liability company, and its majority-owned subsidiaries (the "Company"). The Company, through predecessor entities, was formed September 16, 1994 and is principally engaged in the ownership and operation of telecommunications services and enhanced or intelligent communications services. The Company is a majority-owned subsidiary of Eagle River Investments, L.L.C.

  The Company's consolidated financial statements include 100% of the assets, liabilities and results of operations of subsidiaries (both limited liability companies and a partnership) in which the Company has a controlling interest of greater than 50%. The ownership interests of the other members or partners is reflected as minority interests. All significant intercompany accounts and transactions have been eliminated.

 Limited Liability Company Agreement

  The Company has been organized and operated under a limited liability company agreement. The agreement provides, among other things, specific allocation of net profits and losses to each member, allocations and distributions to members, and a preferred return to members on their respective cash contributions invested in the Company, as well as a return of their respective investments in the Company. Each subsidiary company also has an obligation to pay a preferred return on the cash contributions invested in such subsidiary company by the Company or minority interest.

  The Company's limited liability company agreement provides that the Company shall remain in existence until December 31, 2025, unless it is earlier dissolved in accordance with the terms of the agreement.

 Revenue Recognition

  The Company recognizes revenue on telecommunications and enhanced communications services in the period that service is provided.

 Property and Equipment

  Property and equipment are stated at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives beginning in the month an asset is put into service.

  Estimated useful lives of property and equipment are as follows:

      Telecommunications switching and other
       equipment......................................              5-7 years
      Fiber optic network.............................            15-20 years
      Office equipment, furniture and other...........              3-5 years
      Leasehold improvements..........................      the lesser of the
                                                       estimated useful lives
                                                       or the terms of leases

 Intangible Assets

  Intangible assets primarily represent costs allocated in acquisition to customer contracts, software and related intellectual property and goodwill. Customer contracts are amortized using the straight-line method over the term of the contracts. Intellectual property and goodwill are amortized over estimated

               NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

useful lives of 5 and 15 to 20 years, respectively, using the straight-line method. The Company periodically reviews the carrying value of its intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

 Significant Customers

  The Company had three customers whose revenue each represented approximately 12-14% of the Company's 1995 revenue.

 Income Taxes

  The Company has been organized and operated under a limited liability company agreement structured in a manner that is intended to result in the classification of the Company as a partnership for federal income tax purposes. Accordingly, no provision for income taxes has been made.

 Financial Instruments

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the dispersion of the Company's customer base among different industries and geographic areas and remedies provided by terms of contracts and statutes.

 Estimates Used in Financial Statement Presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

2. ACQUISITIONS:

  In January 1995, the Company acquired certain assets of City Signal, Inc. (which is also known as U.S. Signal) through NEXTLINK Tennessee, L.L.C. NEXTLINK Tennessee, L.L.C. provides fiber-optic telecommunications networks and is currently providing services as well as constructing fiber-optic telecommunications systems for the Memphis and Nashville, Tennessee, metropolitan markets. The total cost of the acquisition was approximately $17,491,000. Included in the cost of the acquisition are 2,847,444 units and related options of NEXTLINK Tennessee, L.L.C. valued at $2,847,444.

  In April 1995, the Company acquired the telecommunications business of Tel-West Central Services, Inc. through acquisition of the ownership units of NEXTLINK Washington, L.L.C. NEXTLINK Washington, L.L.C. currently operates a local exchange service business in Spokane, Washington, and is constructing fiber-optic telecommunications networks in this region. The total cost of the acquisition was approximately $1,151,000.

  In May 1995, the Company acquired certain assets of City Signal, Inc. and Teledial America, Inc. relating to the Magic Number service, through NEXTLINK Solutions, L.L.C. NEXTLINK Solutions, L.L.C. provides nationwide Magic Number services, an enhanced communication service. The total cost of the acquisition was approximately $617,000.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

  In September 1995, the Company acquired certain assets of Sound Response Corporation and immediately contributed the assets to NEXTLINK Interactive, L.L.C. NEXTLINK Interactive, L.L.C. provides interactive nationwide voice response and debit card services. The total cost of the acquisition was approximately $12,193,000. Included in the cost of the acquisition are 4,411,941 units of the Company valued at $4,411,941, and $3,000,000 of deferred purchase consideration payable to BWP, Inc. (formerly known as Sound Response Corporation). In addition, the Company may make a distribution to BWP, Inc. in 1996 to satisfy certain liabilities in connection with the acquisition. Management does not expect this to have a material impact on the Company's financial position or results of operations.

  In September 1994, the Company acquired certain assets of Penns Light Communications, Inc. through NEXTLINK Pennsylvania, L.P. NEXTLINK Pennsylvania, L.P., is currently constructing fiber-optic telecommunications systems in Pennsylvania. The total cost of the acquisition was approximately $460,000.

  These acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of the acquisition, and the results of operations have been included in the accompanying financial statements since the dates of acquisition. The total purchase price in excess of the fair market value of the net assets acquired was recorded as goodwill.

  The following unaudited pro forma information presents the results of the Company as if the acquisitions occurred as of the beginning of 1995. These results include certain adjustments consistent with the Company's accounting policies. These results are not necessarily indicative of the results that actually would have been attained if the acquisitions had been in effect at the beginning of 1995 or which may be attained in the future.

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1995
                                                               -----------------
   Revenue....................................................    $16,128,000
   Net loss...................................................     11,285,000

3. PROPERTY AND EQUIPMENT:

                                                             1995        1994
                                                          -----------  --------
   Telecommunications networks........................... $15,357,466  $    --
   Furniture, office equipment and other.................   3,710,360    64,231
                                                          -----------  --------
                                                           19,067,826    64,231
   Less accumulated depreciation.........................  (1,125,164)   (6,543)
                                                          -----------  --------
                                                           17,942,662    57,688
   Network construction in progress......................  11,721,433    75,984
                                                          -----------  --------
                                                          $29,664,095  $133,672
                                                          ===========  ========

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

4. OTHER ASSETS:

                                                              1995       1994
                                                           ----------  --------
   Intellectual property.................................. $2,577,552  $    --
   Organization costs.....................................    309,667    39,291
   Noncompete agreements..................................    108,227       --
   Other noncurrent assets................................    872,208   498,989
                                                           ----------  --------
                                                            3,867,654   538,280
   Less accumulated amortization..........................   (230,174)   (7,050)
                                                           ----------  --------
                                                           $3,637,480  $531,230
                                                           ==========  ========

5. RELATED PARTY TRANSACTIONS:

  During 1995, a Company member loaned the Company approximately $7,200,000 at an interest rate of prime plus 2%. On December 1, 1995, the note payable and accrued interest were converted to equity.

  Included in other current and noncurrent assets in 1995 are loans to two officers of the Company in the amounts of $93,141 and $100,000, respectively. The notes bear interest at prime and are due December 31, 1996 and September 15, 2004, respectively.

  Included in payable to affiliates is $1,500,000 and in other noncurrent liabilities is an additional $1,500,000 payable to a Company member in conjunction with the NEXTLINK Interactive acquisition. The amounts are due September 1, 1996 and September 1, 1997, respectively.

  Included in payable to affiliates is a short-term note payable and accrued interest of approximately $3,437,000 at an interest rate of prime plus 2%. The note is due March 31, 1996.

  The Company incurred expenses provided by an affiliate and minority member for administrative services as a result of a temporary agreement related to certain acquisitions. The Company recorded expenses in connection with fees to this affiliate of approximately $1,496,000 in 1995.

6. COMMITMENTS AND CONTINGENCIES:

  The Company is leasing premises under various operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. The lease agreements have various expiration dates and renewal options through 2015.

  Future minimum payments required under operating leases and agreements that have an initial or remaining noncancellable lease term in excess of one year at December 31, 1995 are summarized below:

   YEAR ENDING DECEMBER 31,
   ------------------------
     1996............................................................ $1,145,000
     1997............................................................  1,123,000
     1998............................................................  1,008,000
     1999............................................................    960,000
     2000............................................................    760,734
     Thereafter......................................................  3,279,063

  Total rent expense amounted to approximately $579,000 and $18,000 in 1995 and 1994, respectively.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

7. EMPLOYEE BENEFIT PLAN:

  The Company offers a 401(k) Plan to eligible employees as part of a 401(k) Plan which is administered by an affiliate and Company member. All employees who have worked at least 1,000 hours and have attained the age of 21 are eligible to participate in the plan. Company contributions to the plan totaled $50,000 in 1995.

8. EQUITY OPTION PLANS:

  The Company and certain of its subsidiaries provided for grants of equity option interests ("EO Interests") during 1994 and 1995. The various option plans are considered compensatory and the Company recognizes compensation expense over the vesting period based on the excess of the fair market value, as determined by the Company's Administrative Committee, over the exercise price of the option.

  Effective January 1, 1996, the various option plans mentioned above were replaced by the Company's Amended and Restated Equity Option Plan. The Equity Option Plan ("EOP") provides for the grant of EO Interests in the Company. All options expire 15 years from the date of grant and vest 25% at the end of each of the next four years. Previously granted options continue to vest under their previous schedule which, in most cases, vested 20% at employment and 20% at the end of each subsequent year.

  Information regarding the Company's EOP is summarized below:

                                                              NUMBER    EXERCISE
                                                             OF UNITS    PRICE
                                                             ---------  --------
   Balance, inception (September 16, 1994)..................       --
     Granted................................................   898,996   $0.01
                                                             ---------
   Balance, December 31, 1994...............................   898,996   $0.01
     Granted................................................ 3,224,660   $0.01
     Canceled...............................................  (375,000)  $0.01
                                                             ---------
   Balance, December 31, 1995............................... 3,748,656   $0.01
                                                             =========

  For the year ended December 31, 1995, the Company recorded $375,000 of compensation expenses and deferred compensation related to the EOP. Such deferred compensation is included in other long-term liabilities.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

9. QUARTERLY SUMMARY OF OPERATIONS (UNAUDITED):

  The financial information presented below reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to a fair presentation of the results for the interim periods.

  Summarized quarterly financial data for 1995 and 1994 is as follows:

                                                 1995
                            --------------------------------------------------
                                1ST          2ND          3RD          4TH
                            -----------  -----------  -----------  -----------
   Revenue................. $   399,135  $   999,719  $ 2,824,742  $ 3,328,130
   Cost and expenses.......   2,003,526    3,289,294    5,270,513    9,451,041
                            -----------  -----------  -----------  -----------
   Loss from operations....  (1,604,391)  (2,289,575)  (2,445,771)  (6,122,911)
   Other income (expense),
    net....................      43,260       36,275      (94,943)    (252,933)
                            -----------  -----------  -----------  -----------
   Net loss................ $(1,561,131) $(2,253,300) $(2,540,714) $(6,375,844)
                            ===========  ===========  ===========  ===========
                                                 1994
                            --------------------------------------------------
                                1ST          2ND          3RD          4TH
                            -----------  -----------  -----------  -----------
   Revenue................. $       --   $       --   $       --   $       --
   Cost and expenses.......         --           --        46,560      305,354
                            -----------  -----------  -----------  -----------
   Loss from operations....         --           --       (46,560)    (305,354)
   Other income, net.......         --           --           371        2,766
                            -----------  -----------  -----------  -----------
   Net loss................ $       --   $       --   $   (46,189) $  (302,588)
                            ===========  ===========  ===========  ===========

10. SUBSEQUENT EVENTS:

 Recapitalization

  In the first quarter of 1996, the Company merged four of the five operating subsidiaries with newly formed entities owned by the Company. As a result of these mergers, the entities and individuals holding minority interests in the subsidiaries exchanged these interests for 3,841,207 membership units of the Company (representing an approximate 5.9% ownership interest in the Company) which were valued at $5,574,053. NEXTLINK Washington, L.L.C. did not participate in the merger. Under APB #43, the transaction has been accounted for as a purchase. Accordingly, the $2,907,433 excess of the purchase price over the book value of the interests acquired was recorded as goodwill.

  In addition to the exchange of equity interests, the Company exchanged 1,953,654 options to acquire equity interests in the subsidiaries for options with an exercise price of $.01 to acquire Class B interests in the Company.

 Acquisition

  Effective January 1, 1996, the Company acquired certain assets of FoneNet, Inc. and U.S. Network, Inc. through NEXTLINK Ohio, L.L.C. NEXTLINK Ohio, L.L.C. provides fiber-optic telecommunications networks and is currently constructing fiber-optic telecommunications systems for the Ohio region. The cash portion of the purchase price was funded by a capital contribution from the majority member.

                NEXTLINK COMMUNICATIONS, L.L.C. AND SUBSIDIARIES

                               DECEMBER 31, 1995

  The assets acquired and consideration given were as follows:

   Fair value of tangible assets acquired.......................... $ 8,837,707
   Fair value of intangible assets acquired........................   7,515,943
                                                                    -----------
                                                                    $16,353,650
                                                                    ===========
   Cash paid for assets............................................ $ 9,598,000
   Equity units issued.............................................     651,933
   Liabilities assumed.............................................   6,103,717
                                                                    -----------
                                                                    $16,353,650
                                                                    ===========

  The following unaudited pro forma balance sheet shows the Company's position as though the mergers and the acquisition had occurred December 31, 1995.

                                ASSETS
   Current assets.................................................. $ 5,658,000
   Property and equipment..........................................  38,401,000
   Goodwill, net...................................................  22,560,000
   Customer contracts, net.........................................   2,364,000
   Other assets, net...............................................   3,740,000
                                                                    -----------
                                                                    $72,723,000
                                                                    ===========
                   LIABILITIES AND MEMBERS' EQUITY
   Current liabilities............................................. $12,802,000
   Other noncurrent liabilities....................................   7,158,000
                                                                    -----------
     Total liabilities.............................................  19,960,000
   Minority interest...............................................     316,000
   Members' equity.................................................  52,447,000
                                                                    -----------
                                                                    $72,723,000
                                                                    ===========

  The increase in other noncurrent liabilities is due to the assumption of capital leases. These are due over five years at a rate of approximately $1,700,000 per year.

 Financing

  From inception through the first several months of 1996, the Company has been principally funded by its majority member. Further funding is intended to be from short-term debt from the majority member. The Company anticipates the short-term debt will be replaced by long-term financing arrangements.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NEXTLINK Capital, Inc.:

  We have audited the accompanying balance sheet of NEXTLINK Capital, Inc. (a Washington corporation) as of March 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of NEXTLINK Capital, Inc. as of March 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Seattle, Washington,
March 31, 1996

                             NEXTLINK CAPITAL, INC.

                                 BALANCE SHEET

                                 MARCH 31, 1996

                                     ASSETS

   CASH IN BANK.......................................................... $ 100
                                                                          =====

                              SHAREHOLDER'S EQUITY

   COMMON STOCK, no par value,
    1,000 shares authorized, issued and outstanding...................... $ --
    Additional paid-in capital...........................................   100
                                                                          -----
                                                                          $ 100
                                                                          =====




        The accompanying note is an integral part of this balance sheet

                            NEXTLINK CAPITAL, INC.

                             NOTE TO BALANCE SHEET

                                MARCH 31, 1996

1. DESCRIPTION OF THE COMPANY


  NEXTLINK Capital, Inc. (NEXTLINK Capital) is a Washington corporation and a wholly owned subsidiary of NEXTLINK Communications, L.L.C. (NEXTLINK). NEXTLINK Capital was initially funded with a $100 contribution from NEXTLINK and has had no operations to date.

  NEXTLINK Capital was formed in March 1996 to facilitate the issuance of Senior Notes in conjunction with NEXTLINK. Management's intent is that NEXTLINK Capital will issue Senior Notes and advance the proceeds to NEXTLINK. NEXTLINK Capital's sole source of repayment for the notes will be from the operations of NEXTLINK. Therefore, this balance sheet should be read in conjunction with the consolidated financial statements of NEXTLINK.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Sound Response Corporation:

  We have audited the accompanying balance sheets of Sound Response Corporation (an Oregon corporation) as of August 31, 1995, and December 31, 1994 and 1993, and the related statements of operations, changes in shareholders' equity and cash flows for the eight months ended August 31, 1995, and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sound Response Corporation as of August 31, 1995, and December 31, 1994 and 1993, and the results of its operations and its cash flows for the eight months ended August 31, 1995, and for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Seattle, Washington,
March 22, 1996

                           SOUND RESPONSE CORPORATION

                                 BALANCE SHEETS

                                                              DECEMBER 31,
                                                AUGUST 31, -------------------
                                                   1995       1994      1993
                                                ---------- ---------- --------
                    ASSETS
CURRENT ASSETS:
  Cash......................................... $  688,963 $  113,842 $ 34,221
  Accounts receivable, net of allowance for un-
   collectible accounts of $40,000, $0 and $0,
   respectively................................  2,377,956    651,378  379,155
  Receivable from shareholder..................        --      30,615      --
  Other current assets.........................     12,935      7,334    2,612
                                                ---------- ---------- --------
    Total current assets.......................  3,079,854    803,169  415,988
PROPERTY AND EQUIPMENT, net (Note 2)...........  1,368,361    421,578  256,533
OTHER ASSETS, net..............................        --         900    1,500
                                                ---------- ---------- --------
    Total assets............................... $4,448,215 $1,225,647 $674,021
                                                ========== ========== ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft............................... $      --  $      --  $ 36,074
  Accounts payable.............................  1,891,300    330,646  170,003
  Payroll accruals.............................        --     106,188      --
  Telecom accruals.............................        --      42,561      --
  Current portion of long-term liabilities.....     29,123     10,632   26,193
  Deferred revenue.............................        --         --   175,000
                                                ---------- ---------- --------
    Total current liabilities..................  1,920,423    490,027  407,270
LONG-TERM LIABILITIES:
  Notes payable................................     53,385     44,963   56,158
  Loans from shareholders......................        --     156,295  154,419
                                                ---------- ---------- --------
    Total long-term liabilities................     53,385    201,258  210,577
                                                ---------- ---------- --------
    Total liabilities..........................  1,973,808    691,285  617,847
                                                ---------- ---------- --------
COMMITMENTS AND CONTINGENCIES (Note 4)
SHAREHOLDERS' EQUITY:
  Common stock, no par value; 21,000,000 shares
   authorized:
   Class A Common Stock, 4,000,000 issued and
    outstanding at August 31, 1995 and
    2,000,000 issued and outstanding at
    December 31, 1994 and 1993.................        --         --       --
   Class B Common Stock, 262,500, 185,000 and
    110,000 issued and outstanding at August
    31, 1995, December 31, 1994 and 1993,
    respectively...............................        --         --       --
  Paid-in capital..............................    240,500    240,500   98,000
  Retained earnings (deficit)..................  2,233,907    293,862  (41,826)
                                                ---------- ---------- --------
    Total shareholders' equity.................  2,474,407    534,362   56,174
                                                ---------- ---------- --------
    Total liabilities and shareholders' equi-
     ty........................................ $4,448,215 $1,225,647 $674,021
                                                ========== ========== ========

      The accompanying notes are an integral part of these balance sheets.

                           SOUND RESPONSE CORPORATION

                            STATEMENTS OF OPERATIONS

                                                 EIGHT
                                                 MONTHS        YEARS ENDED
                                                 ENDED        DECEMBER 31,
                                               AUGUST 31, ---------------------
                                                  1995       1994       1993
                                               ---------- ---------- ----------
REVENUE....................................... $8,285,795 $3,232,907 $1,888,805
                                               ---------- ---------- ----------
COST AND EXPENSES:
  Operating...................................  2,565,889    885,781    606,690
  Selling, general and administrative.........  3,330,860  1,889,106  1,094,155
  Depreciation and amortization...............    151,328    102,012     70,410
                                               ---------- ---------- ----------
                                                6,048,077  2,876,899  1,771,255
                                               ---------- ---------- ----------
INCOME FROM OPERATIONS........................  2,237,718    356,008    117,550
INTEREST EXPENSE..............................     16,848     20,320     17,563
                                               ---------- ---------- ----------
NET INCOME.................................... $2,220,870 $  335,688 $   99,987
                                               ========== ========== ==========


   The accompanying notes are an integral part of these financial statements.

                           SOUND RESPONSE CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                SHARES OUTSTANDING
                         --------------------------------
                                                                    RETAINED       TOTAL
                         CLASS A VOTING CLASS B NONVOTING PAID-IN   EARNINGS   SHAREHOLDERS'
                          COMMON STOCK    COMMON STOCK    CAPITAL  (DEFICIT)      EQUITY
                         -------------- ----------------- -------- ----------  -------------
BALANCE, JANUARY 1,
 1993...................      20,000             --       $ 10,000 $ (101,813)  $  (91,813)
  Common stock split on
   100:1 basis..........   2,000,000             --            --         --           --
  Cancellation of origi-
   nal Class A stock....     (20,000)            --            --         --           --
  Dividends declared at
   $0.02 per share......         --              --            --     (40,000)     (40,000)
  Issuance of nonvoting
   stock................         --          110,000        88,000        --        88,000
  Net income............         --              --            --      99,987       99,987
                           ---------        --------      -------- ----------   ----------
BALANCE, DECEMBER 31,
 1993...................   2,000,000         110,000        98,000    (41,826)      56,174
  Issuance of nonvoting
   stock................         --           75,000       142,500        --       142,500
  Net income............         --              --            --     335,688      335,688
                           ---------        --------      -------- ----------   ----------
BALANCE, DECEMBER 31,
 1994...................   2,000,000         185,000       240,500    293,862      534,362
  Dividends declared at
   $0.07 per share......         --              --            --    (152,950)    (152,950)
  Common stock split on
   2:1 basis............   2,000,000         185,000           --         --           --
  Cancellation of non-
   voting stock.........         --         (107,500)          --         --           --
  Dividends declared at
   $0.03 per share......         --              --            --    (127,875)    (127,875)
  Net income............         --              --            --   2,220,870    2,220,870
                           ---------        --------      -------- ----------   ----------
BALANCE, AUGUST 31,
 1995...................   4,000,000         262,500      $240,500 $2,233,907   $2,474,407
                           =========        ========      ======== ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           SOUND RESPONSE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                EIGHT
                                               MONTHS         YEARS ENDED
                                                ENDED        DECEMBER 31,
                                             AUGUST 31,   --------------------
                                                1995        1994       1993
                                             -----------  ---------  ---------
OPERATING ACTIVITIES:
  Net income................................ $ 2,220,870  $ 335,688  $  99,987
                                             -----------  ---------  ---------
  Adjustments to reconcile net income to net
   cash provided by operating activities--
    Noncash compensation....................      30,615    142,500    106,000
    Depreciation and amortization...........     151,328    102,012     70,410
    Changes in assets and liabilities:
      Accounts receivable...................  (1,726,578)  (272,223)  (310,666)
      Other current assets..................      (5,601)   (35,337)    (2,612)
      Bank overdraft........................         --     (36,074)    36,074
      Accounts payable......................   1,560,655    160,642    124,852
      Accrued expenses......................    (148,749)   130,750    (62,264)
      Deferred revenue......................         --    (175,000)   175,000
                                             -----------  ---------  ---------
                                                (138,330)    17,270    136,794
                                             -----------  ---------  ---------
        Net cash provided by operations.....   2,082,540    352,958    236,781
                                             -----------  ---------  ---------
INVESTING ACTIVITIES:
  Purchase of property and equipment........  (1,042,019)  (266,457)  (125,231)
                                             -----------  ---------  ---------
FINANCING ACTIVITIES:
  Dividends paid............................    (280,825)       --     (40,000)
  Proceeds from lines of credit.............   1,360,000        --         --
  Payments on notes payable.................     (28,280)    (6,880)    (3,306)
  Payments on loans from shareholders.......    (156,295)       --     (43,086)
  Payments on lines of credit...............  (1,360,000)       --         --
                                             -----------  ---------  ---------
        Net cash used in financing activi-
         ties...............................    (465,400)    (6,880)   (86,392)
                                             -----------  ---------  ---------
NET INCREASE IN CASH........................     575,121     79,621     25,158
CASH, beginning of year.....................     113,842     34,221      9,063
                                             -----------  ---------  ---------
CASH, end of year........................... $   688,963  $ 113,842  $  34,221
                                             ===========  =========  =========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest:................... $    16,848  $  18,444  $  17,563
                                             ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                          SOUND RESPONSE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Principles of Consolidation

  The financial statements include the accounts of Sound Response Corporation, an Oregon S corporation. The Company was formed August 12, 1991, and is principally engaged in the ownership and operation of enhanced or intelligent communications services.

 Revenue Recognition

  The Company recognizes revenue in the period that service is provided. Bad debt expense of $40,000, $28,739 and $2,952 are included in selling, general and administrative expenses for the periods ended August 31, 1995, December 31, 1994 and 1993, respectively. The Company determined that no allowance for uncollectible accounts was required at December 31, 1994 and 1993.

 Property and Equipment

  Property and equipment are stated at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives, which range from five to seven years, beginning in the month an asset is put into service. Leasehold improvements are amortized using the straight-line method over the term of the lease.

 Income Taxes

  The Company has been organized and operated under a subchapter S tax status structured in a manner that is intended to result in the classification of the Company as a partnership for federal income tax purposes. Accordingly, no provision for income taxes has been made.

 Concentration of Credit Risk

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the dispersion of the Company's customer base among different industries and remedies provided by terms of contracts and statutes.

  Certain of the Company's customers provide a significant portion of the Company's revenues. Customers providing more than 10% of the Company's revenues during the periods ending August 31, 1995, December 31, 1994 and 1993 are as follows:

                                                     EIGHT
                                                     MONTHS    YEAR ENDED
                                                     ENDED    DECEMBER 31,
                                                   AUGUST 31, ---------------
                                                      1995     1994     1993
                                                   ---------- ------   ------
      Number of customers.........................      2        2          3
      Percentage of revenues......................     97%        42%      71%

                          SOUND RESPONSE CORPORATION

                                AUGUST 31, 1995
 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT:

                                                                DECEMBER 31,
                                                   AUGUST 31, -----------------
                                                      1995      1994     1993
                                                   ---------- -------- --------
   Network equipment.............................. $1,519,199 $605,415 $348,272
   Furniture......................................    124,450   35,934   26,620
   Software.......................................     59,363      --       --
   Leasehold improvements.........................     35,548      --    16,664
                                                   ---------- -------- --------
                                                    1,738,560  641,349  391,556
   Less--accumulated depreciation.................    370,199  219,771  135,023
                                                   ---------- -------- --------
                                                   $1,368,361 $421,578 $256,533
                                                   ========== ======== ========

3. LONG TERM DEBT:

  A summary of the Company's outstanding long-term debt is as follows:

                                                              DECEMBER 31,
                                                 AUGUST 31, ------------------
                                                    1995      1994      1993
                                                 ---------- --------  --------
   Notes payable to shareholders; interest at
    9%; interest payments due monthly; princi-
    pal due 180 days following demand..........   $    --   $156,295  $154,419
   Note payable to shareholder; interest at 8%;
    principal and interest due March 30,
    1994.......................................        --        --     18,000
   Note payable for equipment; interest at
    26.36%; graduated principal plus interest
    payments due monthly until maturity on Au-
    gust 1, 1998...............................     33,748    55,595    64,351
   Note payable for equipment; interest at
    15.8%; graduated principal plus interest
    payments due monthly until maturity on
    April 1, 1998..............................     48,760       --        --
                                                  --------  --------  --------
                                                    82,508   211,890   236,770
   Less- current maturities....................    (29,123)  (10,632)  (26,193)
                                                  --------  --------  --------
                                                  $ 53,385  $201,258  $210,577
                                                  ========  ========  ========

  During 1995, the Company entered into several operating line-of-credit agreements with interest rates ranging from 9.5% to 10.5%. All agreements were cancelled as of August 31, 1995.

  The Company's future minimum payments under its long-term debt agreements are as follows:

   YEAR ENDING DECEMBER 31,
   ------------------------
     Remainder of 1995.................................................. $ 7,569
     1996...............................................................  31,158
     1997...............................................................  36,397
     1998...............................................................   7,384
                                                                         -------
                                                                         $82,508
                                                                         =======

                          SOUND RESPONSE CORPORATION

                                AUGUST 31, 1995
4. COMMITMENTS AND CONTINGENCIES:

  The Company is leasing premises under various operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. The lease agreements have various expiration dates and renewal options through 2001.

  Future minimum payments required under operating leases and agreements that have an initial or remaining noncancellable lease term in excess of one year at August 31, 1995 are summarized below:

   YEAR ENDING DECEMBER 31,
   ------------------------
     Remainder of 1995............................................... $   66,403
     1996............................................................    285,744
     1997............................................................    285,744
     1998............................................................    285,744
     1999............................................................    282,576
     Thereafter......................................................    394,216
                                                                      ----------
                                                                      $1,600,427
                                                                      ==========

  Total rent expense amounted to approximately $115,000 for the eight months ended August 31, 1995 and $78,000 and $51,000 for the years ended December 31, 1994 and 1993, respectively.

5. EMPLOYEE STOCK AWARD PLAN:

  During 1993, the Company established the Key Employee Stock Award Plan (the
Plan). During the eight months ended August 31, 1995 and the years ended December 31, 1994 and 1993, 2,500, 75,000 and 110,000 shares were awarded, respectively. Compensation expense was recorded upon award of the shares. Compensation expense of $0, $142,500 and $88,000 was recognized in the eight months ended August 31, 1995 and the years ended December 31, 1994 and 1993, respectively. The Plan was terminated as of August 31, 1995.

6. SUBSEQUENT EVENT:

  In September 1995, NEXTLINK Communications, L.L.C. (NEXTLINK) acquired certain assets of the Company and immediately contributed the assets to NEXTLINK Interactive, L.L.C. NEXTLINK Interactive, L.L.C. provides interactive nationwide voice response and debit card services. The total cost of the acquisition was approximately $12,193,000. Included in the cost of the acquisition are 4,411,941 units of NEXTLINK valued at $4,411,941 and $3,000,000 of deferred purchase consideration payable to BWP, Inc. (formerly known as Sound Response Corporation). In addition, NEXTLINK made a distribution of $905,000 to BWP, Inc., in 1996 to satisfy certain liabilities in connection with the acquisition.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Tel-West Central Services, Inc.:

  We have audited the accompanying balance sheets of Tel-West Central Services, Inc. (a Washington corporation) as of March 31, 1995, and September 30, 1994 and 1993, and the related statements of operations, changes in shareholders' equity and cash flows for the six months ended March 31, 1995, and for the years ended September 30, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tel-West Central Services, Inc. as of March 31, 1995, and September 30, 1994 and 1993, and the results of its operations and its cash flows for the six months ended March 31, 1995, and for the years ended September 30, 1994 and 1993 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Seattle, Washington,
May 9, 1996

                        TEL-WEST CENTRAL SERVICES, INC.

                                 BALANCE SHEETS

                                                                SEPTEMBER 30,
                                                   MARCH 31,  ------------------
                                                     1995       1994      1993
                                                   ---------  --------  --------
                      ASSETS
CURRENT ASSETS:
  Cash............................................ $  2,624   $  3,826  $  3,294
  Accounts receivable, net of allowance for doubt-
   ful accounts of $0, $5,000 and $0, respective-
   ly.............................................  163,743     53,005    32,865
  Receivables from related parties................   58,604     59,734    62,278
                                                   --------   --------  --------
                                                    224,971    116,565    98,437
PROPERTY AND EQUIPMENT, net.......................  306,042    250,038    67,588
                                                   --------   --------  --------
    Total assets.................................. $531,013   $366,603  $166,025
                                                   ========   ========  ========
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................ $170,492   $ 83,723  $ 15,765
  Payroll accruals................................    7,627     17,612        93
  Accrued taxes payable...........................   13,739      2,653     4,462
  Line of credit..................................    9,177      9,177       --
  Current portion of notes payable--affiliates....  112,183     25,041       --
  Current portion of notes payable--others........   14,524     14,109    18,663
                                                   --------   --------  --------
                                                    327,742    152,315    38,983
LONG-TERM LIABILITIES:
  Notes payable--affiliates.......................  205,414    219,497       --
  Notes payable--others...........................   14,917     21,736    51,443
                                                   --------   --------  --------
                                                    220,331    241,233    51,443
                                                   --------   --------  --------
    Total liabilities.............................  548,073    393,548    90,426
                                                   --------   --------  --------
SHAREHOLDERS' EQUITY:
  Common stock, no par value, and paid-in capital;
   50,000 shares authorized, issued and
   outstanding....................................  63,298     63,298    63,298
  Retained earnings (deficit).....................  (80,358)   (90,243)   12,301
                                                   --------   --------  --------
    Total shareholders' equity....................  (17,060)   (26,945)   75,599
                                                   --------   --------  --------
    Total liabilities and shareholders' equity.... $531,013   $366,603  $166,025
                                                   ========   ========  ========

      The accompanying notes are an integral part of these balance sheets.

                        TEL-WEST CENTRAL SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                     SIX
                                                   MONTHS       YEAR ENDED
                                                    ENDED     SEPTEMBER 30,
                                                  MARCH 31, -------------------
                                                    1995      1994       1993
                                                  --------- ---------  --------
REVENUE.......................................... $472,083  $ 523,625  $216,183
                                                  --------  ---------  --------
COST AND EXPENSES:
  Operating......................................  361,479    421,391   147,001
  Selling, general and administrative............   61,143    168,187    24,921
  Depreciation...................................   20,991     22,393    25,627
                                                  --------  ---------  --------
                                                   443,613    611,971   197,549
                                                  --------  ---------  --------
INCOME (LOSS) FROM OPERATIONS....................   28,470    (88,346)   18,634
INTEREST EXPENSE.................................   18,585     14,198     4,083
                                                  --------  ---------  --------
INCOME (LOSS) BEFORE TAXES.......................    9,885   (102,544)   14,551
PROVISION FOR INCOME TAXES.......................      --         --      2,250
                                                  --------  ---------  --------
NET INCOME (LOSS)................................ $  9,885  $(102,544) $ 12,301
                                                  ========  =========  ========


   The accompanying notes are an integral part of these financial statements.

                        TEL-WEST CENTRAL SERVICES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                               COMMON STOCK
                            ------------------
                                                       RETAINED       TOTAL
                              SHARES           PAID-IN EARNINGS   SHAREHOLDERS'
                            OUTSTANDING AMOUNT CAPITAL (DEFICIT)     EQUITY
                            ----------- ------ ------- ---------  -------------
BALANCE, October 1, 1992..    50,000     $--   $63,298 $     --     $  63,298
  Net income..............       --       --       --     12,301       12,301
                              ------     ----  ------- ---------    ---------
BALANCE, September 30,
 1993.....................    50,000      --    63,298    12,301       75,599
  Net income..............       --       --       --   (102,544)    (102,544)
                              ------     ----  ------- ---------    ---------
BALANCE, September 30,
 1994.....................    50,000      --    63,298   (90,243)     (26,945)
  Net income..............       --       --       --      9,885        9,885
                              ------     ----  ------- ---------    ---------
BALANCE, March 31, 1995...    50,000     $--   $63,298 $ (80,358)   $ (17,060)
                              ======     ====  ======= =========    =========



   The accompanying notes are an integral part of these financial statements.

                        TEL-WEST CENTRAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                  SIX MONTHS    YEAR ENDED
                                                    ENDED      SEPTEMBER 30,
                                                  MARCH 31,  ------------------
                                                     1995      1994      1993
                                                  ---------- ---------  -------
OPERATING ACTIVITIES:
  Net income (loss)..............................  $  9,885  $(102,544) $12,301
                                                   --------  ---------  -------
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities--
    Depreciation and amortization................    20,991     22,393   25,627
    Gain on asset sale...........................       --        (965)     --
    Changes in assets and liabilities:
      Accounts receivable........................  (110,738)   (20,140) (16,233)
      Accounts payable...........................    86,768     67,959      413
      Accrued expenses...........................     1,101     15,709    4,555
                                                   --------  ---------  -------
                                                     (1,878)    84,956   14,362
                                                   --------  ---------  -------
        Net cash provided by (used in) operating
         activities..............................     8,007    (17,588)  26,663
                                                   --------  ---------  -------
INVESTING ACTIVITIES:
  Purchase of property and equipment.............   (76,994)  (228,878)  (6,588)
                                                   --------  ---------  -------
FINANCING ACTIVITIES:
  Proceeds from notes payable--affiliates........    84,800    252,790      --
  Proceeds from notes payable--other.............       --         --    55,425
  Payments on notes payable--affiliates..........   (11,741)    (8,252)     --
  Payments on notes payable--other...............    (6,404)   (13,223) (26,907)
  Proceeds from line of credit...................       --       9,177      --
  Decrease (increase) in receivables from related
   parties.......................................     1,130      6,506  (46,255)
                                                   --------  ---------  -------
        Net cash provided by (used in) financing
         activities..............................    67,785    246,998  (17,737)
                                                   --------  ---------  -------
Net (decrease) increase in cash..................    (1,202)       532    2,338
CASH, beginning of year..........................     3,826      3,294      956
                                                   --------  ---------  -------
CASH, end of year................................  $  2,624  $   3,826  $ 3,294
                                                   ========  =========  =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest.........................  $ 18,585  $  14,198  $ 4,083
  Cash paid for taxes............................       --       2,250      --


   The accompanying notes are an integral part of these financial statements.

                        TEL-WEST CENTRAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Principles of Consolidation

  The financial statements include the accounts of Tel-West Central Services, Inc., (the Company) a Washington corporation. The Company was formed September 8, 1992, and is principally engaged in the ownership and operation of fiber-optic telecommunications services.

 Revenue Recognition

  The Company recognizes revenues in the period that service is provided. Provisions for bad debts of $0, $5,000 and $0 are included in selling, general and administrative expenses for the periods ended March 31, 1995, September 30, 1994 and September 30, 1993, respectively. The Company determined an allowance for doubtful accounts was not required at March 31, 1995 and September 30, 1994 and 1993.

 Property and Equipment

  Property and equipment are stated at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives (from five to seven years) beginning in the month an asset is put into service.

 Income Taxes

  The Company accounts for deferred taxes using the asset and liability method.

 Concentration of Credit Risk

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the dispersion of the Company's customer base among different industries and remedies provided by terms of contracts and statutes.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        TEL-WEST CENTRAL SERVICES, INC.

                                 MARCH 31, 1995

2. PROPERTY AND EQUIPMENT:

                                                               SEPTEMBER 30,
                                                  MARCH 31,  ------------------
                                                    1995       1994      1993
                                                  ---------  --------  --------
   Switch equipment.............................. $351,124   $190,088  $ 97,034
   Furniture and fixtures........................   16,844     16,392     2,448
   Vehicles......................................      --         --     28,995
                                                  --------   --------  --------
                                                   367,968    206,480   128,477
   Less--accumulated depreciation................  (99,313)   (78,322)  (60,889)
                                                  --------   --------  --------
                                                   268,655    128,158    67,588
   Work in process...............................   37,387    121,880       --
                                                  --------   --------  --------
                                                  $306,042   $250,038  $ 67,588
                                                  ========   ========  ========

3. LONG TERM DEBT:

  A summary of the Company's outstanding long-term debt is as follows:

                                                                   SEPTEMBER 30,
                                                         MARCH 31, -------------
                                                           1995      1994   1993
                                                         --------- -------- ----
   Notes payable to affiliates:
     Note payable to affiliate; interest at 11.5%;
      graduated principal plus interest payments due
      monthly until maturity on February 20, 2001......  $131,013  $138,538 $--
     Note payable to affiliate; interest at 11.5%;
      graduated principal plus interest payments due
      monthly until maturity on October 20, 2001.......   101,784   106,000  --
     Note payable to affiliate; interest at 12%; inter-
      est-only payments due bi-weekly until maturity on
      December 21, 1994................................    55,000       --   --
     Notes payable to officers; non-interest bearing;
      due
      upon sale of assets of the Company (April 1,
      1995)............................................    29,800       --   --
                                                         --------  -------- ----
                                                          317,597   244,538  --
     Less current maturities...........................   112,183    25,041  --
                                                         --------  -------- ----
                                                         $205,414  $219,497 $--
                                                         ========  ======== ====

                        TEL-WEST CENTRAL SERVICES, INC.

                                MARCH 31, 1995

                                                                 SEPTEMBER 30,
                                                      MARCH 31, ---------------
                                                        1995     1994    1993
                                                      --------- ------- -------
   Notes payable to others:
     Note payable to commercial bank; interest at
      prime plus 2.5%; graduated principal plus in-
      terest payments due monthly until maturity on
      February 10, 1997.............................   $29,441  $35,845 $48,075
     Note payable to credit union; interest at 6.5%;
      graduated principal plus interest payments due
      monthly until maturity on January 27, 1997....       --       --   22,031
                                                       -------  ------- -------
                                                        29,441   35,845  70,106
     Less current maturities........................    14,524   14,109  18,663
                                                       -------  ------- -------
                                                       $14,917  $21,736 $51,443
                                                       =======  ======= =======

  The Company's future minimum payments under its long-term debt agreements are as follows:

   YEAR ENDING MARCH 31,
   ---------------------
     1996.............................................................. $126,707
     1997..............................................................   45,621
     1998..............................................................   34,426
     1999..............................................................   38,602
     2000..............................................................   43,282
     Thereafter........................................................   58,400
                                                                        --------
                                                                        $347,038
                                                                        ========

4. LINE OF CREDIT:

  The Company had an operating line of credit with a commercial bank. As of March 31, 1995, the credit line was $10,000 and the unused borrowing capacity was $823. The line of credit bore interest at the bank's prime plus 2.5%. The interest rate was 11.0% and 9.75% as of March 31, 1995 and September 30, 1994, respectively. There were no borrowings under the credit line as of September 30, 1993. The line of credit was collateralized by the assets of the Company and matured on May 1, 1995.

5. RELATED PARTY TRANSACTIONS:

  The Company purchased certain telecommunications equipment from and sold equipment to a company which is affiliated with the Company's president and principal shareholder. Purchases in the amount of $372, $14,315 and $7,785 were made from this affiliated company during the six months ended March 31, 1995 and the years ended September 30, 1994 and 1993, respectively. Sales to this affiliated company were $3,437, $39,486 and $10,622 during the six months ended March 31, 1995 and the years ended September 30, 1994 and 1993, respectively.

                        TEL-WEST CENTRAL SERVICES, INC.

                                MARCH 31, 1995

6. COMMITMENTS AND CONTINGENCIES:

  The Company leased premises under an operating lease which, in addition to rental payments, required payments for insurance, maintenance, property taxes and other executory costs related to the lease. The lease agreement expires on December 31, 1998.

  Future minimum payments required under the operating lease are summarized below:

   YEAR ENDING MARCH 31,
   ---------------------
     1996............................................................... $ 9,060
     1997...............................................................   9,060
     1998...............................................................   9,060
     1999...............................................................   6,795
                                                                         -------
                                                                         $33,975
                                                                         =======

  Total rent expense amounted to approximately $4,900, $5,800 and $0 for the six months ended March 31, 1995, and for the years ended September 30, 1994 and 1993, respectively.

7. INCOME TAXES:

  Significant components of deferred income tax assets are as follows:

                                                                 SEPTEMBER 30,
                                                      MARCH 31,  --------------
                                                        1995       1994    1993
                                                      ---------  --------  ----
   Deferred tax assets:
     Net operating loss carryforwards................ $ 13,900   $ 15,400  $--
     Valuation allowance.............................  (13,900)   (15,400)  --
                                                      --------   --------  ----
                                                      $    --    $    --   $--
                                                      ========   ========  ====

  For tax purposes, the Company had available at March 31, 1995, net operating loss carryforwards for regular tax purposes of approximately $93,000 which will expire in 2009. The change in valuation allowance was a decrease of $1,500 in the six months ended March 31, 1995 and an increase of $15,400 in the year ended September 30, 1994.

  Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the net deferred tax asset. Such factors include recurring operating losses resulting primarily from the development of the Company's network and expected increased competition. Accordingly, a valuation allowance has been provided for the deferred tax assets of the Company.

  The difference between the statutory tax rate for small businesses of approximately 15% and the tax provision recorded by the Company is due to the Company's full valuation allowance against its deferred tax assets.

8. SUBSEQUENT EVENT:

  In April 1995, NEXTLINK Washington, L.L.C. acquired certain assets and liabilities of the Company. NEXTLINK Washington, L.L.C. operates a local exchange service business in Spokane, Washington, and is constructing fiber-optic telecommunications networks in this region. The total cost of the acquisition was approximately $1,151,000.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NEXTLINK Communications, L.L.C.:

  We have audited the accompanying summary of revenue and direct operating expenses of City Signal, Inc., Tennessee Operations (the Division) for the years ended December 31, 1994 and 1993. This summary is the responsibility of the Division's management. Our responsibility is to express an opinion on this summary based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary presentation. We believe that our audits provide a reasonable basis for our opinion.

  The summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-4 of NEXTLINK Communications, L.L.C.) as described in Note 1 and is not intended to be a complete presentation of the Division's results of operations.

  In our opinion, the summary referred to above presents fairly, in all material respects, the revenue and direct operating expenses of the Division for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Seattle, Washington,

June 28, 1996

                  CITY SIGNAL, INC., TENNESSEE OPERATIONS

             SUMMARY OF REVENUE AND DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                          1994        1993
                                                       ----------  -----------
Revenue............................................... $1,676,408  $   148,163
Direct operating expenses:
 Costs of revenue.....................................    676,551      101,807
 Selling, general and administrative expenses.........    890,473      824,664
 Depreciation.........................................    667,288      377,723
                                                       ----------  -----------
  Total direct operating expenses.....................  2,234,312    1,304,194
                                                       ----------  -----------
Excess of direct operating expenses over revenue...... $ (557,904) $(1,156,031)
                                                       ==========  ===========

       The accompanying notes are an integral part of this summary.

                 CITY SIGNAL, INC., TENNESSEE OPERATIONS

      NOTES TO THE SUMMARY OF REVENUE AND DIRECT OPERATING EXPENSES

                        DECEMBER 31, 1994 AND 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization

  The accompanying summary of revenue and direct operating expenses for City Signal, Inc., Tennessee Operations (the Division) was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Division's results of operation.

  In January 1995, NEXTLINK Communications, L.L.C. acquired certain assets (herein referred to as the Tennessee Operations) of City Signal, Inc. (which is also known as U.S. Signal) through NEXTLINK Tennessee, L.L.C. NEXTLINK Tennessee, L.L.C. provides fiberoptic telecommunications networks and is currently providing services as well as constructing fiberoptic telecommunications systems for the Memphis and Nashville, Tennessee, metropolitan markets.

  NEXTLINK Communications, L.L.C., a Washington limited liability company (the Company), through predecessor entities, was formed on September 16, 1994 and is principally engaged in the ownership and operation of telecommunications services and enhanced or intelligent communications services. The Company is a majority-owned subsidiary of Eagle River Investments, L.L.C.

  City Signal, Inc. began operating in Tennessee in the fourth quarter of 1993. Their operations consisted of providing telecommunication access services in competition with the incumbent local exchange carrier.

 Revenue Recognition

  The Division's revenue consists principally of telecommunications access charges billed to customers and sales of telecommunications equipment and related installation services. The Division recognized revenue on telecommunications access charges in the period that service was provided. Sales of telecommunications equipment and related installation services are recorded when the goods and services are delivered.

 Property and Equipment

  Provisions for depreciation are computed using the straight-line method over estimated useful lives (from five to 15 years) beginning in the year an asset is placed into service. Leasehold improvements are amortized using the straight-line method over the terms of the leases.

 Income Taxes

  As discussed above, the accompanying summary shows only the revenue and direct operating expenses of the Division. Accordingly, no provision for income taxes is reflected therein.

 Estimates Used in This Presentation

  The preparation of this summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CITY SIGNAL, INC., TENNESSEE OPERATIONS

                        DECEMBER 31, 1994 AND 1993

2. BASIS OF PRESENTATION:

  The summary of revenue includes the Division's revenues from services provided to customers beginning with the commencement of service in the fourth quarter of 1993. Costs of revenue consist primarily of network transmission charges and the costs of telecommunications equipment sold, related installation costs and ongoing node site location and right of way rental expenses. Selling, general and administrative expenses consist of those costs directly attributable to and incurred by the Division. City Signal, Inc., during 1994 and 1993, provided certain support activities of a general and administrative nature for its various operations, including the Division. No allocation of expenses incurred by City Signal, Inc., has been reflected in this summary.

3. COMMITMENTS AND CONTINGENCIES:

  The Division leased certain node site locations and office premises under various operating leases which, in addition to rental payments, require payments for insurance, maintenance, property taxes and other executory costs related to the leases. These agreements had various expiration dates and renewal options through 2015.

  The node site location and right of way rental expenses are recorded as costs of revenue and amounted to approximately $382,000 in 1994 and were immaterial in 1993. The office premises rent expenses are recorded as selling, general and administrative expenses and amounted to approximately $90,000 and $26,600 in 1994 and 1993, respectively.

                                                      ANNEX A TO THE PROSPECTUS

                                   GLOSSARY

  CAP (competitive access provider)--A company that provides its customers with an alternative to the ILEC for local private line and special access telecommunications services.

  Central offices--The switching centers or central switching facilities of the LECs.

  Co-carrier status--A regulatory scheme under which the ILEC is required to integrate new, competing providers of local exchange service, such as the Company, into the systems of traffic exchange, inter-carrier compensation, and other inter-carrier relationships that already exist among ILECs in most jurisdictions.

  Collocation--The ability of a CAP such as the Company to connect its network to the ILECs central offices. Physical collocation occurs when a CAP places its network connection equipment inside the ILEC's central offices. Virtual collocation is an alternative to physical collocation pursuant to which the ILEC permits a CAP to connect its network to the ILEC's central offices on comparable terms, even though the CAP's network connection equipment is not physically located inside the central offices.

  Dedicated--Telecommunications lines dedicated or reserved for use by particular customers and charged on a flat, usually monthly basis.

  Digital--A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

  Ethernet--A local area network technology used for connecting computers, printers, workstations, terminals, etc., within the same building. Ethernet operates over twisted wire or coaxial cable at speeds up to 100 megabits per second. Ethernet is the most popular LAN technology.

  FCC--The United States Federal Communications Commission.

  FDDI (Fiber Distributed Data Interface)--Based on fiber optics, FDDI is a 100 megabit per second local area network technology used to connect computers, printers, and workstations at very high speeds. FDDI is also used as backbone technology to interconnect other LANs.

  Fiber mile--The number of route miles installed (excluding pending installations) along a telecommunications path multiplied by the number of fibers along that path. See the definition of "route mile" below.

  Interconnection Decisions--Rulings by the FCC announced in September 1992 and August 1993, which require the BOCs and most other large ILECs to provide interconnection in ILEC central offices to any CAP, long distance carrier or end-user seeking such interconnection for the provision of interstate special access and switched access transport services.

  Kilobit--One thousand bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "kilobits per second." One kilobit is approximately sufficient to encode a standard telegram.

  LANs (local area networks)--The interconnection of computers for the purpose of sharing files, programs and various devices such as printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs.

  Local exchange--A geographic area determined by the appropriate state regulatory authority in which calls generally are transmitted without toll charges to the calling or called party.

  LEC (local exchange carrier)--A company providing local telephone services.

  Line--an electrical path between a LEC central office and a subscriber.

  Long distance carriers (interexchange carriers)--Long distance carriers provide services between local exchanges on an interstate or intrastate basis. A long distance carrier may offer services over its own or another carrier's facilities.

  Megabit--One million bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "megabits per second." One megabit is approximately sufficient to encode a 3 inch by 5 inch photograph.

  Number portability--The ability of an end-user to change local exchange carriers while retaining the same telephone number.

  POPs (points of presence)--Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

  PUC (public utility commission)--A state regulatory body, established in most states, which regulates utilities, including telephone companies providing intrastate services.

  Private line--A dedicated telecommunications connection between end-user locations.

  Public switched network--That portion of a ILEC's network available to all users generally on a shared basis (i.e., not dedicated to a particular user). Traffic along the public switched network is generally switched at the ILEC's central offices.

  Reciprocal compensation--The compensation paid to and from a new competitive local exchange carrier and the ILEC for termination of a local call on each other's networks.

  Route mile--The number of miles of the telecommunications path in which the Company-owned or leased fiber-optic cables are installed.

  Special access services--The lease of private, dedicated telecommunications lines or "circuits" along the network of a ILEC or a CAP, which lines or circuits run to or from the long distance carrier POPs. Examples of special access services are telecommunications lines running between POPs of a single long distance carrier, from one long distance carrier POP to the POP of another long distance carrier or from an end-user to a long distance carrier POP.

  Switch--A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users.

  Switched access services--Transmission of switched calls through the local switched network for the purpose of originating or terminating toll calls. Long distance companies pay switched access charges to the ILECs for each switched call originated or terminated on the ILEC's network.

  Switched access transport services--Transportation of switched traffic along dedicated lines between the ILEC central offices and long distance carrier POPs.

  Switched traffic--Telecommunications traffic along the public switched network that is charged on a per-minute or other range sensitive basis. This traffic is generally switched at the ILEC's central offices.

  Token Ring--A local area network technology used to interconnect personal computers, file servers, printers, and other devices. Token Ring LANs typically operate at either 4 megabits per second or 16 megabits per second.

                        NEXTLINK COMMUNICATIONS, L.L.C.

                             NEXTLINK CAPITAL, INC.

  All tendered Senior Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                               The Exchange Agent
                           for the Exchange Offer is

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                 By Facsimile:
                                 (212) 420-6152
                          Attention: Customer Service

                             Confirm by telephone:
                                 (800) 548-6565

                        By Registered or Certified Mail:
                    United States Trust Company of New York
                          P.O. Box 844 Cooper Station
                            New York, New York 10276

                                    By Hand:
                    United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                     Attention: Corporate Trust Operations

                             By Overnight Courier:
                    United States Trust Company of New York
                                  770 Broadway
                            New York, New York 10003
                     Attention: Corporate Trust Operations

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company, a Washington limited liability company, is empowered by the Washington Limited Liability Company Act, through its limited liability company agreement, to eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager and to indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding by reason of his, her or its capacity as a member or manager, except in certain circumstances involving acts or omission not in good faith or involving negligence or unlawful conduct.

  Article 11 of the Company's Amended and Restated Limited Liability Company Agreement provides as follows:

    ARTICLE 11--LIMITATION OF MEMBERS LIABILITY; INDEMNIFICATION OF MEMBERS

    11.1 LIMITATION OF LIABILITY. No Member or Manager, or their respective officers, directors, agents, employees, members or managers, shall have liability to the Company or its Members for monetary damages for conduct as a Member or Manager, except for acts or omissions that involve a breach of this Agreement, intentional misconduct, a knowing violation of law, conduct violating RCW 25.15.235, or for any transaction from which such person has personally received a benefit in money, property or services to which such person was not legally entitled. If the Act is hereafter amended to authorize Company action further limiting the personal liability of such persons, then the liability of such persons shall be eliminated or limited to the full extent permitted by the Act, as so amended. No repeal or modification of the Act or this Section 11.1 shall adversely affect any right or protection of any such person existing at the time of such repeal or modification for or with respect to an act or omission of such person occurring prior to such repeal or notification.

    11.2 INDEMNIFICATION. The Company shall indemnify each Member and Manager, and their respective officers, directors, agents, employees, members or managers, from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which such person is a party because he, she or it is, or was, a Member, a Manager, or officer, director, agent, employee, member or manager thereof; provided, that such persons shall not be indemnified from or on account of acts or omissions of such persons finally adjudicated to be a breach of this Agreement, intentional misconduct or a knowing violation of law by such persons, conduct of such persons adjudged to be in violation of RCW 25.15.235, or any transaction with respect to which it was finally adjudged that such person received a benefit in money, property or services to which such person was not legally entitled. The right to indemnification conferred in this Section 11.2 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 11.2 or otherwise.

    The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11.2 shall not be exclusive of any other right any person entitled to indemnification under this Agreement may have or hereafter acquire under any statute, this Agreement, vote of Members or otherwise.

    No repeal or modification of the Act or this Section 11.2 shall adversely affect any right to indemnification existing at the time of such repeal or modification for or with respect to indemnification related to an act or omission of such person occurring prior to such repeal or modification.

  Capital, a Washington corporation, is empowered by the Washington Business Corporations Act ("WBCA"), through its articles of incorporation and bylaws, to limit the liability of directors and to grant indemnity to directors, officers, employees or agents for actions taken with respect to the corporation in their respective capacities as directors, officers, employees or agents. The WBCA provides that indemnification for such liabilities may be provided to an officer, director, employee or agent based upon the determination by a vote of the disinterested board of directors, a vote by a special committee of the board of directors, by the determination of a special legal counsel or by a vote of the shareholders that the director, officer, employee or agent may properly be indemnified under the statute. Capital's Articles of Incorporation provide for indemnification of the directors and officers of such entities to the full extent permitted by WBCA.

  Articles XI and XII of Capital's Articles of Incorporation provides as follows:

    ARTICLE XI. LIMITATION OF DIRECTORS' LIABILITY. A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, if the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

    ARTICLE XII. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 1. Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without Stations as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

    Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

    Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

    Section 4. Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without Stations a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

    Section 5. Indemnification of Employees and Agents of the
  Corporation. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

  The Issuers maintain an insurance policy providing for indemnification of their officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS:

   1   --Purchase Agreement, dated as of April 25, 1996, by and among the
        Company, Capital and the Purchasers.*
   3.1 --Amended and Restated Certificate of Formation of the Company.*
   3.2 --Amended and Restated Limited Liability Company Agreement of the
        Company.*
   3.3 --Articles of Incorporation of Capital.*
   3.4 --By-laws of Capital.*
   4.1 --Indenture, dated as of April 25, 1996, by and among the Company,
        Capital, United States Trust Company of New York, as trustee, relating to $350,000,000 principal amount of 12 1/2% Senior Notes due April 15,
        2006, including form of Global Note.*
   4.2 --Collateral Pledge and Agreement dated April 25, 1996, by and between the Company and the Trustee.*
   4.3 --Exchange and Registration Rights Agreement, dated as of April 25,
        1996, by and among the Company, Capital and the Purchasers.*
   5.1 --Opinion of Willkie Farr & Gallagher.**
   5.2 --Tax opinion of Willkie Farr & Gallagher.
   5.3 --Opinion of Davis Wright Tremaine**
  10.1 --Amended and Restated Equity Option Plan of the Company.*
  10.2 --Employment Agreement of Gary A. Rawding.
  12   --Statement Regarding Computation of Ratio of Earnings to Fixed
        Charges.*
  21   --Subsidiaries of the Registrants.*
  23.1 --Consent of Arthur Andersen LLP.
  23.2 --Consents of Willkie Farr & Gallagher (included in their opinions filed as Exhibit 5.1 and 5.2).**
  23.3 --Consent of Davis Wright Tremaine (included in their opinion filed as
        Exhibit 5.3).**
  24   --Powers of Attorney (included on signature pages).
  25   --Statement on Form T-1 of Eligibility of Trustee.*
  27   --Financial Data Schedule.*
  99.1 --Form of Letter of Transmittal.*
  99.2 --Form of Notice of Guaranteed Delivery.*
  99.3 --Form of Letter to Clients.*
  99.4 --Form of Letter to Nominees.*

- --------

* Previously filed.

**To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES:

  All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  The Registrants will:

  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by section 10(a)(3) of the Securities
Act;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions, described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BELLEVUE, STATE OF WASHINGTON, ON JULY 15, 1996.

                                          Nextlink Communications, L.L.C.

                                                   /s/ Craig O. McCaw
                                          _____________________________________
                                          By:Craig O. McCaw
                                          Title: Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned managers and officers of NEXTLINK Communications, L.L.C., do hereby severally constitute and appoint James F. Voelker and R. Bruce Easter, Jr., and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE                 DATE

         /s/ Craig O. McCaw            Chief Executive
- -------------------------------------   Officer (Principal      July 15, 1996
           CRAIG O. MCCAW               Executive Officer)

        /s/ Kathleen H. Iskra          Vice President,
- -------------------------------------   Chief Financial         July 15, 1996
          KATHLEEN H. ISKRA             Officer (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

Eagle River Investments, L.L.C.        Manager
                                                                July 15, 1996

         /s/ Craig O. McCaw
By:__________________________________
  Name: Craig O. McCaw
  Title: Chief Executive Officer

Nextlink, Inc.                         Manager
                                                                July 15, 1996

         /s/ Craig O. McCaw
By:__________________________________
  Name: Craig O. McCaw
  Title: Chief Executive Officer

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BELLEVUE, STATE OF WASHINGTON, ON JULY 15, 1996.

                                          Nextlink Capital, Inc.

                                                   /s/ James F. Voelker
                                          _____________________________________
                                          By:James F. Voelker
                                          Title: Director, Chief Executive
                                              Officer and President

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of NEXTLINK Capital, Inc., do hereby severally constitute and appoint James F. Voelker and R. Bruce Easter, Jr., and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE                 DATE

        /s/ James F. Voelker           Director, Chief
- -------------------------------------   Executive Officer       July 15, 1996
          JAMES F. VOELKER              and President
                                        (Principal
                                        Executive Officer)

        /s/ Kathleen H. Iskra          Vice President and
- -------------------------------------   Treasurer               July 15, 1996
          KATHLEEN H. ISKRA             (Principal
                                        Accounting Officer
                                        and Principal
                                        Financial Officer)

      /s/ R. Bruce Easter, Jr.         Director, Vice
- -------------------------------------   President, General      July 15, 1996
        R. BRUCE EASTER, JR.            Counsel and
                                        Secretary